As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-259384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	3949	61-1789640
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD 21244

(443) 407-7564

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Ballardie

Chief Executive Officer

2709 N. Rolling Road, Suite 138

Windsor Mill, MD 21244

(443) 407-7564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)

Common Stock, par value $0.001 per share	16,400,001	$1.70	$27,880,002	$2,584.48

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminate number of shares that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	The proposed maximum offering price per share was computed in accordance with Rule 457(c) promulgated under the Securities Act, based upon the average of the bid and ask prices of shares of our common stock as reported on the OTC Markets on January 14, 2022.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2022

PROSPECTUS

Slinger Bag Inc.

16,400,001 Shares

Common Stock

The selling stockholders named in this prospectus may offer and sell, from time to time, in one or more offerings, up to 16,400,001 shares of our common stock, par value $0.001 per share. The shares of our common stock may be sold by the selling shareholders at prevailing market prices at the times of sale, prices related to the prevailing market prices or negotiated prices. The shares of common stock may be offered by the selling shareholders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. See “Plan of Distribution” beginning on page 69 of this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholders’ sole discretion, subject to certain restrictions. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Shares of our common stock are quoted on the OTCQB of the OTC Markets Group Inc. under the symbol “SLBG”. On January 14, 2022, the closing price per share of our common stock as reported by OTC Markets Group Inc. was $1.74.

See “Risk Factors” beginning on page 12 of this prospectus for a discussion of risk factors that should be considered by prospective purchasers of the shares of common stock offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of common stock offered under this prospectus.

We and the selling stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is current only as of its date.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of the common stock. Neither the delivery of this prospectus, nor any sale made hereunder, will under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date of such information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in shares of our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is April 30 and our fiscal years ended April 30, 2021 and 2020 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company,” “our Company,” and “Slinger Bag” refer to Slinger Bag Inc., a Nevada corporation, and our wholly owned subsidiaries, Foundation Sports Systems, LLC, Slinger Bag International (UK) Limited, Slinger Bag Canada Inc., Slinger Bag Ltd. and Slinger Bag Americas Inc., unless the context indicates otherwise.

Business Overview

Through its ownership of Slinger Bag Americas Inc. (“Slinger Bag Americas”) and Slinger Bag Ltd. (“SBL”), the Company is focused on the ball sport market globally. We have developed and patented a highly portable and affordable ball launcher built into an easy to transport wheeled trolley bag (the “Slinger Launcher”). The Slinger Launcher allows anyone to simply and easily control the speed, frequency and elevation of balls that are launched for practice, training and/or fitness purposes.

For the regular tennis player, the Slinger Launcher is much more than a tennis ball launcher. It also functions as a complete tennis bag with ample room for racquets, shoes, towels, water bottles and other accessories and can charge mobile phones and other devices.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product – Little Prince – which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machine products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also very expensive – often well above U.S. $1,000. Up until today 99% of all tennis ball machines have sold to tennis facilities, with only a few being sold directly to tennis playing consumers.

We intend to disrupt this traditional tennis market by creating a new ball machine category – called Slinger Launcher – and marketing portable and affordable Slinger Launchers directly to avid, regular tennis players. Constructed within a wheeled trolley tennis bag, a Slinger Launcher weighs around 15kgs / 34lbs when empty. If stored with 72 balls inside the weight increases to 19kgs / 42lbs. It can easily be stored in a car trunk, wheeled to the court and set up within minutes to use. The Slinger Launcher is powered by a 6.6Ah Lithium battery that can last up to 3.5 hours of play depending on the settings being used and on frequency of use. Slinger Launcher’s convenience as a tennis bag combined with its ease of operation and overall performance as a tennis ball launcher is the basis that the Company will target direct sales to these avid players.

While the initial brand focus is clearly on tennis, we are developing similar launchers to address other forms of tennis around the globe that are either rapidly gaining new participants or are already well-established sports in their own right. These include, but are not limited to, Pickleball (USA), Soft Tennis (Japan), and Paddle Tennis (International markets) all of which are currently in either development or testing and planned for introduction in calendar 2022.

On December 3, 2020, we signed an exclusive agreement with Flixsense Pty Limited d/b/a Gameface for the development of a tennis specific artificial intelligence (AI) application. We intend to introduce a market disrupting tennis app for players of all ages and abilities. This app will provide a wide range of analytics and other services and include practice and tennis fitness drills and activities, coaching tips and advice and a full suite of AI analytics. The Company will offer some services free of charge and will build a tiered subscription model for others. The app is expected to be ready to launch to the market in calendar 2022.

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In future years, we plan to enter new ball sport markets such as baseball, softball, and cricket, which are currently planned for introduction in calendar 2023.

Our manufacturing capacity was initially approximately 2,000 units per month, but with improvements and efficiencies in the manufacturing processes across all vendor partners, the monthly production capacity rose to over 3,000 in the last fiscal quarter and current capacity is now over 5,000 units per month, which will support our future sales targets.

We deliver Slinger Launchers directly from the final assembly facility in Xiamen, China to customers either by direct shipment from the port in China, or to third party logistics facilities in Columbia SC (U.S.) to support our US business, Belleville, Ontario, Canada, Rotterdam, The Netherlands to support smaller distributors in Canada, Europe, Middle East, Africa, and lastly to Israel.

Recent Developments

Securities Purchase Agreement

On August 6, 2021, the Company consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Note (the “Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase up to 7,333,334 shares of common stock of the Company (the “Warrant Shares”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions.

The Company used the net proceeds from the sale of the Securities for working capital purposes and to pay 100% of the outstanding principal amount and accrued interest through August 6, 2021 of the $2,000,000 secured term promissory note dated April 15, 2021 that bore interest at the rate of 15% per annum (the “Loan”) to SB Invesco LLC, a Wyoming limited liability company and not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than the Loan and the payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations or (e) to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the United States Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock.

In connection with the Closing, Spartan Capital Securities, LLC acted as the lead placement agent for the Offering and Revere Securities LLC served as co-placement agent for the Offering.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Purchasers and customary closing conditions, indemnification rights, and other obligations of the parties.

Notes

The Notes mature on August 6, 2022 (the “Maturity Date”) and bear interest at 8% per annum payable on each conversion date (as to that principal amount then being converted), on each redemption date as well as mandatory redemption date (as to that principal amount then being redeemed) and on the Maturity Date, in cash. The Notes are convertible into shares of the Company’s common stock at any time following the date of issuance and prior to Mandatory Conversion (as defined in the Notes) at the conversion price equal to the lesser of: (i) $3.00, subject to adjustment set forth in the Notes and (ii) in the case of an uplist to the NASDAQ, the Uplist Conversion Price (as defined in the Notes) of the Company’s common stock during the 2 Trading Day (as defined in the Notes) period after each conversion date; provided, however, that at any time from and after December 31, 2021 or an Event of Default (as defined in the Notes), the holder of the Notes may, by delivery of written notice to the Company, elect to cause all, or any part, of the Notes to be converted, at any time thereafter, each an “Alternate Conversion”, pursuant to the Section 4(f) of the Notes, all, or any part of, the then outstanding aggregate principal amount of this Notes into shares of Common Stock at the Alternate Conversion price. The Notes rank pari passu with all other Notes now or thereafter issued under the terms set forth in the Notes. The Notes contain certain price protection provisions providing for adjustment of the number of shares of common stock issuable upon conversion of the Notes in case of certain future dilutive events or stock-splits and dividends.

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Warrants

The Warrants are exercisable for five years from August 6, 2021, at an exercise price equal to the lesser of $3.00 or a 20% discount to the public offering price that a share of the Company’s common stock or unit (if units are offered) is offered to the public resulting in the commencement of trading of the Company’s common stock on the NASDAQ, New York Stock Exchange or NYSE American. The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

Subsidiary Guarantee

The Company’s obligations under the Purchase Agreement and under the Notes are guaranteed by the Subsidiaries pursuant to a Subsidiary Guarantee, dated August 6, 2021 (the “Subsidiary Guarantee”) by and between Guarantors (as defined in the Subsidiary Guarantee) and the Purchasers. The Company’s obligations under the Notes are jointly and severally, unconditionally and irrevocably guaranteed by the Subsidiaries having that executed the Subsidiary Guarantee.

Registration Rights Agreement

The Purchase Agreement provides that the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”), providing for the registration of the shares of common stock issued and issuable pursuant to the terms of the Notes and the Warrants (collectively, “Registrable Securities”) without respect to any limitation or restriction on the conversion of the Notes or exercise of Warrants. The Registration Rights Agreement provides that the Company shall file a registration statement covering the shares underlying the Notes or Warrants with the Securities and Exchange Commission (“SEC”) and have the registration statement declared effective by the SEC within ninety (90) days of the Closing.

The Private Offering

The Securities were not registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Securities was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

Omnibus Amendment Agreement

On December 31, 2021, the Company entered into an Omnibus Amendment Agreement (the “Omnibus Agreement”) with certain Note holders who are collectively holders of 67% or more of the Registrable Securities outstanding on August 6, 2021, amending each of (i) the Purchase Agreement and (ii) the Registration Rights Agreement. Simultaneously with the execution of the Omnibus Agreement, the Company issued to each Purchaser a Replacement Note (as defined below) in replacement of the Note held prior to December 31, 2021 by such Note holder (each, an “Existing Note”).

The Purchase Agreement was amended to, among other things, (i) delete Exhibit A and replace it in its entirety with the 8% Senior Convertible Note (the “Replacement Note”) filed as Exhibit 10.2 to the Company’s current report on Form 8-K dated January 5, 2021, (ii) add a new definition of “Inventory Financing”, (iii) amend Section 4.18 to add at the end of Section 4.18 before the final period “, it being agreed that the provisions of this Section 4.18 shall not apply to the Qualified Subsequent Financing expected to occur after the date hereof”, (iv) delete Section 4.20 and replace it in its entirety with substantially the same text, including the following after the period, replacing the period with a semicolon: “; provided that the provisions of this Section 4.20 shall not apply to (i) in respect of any Holder to the extent that such Holder is an investor or a purchaser of the securities offered pursuant such Subsequent Financing, and (ii) with respect to an Inventory Financing.”, and (v) add a new Section 4.21 as follows: “4.21. Most-Favored Nation. So long as any of the Notes are outstanding, upon any issuance by the Company or any of its subsidiaries of any new security, with any term that a majority of the holders of the outstanding Principal Amount of Notes, reasonably believe is more favorable to the holder of such security or with a term in favor of the holder of such security that a majority of the holders of the outstanding Principal Amount of Notes reasonably believe was not similarly provided to the Purchasers in the Notes, the Warrant, or under this Agreement, then (i) the Company shall notify each Note holder of such additional or more favorable term within one (1) business day of the issuance or amendment (as applicable) of the respective security, and (ii) such term, at the option of a majority of the holders of the outstanding Principal Amount of Notes, shall become a part of the Transaction Documents (regardless of whether the Company complied with the notification provision of this Section). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, and original issue discounts. If a majority of the holders of the outstanding Principal Amount of Notes elects to have the term become a part of the Transaction Documents, then the Company shall immediately deliver acknowledgment of such adjustment to the Note holder (the “Acknowledgment”) within one (1) business day of Company’s receipt of request from Investor (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.”

The Registration Rights Agreement was amended to, among other things, (i) delete the definition “Effectiveness Date” in Section 1 and replace it in its entirety with substantially the same text but revise the definition of “Effectiveness Date” causing the Initial Registration Statement required to be filed by January 31, 2022, and (ii) delete Section 2(d) and replace it in its entirety with substantially the same text but revised to delete the following “(2) no liquidated damages shall accrue or be payable hereunder with respect to any day on which the high price of the Common Stock on the Trading Market on which the Common Stock is then listed or traded is less than the then-applicable Conversion Price,” resulting in renumbering the text that follows as (2) instead of (3).

As consideration for entering into the Omnibus Agreement, the outstanding principal balance of the Existing Note held by each Note holder was increased by twenty percent (20%) and such increased principal balance is reflected on the Replacement Note issued to each Note holder.

PlaySight Acquisition

On October 6, 2021, the Company entered into a merger agreement with, inter alia, PlaySight Interactive Ltd. (“PlaySight”) (the “PlaySight Agreement”) pursuant to which PlaySight will, subject to the satisfaction of the closing conditions described in the PlaySight Agreement, become a wholly owned subsidiary of the Company in exchange for the following consideration: (i) 28,333,333 shares of the Company’s common stock (subject to adjustment); (ii) payment of certain PlaySight transaction costs; and (iii) up to a maximum of 5,142,858 earn-out shares (subject to the fulfilment of certain milestones and reduction under certain circumstances). The transaction is expected to close during the Company’s quarter ended January 31, 2022.

Loan Agreements

On January 14, 2022, we entered into two loan agreements with Yonah Kalfa and Naftali Kalfa, each for $1 million, pursuant to which we received a total amount of $2 million. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by April 30, 2022 or such other date as may be accepted by the lenders. We are not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure about our executive compensation arrangements;
●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and
●	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies.

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The Offering

This prospectus relates to the offer and sale from time to time of up to an aggregate of 16,400,001 shares of the Company’s common stock by the selling stockholders.

Under the terms of the Registration Rights Agreement entered into with the selling stockholders on the same date and in connection with the Purchase Agreement, we agreed to register with the SEC 11,674,077 shares of common stock issuable upon the conversion of the Notes and exercise of the Warrants. The number of shares ultimately offered for resale by the selling stockholders depends upon how much of the Notes and Warrants the selling stockholders elect to convert and exercise, respectively, and the liquidity and market price of shares of our common stock. We have used a price per share of common stock of $1.50 solely for the purposes of making a good faith estimate as to a reasonable number of shares issuable upon full conversion and exercise of the Notes and the Warrants to be registered.

Issuer	Slinger Bag Inc.

Common stock to be offered by the selling stockholders	The selling stockholders are offering up to 16,400,001 shares of the Company’s common stock, par value $0.001 per share.

Common stock outstanding prior to this offering (1)	41,869,622

Common stock to be outstanding after the offering (1)	58,269,623 shares of common stock if all the Warrants are exercised in full and the Notes are converted in full.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of shares of our common stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of common stock for the selling stockholders.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 before deciding to invest in our securities.

Lock-up	Pursuant to the Purchase Agreement, the Company agreed, for a period of 90 days from the Closing Date, not to issue or enter into any agreement to issue any shares of common stock or common stock equivalents with the exception of certain exempt issuances as provided therein.

(1)

The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 41,869,622 shares outstanding as of January 14, 2022.

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Summary Consolidated Financial Information

The following summary consolidated financial information at and for the fiscal years ended April 30, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated information at and for the six-month periods ended October 31, 2021 and 2020 have been derived from our unaudited financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended		For the Six Months Ended
	April 30, 2021	April 30, 2020	October 31, 2021	October 31, 2020

Net sales	$10,804,214	$686,179	$7,938,115	$3,185,053
Cost of sales	7,680,290	1,370,897	5,067,956	2,516,650
Gross income (loss)	3,123,924	(684,718)	2,870,159	668,403

Operating expenses:
Selling and marketing expenses	1,761,154	563,003	1,594,906	699,940
General and administrative expenses (1)	4,749,922	5,291,075	38,592,687	1,588,778
Research and development costs	339,385	179,982	277,366	43,549
Transaction costs	-	198,443	-	-
Total operating expenses	6,850,461	6,232,503	40,464,959	2,332,267
Loss from operations	(3,726,537)	(6,917,221)	(37,594,800)	(1,663,864)

Other expense (income):
Amortization of debt discounts	376,506	1,565,174	2,650,285	286,251
Loss on extinguishment of debt	3,030,495	-	7,096,730	1,432,820
Induced conversion loss	51,412	-	-	51,412
Gain on change in fair value of derivatives	(1,939,639)	-	(9,130,913)	-
Loss on issuance of convertible notes	-	-	3,689,369	-
Interest expense - related party	608,668	171,918	78,728	316,549
Interest expense, net (2)	12,740,781	573,431	281,670	147,256
Total other expense	14,868,223	2,310,523	4,665,869	2,234,288
Loss before income taxes	(18,594,760)	(9,227,744)	(42,260,669)	(3,898,152)
Provision for income taxes	-	-	-	-
Net loss	(18,594,760)	(9,227,744)	(42,260,669)	(3,898,152)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	(15,134)	(5,034)	7,824	(2,937)
Total other comprehensive gain (loss), net of tax	(15,134)	(5,034)	7,824	(2,937)
Comprehensive loss	$(18,609,894)	$(9,232,778)	$(42,252,845)	$(3,901,089)
Net loss per share, basic and diluted	$(0.70)	$(0.37)	$(1.20)	$(0.15)
Weighted average number of common shares outstanding, basic and diluted	26,723,038	24,689,813	35,104,580	26,255,603

(1) Includes non-cash share-based compensation and shares issued in connection with services as follows:

General and administrative expenses	$869,348	$3,741,746	$33,986,840	$183,845

(2) Includes non-cash interest expense as follows:

Interest expense	$12,501,178	$358,855	$-	$-

Summary Consolidated Balance Sheet Data

	At April 30,		At October 31,
	2021	2020	2021

Cash and cash equivalents	$928,796	$79,847	$1,747,661
Working capital	(18,553,120)	(3,105,916)	(11,713,432)
Total assets	5,697,512	1,381,001	16,725,618
Total long-term notes payable, net	10,477	1,887,914	-
Common stock and additional paid-in capital	10,392,699	5,239,719	62,913,751
Total shareholders’ deficit	(18,450,744)	(4,993,830)	(8,182,537)

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RISK FACTOR SUMMARY

Investing in shares of our common stock will involve certain risks. Set forth below is a summary of the principal risks associated with an investment in our common stock. You should consider carefully the following discussion of risks, as well as the discussion of risks included in this prospectus in the section “Risk Factors” starting on page 12, before you decide that an investment in our shares is appropriate for you.

●	Our business is sensitive to consumer spending and general economic conditions.

●	Our manufacturing takes place in China and, therefore, is susceptible to shutdowns and delays caused by Coronavirus and other diseases and epidemics. Additionally, we rely on independent manufacturers and suppliers. Moreover, our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

●	The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

●	Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales;

●	We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

●	We operate in international markets and we are subject to the risks inherent in operating in such markets. Moreover, our product development company and chief marketing officer are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in or affecting Israel.

●	We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

●	Our results of operations are subject to seasonal and quarterly fluctuations, which could result in fluctuations in our operating results and adversely affect the market price of our common stock.

●	The growth of our business depends on the successful execution of our growth strategy, including our efforts to expand internationally by growing our e-commerce business.

●	We may be unable to respond effectively to changes in market trends and consumer preferences, as a result of which our market share, net sales and profitability could be adversely affected.

●	We may be unable to appeal to new consumers while maintaining the loyalty of our core consumers.

●	Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

●	Our business could suffer if we are unable to maintain our website or manage our inventory effectively.

●	Expanding our business and executing our growth strategy may require additional capital in addition to cash provided by operating activities, which may not be available to us. Our future growth, development or expansion may not meet our expectations.

●	We depend on existing members of management and key employees to implement key elements in our strategy for growth, and the failure to retain them or to attract appropriately qualified new personnel could affect our ability to implement our growth strategy successfully.

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●	We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

●	Failure to protect confidential information of our consumers and our network against security breaches or failure to comply with privacy and security laws and regulations could damage our reputation, brand and business.

●	For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

●	There is currently limited liquidity of shares of our common stock.

●	The price of shares of our common stock may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

●	Our products face intense competition.

●	We rely on technical innovation and high-quality products to compete in the market for our products.

●	We may fail to continue to obtain or maintain high-quality endorsers of our products, which could harm our business and prospects.

●	We may not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures.

●	We may fail to meet the requirements of the agreements under which we acquired our business interests, including any cash payments to the business operations, which could result in the loss of our right to continue to operate or develop the specific businesses described in the agreements.

●	Our business is subject to risks related to the inherent uncertainty of business operations including profit, cost of goods, production costs and cost estimates and the potential for unexpected costs and expenses.

●	We have a history of losses and there is uncertainty of our profitability.

●	We face risks related to environmental regulation, liability and tax assessments.

●	We face other risks and uncertainties related to our prospects, properties and business strategy.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase shares of our common stock. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Our Business

Our business is sensitive to consumer spending and general economic conditions.

Consumer purchases of discretionary premium sporting good items, which include all of our products, may be adversely affected by the current COVID-19 (“Coronavirus”) pandemic, as well as economic conditions such as employment levels, wage and salary levels, trends in consumer confidence and spending, reductions in consumer net worth, interest rates, inflation, the availability of consumer credit and taxation policies influence on public spending confidence. Recent dramatic downturns in the strength of global stock markets, currencies and key economies have highlighted many if not all, of these risks.

Consumer purchases in general may decline during recessions, periods of prolonged declines in the equity markets or housing markets and periods when disposable income and perceptions of consumer wealth are lower, and these risks may be exacerbated for us due to our focus on discretionary premium sporting good items. A downturn in the global economy, or in a regional economy in which we have significant sales, could have a material, adverse effect on consumer purchases of our products, our results of operations and our financial position, and a downturn adversely affecting our consumer base or travelers could have a disproportionate impact on our business.

There continues to be a significant and growing volatility and uncertainty in the global economy due to the Coronavirus pandemic affecting all business sectors and industries. In addition, the on-going uncertainty in Europe (including concerns that certain European countries may default in payments due on their national debt and concerns regarding the future viability of the European Union and the possible effects of its unraveling) and any resulting disruption could adversely impact our net sales in Europe and globally unless and until economic conditions in that region improve and the prospects of national debt defaults in Europe decline. Further or future downturns may adversely affect traffic at our on-line sales portals (which currently includes our own website www.slingerbag.com) and could materially and adversely affect our results of operations, financial position and growth strategy.

Likewise, the current impasse in U.S.-China trade relations has resulted in import duties for all Slinger products into the U.S. being increased from the previous standard of 5% to 30%. Our management has taken the view that at this time in the early years of Slinger’s growth, gaining distribution and share outweighs the immediate margin consideration and has decided to take the added increase in import tariffs as a margin loss.

Our manufacturing takes place in China and, therefore, is susceptible to shutdowns and delays caused by Coronavirus and other diseases and epidemics. Additionally, we rely on independent manufacturers and suppliers.

As at the date hereof, our sole manufacturing facilities are located in southern China. Following the outbreak of the Coronavirus our manufacturing facility was shut down for three months, which caused significant delays in manufacturing and delivery of our products. However, there may be further outbreaks of Coronavirus and other diseases and epidemics, which may cause further delays and shutdowns. This, in turn, will negatively affect our revenue and increase our expenses and costs.

We do not control our independent manufacturers and suppliers or their labor and other business practices. Violations of labor, environmental or other laws by an independent manufacturer or supplier, or divergence of an independent manufacturer’s or supplier’s labor or other practices from those generally accepted as ethical or appropriate in the U.S., could disrupt the shipments of our products or draw negative publicity for us, thereby diminishing the value of our brand, reducing demand for our products and adversely affecting our net income. Additionally, since we do not manufacture our products, we are subject to risks associated with inventory and product quality-control.

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Further, we have not historically entered into manufacturing contracts with our manufacturers; instead, we have hired them on an ad hoc basis. Identifying a suitable manufacturer is an involved process that requires us to become satisfied with the prospective manufacturer’s quality control, responsiveness and service capabilities, financial stability and labor practices. While we have business continuity and contingency plans for alternative sourcing, we may be unable, in the event of a significant disruption in our sourcing, to locate alternative manufacturers or suppliers of comparable quality at an acceptable price, or at all, which could result in product shortages or decreases in product quality, and adversely affect our net sales, gross margin, net income, customer relationships and our reputation.

We rely heavily on supply chain reliability and predictability and continued disruption in our supply chain could have a material adverse impact on operations.

We rely heavily on supply chain reliability and predictability in producing, transporting and delivering our products. The Covid-19 pandemic, shifts in consumer purchasing patterns, availability of transport, labor shortages in the shipping, trucking, and warehousing industries, port strikes, infrastructure congestion, equipment shortages and other factors have all contributed to delivery delays, greater costs and uncertainty in arranging and scheduling transport of our products.  If we are unable to reliably and consistently arrange shipment and storage of our products, we may be unable to ship, deliver and store our products in which case, we will have to reverse sales and issue refunds to purchasers of our products. Changes in U.S. and international trade policies, including to import tariffs and trade policies and agreements, to address supply chain issues or otherwise could also have a significant impact on our activities both in the United States and internationally. Supply chain disruptions, both domestic and international, have adversely impacted our operations. Continued disruptions in our supply chain and adverse consequences from aggressive trade policies could have a material adverse impact on our profitability and financial performance.

We depend on the strength of the Slinger® brand.

We expect to derive substantially all of our net sales from sales of Slinger branded products. The reputation and integrity of the Slinger brand are essential to the success of our business. We believe that our consumers value the status and reputation of the Slinger brand, and the superior quality, performance, functionality and durability that our brand represents. Building, maintaining and enhancing the status and reputation of the Slinger brand image is important to expanding our consumer base. Our continued success and growth depend on our ability to protect and promote the Slinger brand, which, in turn, depends on factors such as the quality, performance, functionality and durability of our products, our communication activities, including advertising and public relations, and our management of the consumer experience, including direct interfaces through customer service and warranty repairs. We may decide to make substantial investments in these areas in order to maintain and enhance our brand, and such investments may not be successful.

Additionally, in order to expand our reach in the future, we may need to engage with third-party distributors. To the extent those third-party distributors fail to comply with our operating guidelines, we may not be successful in protecting our brand image. Product defects, product recalls, counterfeit products and ineffective marketing are among the potential threats to the strength of our brand and to protect our brand’s status we may need to make substantial expenditures to mitigate the impact of such threats.

Moreover, if we fail to continue to innovate to ensure that our products are deemed to achieve superior levels of function, quality and design, or to otherwise be sufficiently distinguishable from our competitors’ products, or if we fail to manage the growth of our on-line sales in a way that protects the high-end nature of our brand, the value of the Slinger brand may be diluted, and we may not be able to maintain our premium position and pricing or sales volumes, which could adversely affect our financial performance and business. We believe that maintaining and enhancing our brand image in new markets where we have limited brand recognition is important to expanding our consumer base. If we are unable to maintain or enhance our brand in new markets, then our growth strategy could be adversely affected.

The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

Increasing costs for raw materials, labor or freight could make our sourcing processes more costly and negatively affect our gross margin and profitability. Labor costs at our independent manufacturers’ sites have been increasing and it is unlikely that these increases will abate. Wage and price inflation in our source countries could cause unanticipated price increases, which may be significant. Such price increases by our independent manufacturers could be rapid in the absence of manufacturing contracts. Energy costs have fluctuated dramatically in the past and may fluctuate in the future. Rising energy costs may increase our costs of transporting our products for distribution and the costs of products that we source from independent suppliers. Further, many of our products are made of materials, such as high impact plastics, plastic-injected molded parts, and lightweight high tensile strength metals, that are either petroleum-based or require energy to construct and transport. Costs for transportation of such materials have been increasing as the price of petroleum increases. Our independent suppliers and manufacturers may attempt to pass these cost increases on to us, and our relationships with them may be harmed or lost if we refuse to pay such increases, which could lead to product shortages. If we pay such increases, we may not be able to offset them through increases in our pricing and other means, which could adversely affect our ability to maintain our targeted gross margins. If we attempt to pass the increases on to consumers, our sales may be adversely affected.

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Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales.

Our trademarks, copyrights, patents, designs and other intellectual property rights are important to our success and our competitive position. We devote significant resources to the registration and protection of our trademarks and patents. In spite of our efforts, counterfeiting and design copies may still occur. If we are unsuccessful in challenging the usurpation of these rights by third parties, this could adversely affect our future sales, financial condition and results of operations. Our efforts to enforce our intellectual property rights can potentially be met with defenses and counterclaims attacking the validity and enforceability of our intellectual property rights. Unplanned increases in legal fees and other costs associated with protecting our intellectual property rights could result in higher operating expenses. Additionally, legal regimes outside the U.S., particularly those in Asia, including China, may not always protect intellectual property rights to the same degree as U.S. laws, or the time required to enforce our intellectual property rights under these legal regimes may be lengthy and delay our recovery.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees, or outside consultants in the course of their employment or retention with us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the scope of his or her employment with a company are regarded as “service inventions.” The Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, has previously held, in certain cases, that employees may be entitled to remuneration for service inventions that they develop during their service for a company despite their explicit waiver of such right. Therefore, although we enter into agreements with all of our employees pursuant to which they waive their right to special remuneration for service inventions created in the scope of their employment or engagement and agree that any such inventions are owned exclusively by us, we may face claims by employees demanding remuneration beyond their regular salary and benefits.

We face risks associated with operating in international markets.

We operate in a global marketplace and international sales growth is a key element of our growth strategy. We are subject to risks associated with our international operations, including, but not limited to:

●	Foreign currency exchange rates, including GBP;

●	Economic or governmental instability in foreign markets in which we operate or in those countries from which we source our merchandise;

●	Unexpected changes in laws, regulatory requirements, taxes or trade laws;

●	Increases in the cost of transporting goods globally;

●	Acts of war, terrorist attacks, outbreaks of contagious disease and other events over which we have no control; and

●	Changes in foreign or domestic legal and regulatory requirements resulting in the imposition of new or more onerous trade restrictions, tariffs, duties, taxes, embargoes, exchange or other government controls.

Any of these risks could have an adverse impact on our results of operations, financial position or growth strategy. Furthermore, some of our international operations are conducted in parts of the world that experience corruption to some degree. Although we have policies and procedures in place that are designed to promote legal and regulatory compliance (including with respect to the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act 2010), our employees and wholesalers could take actions that violate applicable anti-corruption laws or regulations. Violations of these laws, or allegations of such violations, could have an adverse impact on our reputation, our results of operations or our financial position.

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Foreign exchange movements may also negatively affect the relative purchasing power of foreign tourists and result in declines in travel volumes or their willingness to purchase discretionary premium goods, such as our products, while traveling, which would adversely affect our net sales. We do not currently use the derivative markets to hedge foreign currency fluctuations.

We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may be subject to product liability lawsuits and claims that, if material individually or in the aggregate, could harm our business, prospects, results of operations and financial condition. We may face lawsuits or claims if our products do not perform as expected, malfunction or are used without complying with their specifications. Moreover, a product liability lawsuit or claim, regardless of merit, could generate negative publicity about our products, which could have a material adverse effect on our brand, business, prospects, results of operations and financial condition. Any lawsuit or claim seeking monetary damages significantly exceeding our coverage or outside of our coverage may have a material adverse effect on our business and financial condition.

Our results of operations are subject to seasonal and quarterly fluctuations, which could adversely affect the market price of our common stock.

Our quarterly results of operations may fluctuate significantly as a result of a variety of factors, including, but not limited to:

●	Changes in the number of our points of distribution;

●	Weather trends;

●	Changes in our merchandise mix; and

●	The timing of new product introductions.

The growth of our business depends on the successful execution of our growth strategy, including our efforts to expand internationally by growing our e-commerce business.

Our current growth strategy depends on our ability to continue to expand geographically in a number of international regions including Asia, Europe, North America, China, Japan, South Korea, Middle East, India, South Africa and Australia. This growth strategy is contingent upon our ability to continually introduce our products to new markets. The implementation of higher tariffs, quotas or other restrictive trade policies in any international regions in which we seek to operate could adversely affect our ability to commence new international operations, which could have an adverse impact on our growth strategy. Further, consumer demand behavior, as well as tastes and purchasing trends, may differ in various countries and, as a result, sales of our products may not be, or may take time to become, successful, and gross margins on those net sales may not be in line with what we currently experience. Our ability to execute our international growth strategy, especially where we are not yet established, depends on our ability to understand regional market demographics, and we may not be able to do so. If we are unable to expand our business internationally, our growth strategy and our financial results could be materially adversely affected.

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If we are unable to respond effectively to changes in market trends and consumer preferences, our market share, net sales and profitability could be adversely affected.

The success of our business depends on our ability to identify the key product and market trends and bring products to market in a timely manner that satisfy the current preferences of a broad range of consumers (either by enhancing existing products or by developing new product offerings). Consumer preferences differ across and within different parts of the world, and shift over time in response to changing aesthetics and economic circumstances. We believe that our success in developing products that are innovative and that meet our consumers’ functional needs is an important factor in our image as a premium brand, and in our ability to charge premium prices. We may not be able to anticipate or respond to changes in consumer preferences, and, even if we do anticipate and respond to such changes, we may not be able to bring to market in a timely manner enhanced or new products that meet these changing preferences. If we fail to anticipate or respond to changes in consumer preferences or fail to bring products to market in a timely manner that satisfy new preferences, our market share and our net sales and profitability could be adversely affected.

We may be unable to appeal to new consumers while maintaining the loyalty of our core consumers.

Part of our growth strategy is to introduce new consumers, including younger consumers, to the Slinger brand. If we are unable to attract new consumers, including younger consumers, our business and results of operations may be adversely affected as our core consumers’ age increases and levels of travel and purchasing frequency decrease. Initiatives and strategies intended to position our brand to appeal to new and younger consumers may not appeal to our core consumers and may diminish the appeal of our brand to our core consumers, resulting in reduced core consumer loyalty. If we are unable to successfully appeal to new and younger consumers while maintaining our brand’s premium image with our core consumers, then our net sales and our brand image may be adversely affected.

Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

We may be subject to income taxes in multiple jurisdictions. We record tax expense based on our estimates of future payments, which include reserves for uncertain tax provisions in multiple tax jurisdictions. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Further, our effective tax rate in a given financial period may be materially impacted by changes in mix and level of earnings or by changes to existing accounting rules or regulations. In addition, tax legislation enacted in the future could negatively impact our current or future tax structure and effective tax rates.

Our business could suffer if we are unable to maintain our website or manage our inventory effectively.

We employ a distribution strategy that is heavily dependent upon our website and third-party distributors’ e-commerce websites. The effectiveness of our e-commerce strategy depends on our ability to manage our inventory and our distribution processes effectively so as to ensure that our products are available in sufficient quantities and thereby prevent lost sales. If we are not able to maintain our e-commerce channels, or if we are not able to effectively manage our inventory, we could experience a decline in net sales, as well as excess inventories for some products and missed opportunities for other products. In addition, the failure to deliver our products to customers in accordance with our delivery schedules could damage our relationship with these customers and lead to negative feedback being posted on e-commerce sites. Consequently, our net sales, profitability and the implementation of our growth strategy could be adversely affected.

We plan to use cash provided by operating activities to fund our expanding business and execute our growth strategy and may require additional capital, which may not be available to us.

We expect our business to rely on net cash provided by our future operating activities as our primary source of liquidity. To support our business and execute our growth strategy as planned, we will need to generate significant amounts of cash from operations in order to purchase inventory, pay personnel, invest in research and development, and pay for the increased costs associated with operating as a public company. If our business does not generate cash flow from operating activities sufficient to fund these activities, and if sufficient funds are not otherwise available to us, we will need to seek additional capital, through debt or equity financings, to fund our growth. Conditions in the credit markets (such as availability of finance and fluctuations in interest rates) may make it difficult for us to obtain such financing on attractive terms or even at all. Additional debt financing that we may undertake, may be expensive and might impose on us covenants that restrict our operations and strategic initiatives, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our capital stock, make investments and engage in merger, consolidation and asset sale transactions. Equity financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our equity securities may be lower than the price per share of our common stock. The holders of new securities may also have rights, preferences or privileges that are senior to those of existing holders of common stock. If new sources of financing are required, but are unattractive, insufficient or unavailable, then we will be required to modify our growth and operating plans based on available funding, if any, which would inhibit our growth and could harm our business.

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Our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

We rely heavily on manufacturers in Asia, which requires long lead times to get goods to markets. The long lead times will require us to carry extra inventory to avoid out-of-stock scenarios. In the event of a decline in demand for our products, due to general economic conditions or other factors, we may be forced to liquidate this extra inventory at lower margins or at a loss. In addition, as a result of these long lead times, design decisions are required to be made several months or as early as a year and a half before the goods are delivered. Consumers’ tastes can change between the time a product is designed and the time it takes to get to market. If the designs are not popular with consumers, it could also result in the need to liquidate the inventories at lower margins or at a loss, which would adversely affect our results of operations.

We depend on existing members of management and key employees to implement key elements in our strategy for growth, and the failure to retain them or to attract appropriately qualified new personnel could affect our ability to implement our growth strategy successfully.

The successful implementation of our growth strategy depends in part on our ability to retain our experienced management team and key employees and on our ability to attract appropriately qualified new personnel. For instance, our chief executive officer has extensive experience running branded sporting goods as well as retail-oriented businesses. The loss of any key member of our management team or other key employees could hinder or delay our ability to implement our growth strategy effectively. Further, if we are unable to attract appropriately qualified new personnel as we expand over the next few years, we may not be successful in implementing our growth strategy. In either instance, our profitability and financial performance could be adversely affected.

Under applicable employment laws, we may not be able to enforce covenants not to compete.

We generally enter into non-competition agreements as part of our employment agreements with our employees. These agreements generally prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us.

For example, some labor courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, which have been recognized by the courts as justification for the enforcement of non-compete undertakings, such as the protection of a company’s trade secrets or other intellectual property.

We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

Our marketing strategy depends on our ability to promote our brand’s message by using online advertising and social media to promote new product introductions in a cost-effective manner and possibly from time to time the use of newspapers and magazines. We do not employ traditional advertising channels such as billboards, television and radio. If our marketing efforts are not successful at attracting new consumers and increasing purchasing frequency by our existing consumers, there may be no cost-effective marketing channels available to us for the promotion of our brand. If we increase our spending on advertising, or initiate spending on traditional advertising, our expenses will rise, and our advertising efforts may not be successful. In addition, if we are unable to successfully and cost-effectively employ advertising channels to promote our brand to new consumers and new markets, our growth strategy may be adversely affected.

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Failure to protect confidential information of our consumers and our network against security breaches or failure to comply with privacy and security laws and regulations could damage our reputation, brand and business.

A significant challenge to e-commerce and communications, including the operation of our website, is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. On our website, a majority of the sales are billed to our consumers’ credit card accounts directly, orders are shipped to a consumer’s address, and consumers log on using their email address. In such transactions, maintaining complete security for the transmission of confidential information on our website, such as consumers’ credit card numbers and expiration dates, personal information and billing addresses, is essential to maintaining consumer confidence. In addition, we hold certain private information about our consumers, such as their names, addresses, phone numbers and browsing and purchasing records. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect consumer transaction data. In addition, any party who is able to illicitly obtain a user’s password could potentially access the user’s transaction data or personal information. We may not be able to prevent third parties, such as hackers or criminal organizations, from stealing information provided by our consumers to us through our website. In addition, our third-party merchants and delivery service providers may violate their confidentiality obligations and disclose information about our consumers. Any compromise of our security or material violation of a non-disclosure obligation could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability, which could substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from reporting requirements applicable to other publicly reporting companies that are not emerging growth companies. These include: (i) not being required to comply with the auditor attestation requirements for the assessment of our internal controls over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) not being required to comply with any requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (iv) not being required to provide certain disclosure regarding executive compensation required of larger publicly reporting companies, and (v) not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years from the end of our current fiscal year, although, if the market value of our common shares that is held by non-affiliates exceeds $700 million as of any October 31 before the end of that five-year period, we would cease to be an emerging growth company as of the following April 30. We cannot predict if investors will find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other publicly reporting companies and you may not have the same protections afforded to shareholders of such companies.

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Our product development company and chief marketing officer are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

We operate our Slinger business in Israel under Slinger Bag Ltd. We have also engaged an Israeli product development company to assist in the development of our current and future products and our chief marketing officer resides in Israel. Accordingly, political, economic and military conditions in Israel directly affect our business.

Political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas and Hezbollah extremist groups. In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability or violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and adversely affect the market price of our shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Further, our operations could be disrupted by the obligations of our employees to perform military service. Our chief marketing officer is subject to the obligation to perform reserve military duty. In response to increased tension and hostilities in the region, there have been, at times, call-ups of military reservists, and it is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of these employees due to military service. Such disruption could harm our business and operating results.

Popular uprisings in various countries in the Middle East and North Africa are affecting the political stability of those countries. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and these countries. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and companies with an Israeli presence, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit our ability to sell our products to customers in those countries.

Our products face intense competition.

Slinger is a consumer products company and the relative popularity of tennis and various sports and fitness activities and changing design trends affect the demand for our products. The athletic equipment industry is highly competitive both in the U.S. and worldwide. We compete internationally with a significant number of athletic and sports equipment companies and large companies having diversified lines of athletic and sports equipment. We also compete with other companies for the production capacity of independent manufacturers that produce our products. Our online digital e-commerce operations compete with brand wholesalers or specialist retailers.

Product offerings, technologies, marketing expenditures (including expenditures for advertising and endorsements), pricing, costs of production, customer service, digital commerce platforms and social media presence are areas of intense competition. This, in addition to rapid changes in technology and consumer preferences in the markets for athletic and sports equipment, constitute significant risk factors in our operations. In addition, the competitive nature of retail including shifts in the ways in which consumers are shopping, and the rising trend of digital commerce, constitutes a risk factor implicating our online and wholesale operations. If we do not adequately and timely anticipate and respond to our competitors, our costs may increase or the consumer demand for our products may decline significantly.

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We rely on technical innovation and high-quality products to compete in the market for our products.

Research and development plays a key role in technical innovation. We rely upon specialists in the fields of engineering, industrial design, sustainability and related fields, as well as other experts to develop and test cutting-edge performance products. While we strive to produce products that help to enhance player performance, if we fail to introduce technical innovation in our products, consumer demand for our products could decline, and if we experience problems with the quality of our products, we may incur substantial expense to remedy the problems.

Failure to continue to obtain or maintain high-quality endorsers of our products could harm our business.

We establish relationships with professional athletes, as well as other public figures such as teaching pros and influencers, to develop, evaluate and promote our products, as well as establish product authenticity with consumers. However, as competition in our industry has increased, the costs associated with establishing and retaining such sponsorships and other relationships have increased. If we are unable to maintain our current associations with professional athletes, or other public figures, or to do so at a reasonable cost, we could lose the high visibility or on-field authenticity associated with our products, and we may be required to modify and substantially increase our marketing investments. As a result, our brands, net revenues, expenses and profitability could be harmed. Furthermore, if certain endorsers were to stop using our products contrary to their endorsement agreements, our business could be adversely affected. In addition, actions taken by athletes or other endorsers, associated with our products that harm the reputations of those athletes or endorsers, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition. In addition, poor performance by our endorsers, a failure to continue to correctly identify future athletes, public figures or sports organizations, to use and endorse our products or a failure to enter into cost-effective endorsement arrangements with prominent athletes, public figures, and sports organizations could adversely affect our brand, sales and profitability.

Our business may be affected by seasonality, which could result in fluctuations in our operating results.

We expect to experience moderate fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to exceed those in the second and third fiscal quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions. In addition, our customers may cancel orders, change delivery schedules or change the mix of products ordered with minimal notice. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, availability of import quotas, transportation disruptions and currency exchange rate fluctuations, could adversely affect our business and cause our results of operations to fluctuate. Our operating margins are also sensitive to a number of additional factors that are beyond our control, including manufacturing and transportation costs, shifts in product sales mix and geographic sales trends, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

We may be adversely affected by the financial health of our customers.

We extend credit to our tennis wholesale and tennis specialist retail customers based on an assessment of a customer’s financial condition, generally without requiring collateral. To assist in the scheduling of production and the shipping of our products, we offer our distributor partners the opportunity to place orders three months ahead of delivery under our direct ship ordering program. These advance orders may be canceled under certain conditions, and the risk of cancellation may increase when dealing with financially unstable distribution partners struggling with economic uncertainty. In the past, some sports customers have experienced financial difficulties up to and including bankruptcies. Such future events would have an adverse effect on our sales, our ability to collect on receivables and our financial condition. When the retail economy weakens or as consumer behavior shifts, retailers may be more cautious with orders. A slowing or changing economy in our key markets could adversely affect the financial health of our customers, which in turn could have an adverse effect on our results of operations and financial condition. In addition, product sales are dependent in part on high quality merchandising and an appealing retail environment to attract consumers, which requires continuing investments by retailers. Retailers that experience financial difficulties may fail to make such investments or delay them, resulting in lower sales and orders for our products.

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Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows and harm to our business.

To meet anticipated demand for our products, we purchase products from manufacturers outside of our direct ship ordering program and in advance of customer orders, which we hold in inventory and resell to customers. There is a risk we may be unable to sell excess products ordered from manufacturers. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have an adverse effect on our operating results, financial condition and cash flows. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply products we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer, distributor and consumer relationships and diminish brand loyalty. The difficulty in forecasting demand also makes it difficult to estimate our future results of operations, financial condition and cash flows from period to period. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income, and we are unlikely to forecast such effects with any certainty in advance.

Consolidation of retailers or concentration of retail market share among a few retailers may increase and concentrate our credit risk and impair our ability to sell products.

The sports equipment retail markets in some countries are dominated by a few large athletic equipment retailers with many stores. These retailers have in the past increased their market share by expanding through acquisitions and construction of additional stores. These situations concentrate our credit risk with a relatively small number of retailers, and, if any of these retailers were to experience a shortage of liquidity or consumer behavior shifts away from traditional retail, it would increase the risk that their outstanding payables to us may not be paid. In addition, increasing market share concentration among one or a few retailers in a particular country or region increases the risk that if any one of them substantially reduces their purchases of our products, we may be unable to find a sufficient number of other retail outlets for our products to sustain the same level of sales and revenues.

If the technology-based systems that give our consumers the ability to shop with us online do not function effectively, our operating results, as well as our ability to grow our digital commerce business globally, could be materially adversely affected.

Many of our consumers shop with us through our digital platforms. Increasingly, consumers are using mobile-based devices and applications to shop online with us and with our competitors and to do comparison shopping. We are increasingly using social media and proprietary mobile applications to interact with our consumers and as a means to enhance their shopping experience. Any failure on our part to provide attractive, effective, reliable, user-friendly digital commerce platforms that offer a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of digital commerce and other sales, harm our reputation with consumers, have a material adverse impact on the growth of our digital commerce business globally and could have a material adverse impact on our business and results of operations. Risks specific to our digital commerce business also include liability for online content. Our failure to successfully respond to these risks might adversely affect sales in our digital commerce business, as well as damage our reputation and brands. Many factors unique to e-commerce operations, some of which are beyond our control, pose risks and uncertainties. Risks include, but are not limited to credit card fraud or data mismanagement.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

In addition to our own sensitive and proprietary business information, we handle transactional and personal information about our customers and users of our digital experiences, which include online distribution channels and product engagement, adaptive products and personal fitness applications. Hackers and data thieves are increasingly sophisticated and operate social engineering, such as phishing, and large-scale, complex automated attacks that can evade detection for long periods of time. Any breach of our or our service providers’ network, or other vendor systems, may result in the loss of confidential business and financial data, misappropriation of our consumers’, users’ or employees’ personal information or a disruption of our business. Any of these outcomes could have a material adverse effect on our business, including unwanted media attention, impairment of our consumer and customer relationships, damage to our reputation; resulting in lost sales and consumers, fines, lawsuits, or significant legal and remediation expenses. We also may need to expend significant resources to protect against, respond to and/or redress problems caused by any breach. In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere.

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Failure of our contractors or our licensees’ contractors to comply with local laws and other standards could harm our business.

We work with contractors outside of the U.S. to manufacture our products. We require the contractors that directly manufacture our products and our licensees that make products using our intellectual property (including, indirectly, their contract manufacturers) to comply with environmental, health and safety standards for the benefit of workers. We also require these contractors to comply with applicable standards for product safety. Notwithstanding their contractual obligations, from time-to-time contractors may not comply with such standards or applicable local law or our licensees may fail to enforce such standards or applicable local law on their contractors. Significant or continuing noncompliance with such standards and laws by one or more contractors could harm our reputation or result in a product recall and, as a result, could have an adverse effect on our sales and financial condition. Negative publicity regarding production methods, alleged practices or workplace or related conditions of any of our suppliers, manufacturers or licensees could adversely affect our brand image and sales and force us to locate alternative suppliers, manufacturers or licenses.

Our international operations involve inherent risks which could result in harm to our business.

All of our equipment is manufactured outside of the U.S. with a large volume of our products being also sold outside of the U.S. Accordingly, we are subject to the risks generally associated with global trade and doing business abroad, which include foreign laws and regulations, varying consumer preferences across geographic regions, political unrest, disruptions or delays in cross-border shipments and changes in economic conditions in countries in which our products are manufactured or where we sell products. This includes, for example, the uncertainty surrounding the effect of Brexit, including changes to the legal and regulatory framework that apply to the United Kingdom and its relationship with the European Union, as well as new and proposed changes affecting tax laws and trade policy in the U.S. and elsewhere as further described in other risks in this section. The U.S. presidential administration has indicated a focus on policy reforms that discourage U.S. corporations from outsourcing manufacturing and production activities to foreign jurisdictions, including through tariffs or penalties on goods manufactured outside the U.S., which may require us to change the way we conduct business and adversely affect our results of operations. The administration has also targeted the specific practices of certain U.S. multinational corporations in public statements which, if directed at us, could harm our reputation or otherwise negatively impact our business.

We could be subject to changes in tax rates, adoption of new tax laws, additional tax liabilities or increased volatility in our effective tax rate.

We are subject to the tax laws in the U.S. and numerous foreign jurisdictions. Current economic and political conditions make tax laws and regulations, or their interpretation and application, in any jurisdiction subject to significant change. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”), which includes a number of significant changes to previous U.S. tax laws that impact us, including provisions for a one-time transition tax on deemed repatriation of undistributed foreign earnings, and a reduction in the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017, among other changes. The Tax Act also transitions U.S. international taxation from a worldwide system to a modified territorial system and includes base erosion prevention measures on non-U.S. earnings, which has the effect of subjecting certain earnings of our foreign subsidiaries to U.S. taxation.

We earn a substantial portion of our income in foreign countries and are subject to the tax laws of those jurisdictions. There have been proposals to reform foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form these proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.

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Portions of our operations are subject to a reduced tax rate or are free of tax under various tax holidays and rulings. We also utilize tax rulings and other agreements to obtain certainty in treatment of certain tax matters. These holidays and rulings expire in whole or in part from time to time and may be extended when certain conditions are met or terminated if certain conditions are not met. The impact of any changes in conditions would be the loss of certainty in treatment thus potentially impacting our effective income tax rate.

We may also be subject to the examination of our tax returns by the U.S. Internal Revenue Service (“IRS”) and other tax authorities. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax provisions are adequate, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. For example, we and our subsidiaries are also engaged in a number of intercompany transactions across multiple tax jurisdictions. Although we believe we have clearly reflected the economics of these transactions and the proper local transfer pricing documentation is in place, tax authorities may propose and sustain adjustments that could result in changes that may impact our mix of earnings in countries with differing statutory tax rates.

Our products are subject to risks associated with overseas sourcing, manufacturing and financing.

The principal materials used in our products (e.g., injection molded plastics, polyester, electrical motors, remote controls) are available in countries where our manufacturing takes place. Our products are dependent upon the ability of our unaffiliated contract manufacturers to locate, train, employ and retain adequate personnel. Slinger contractors and suppliers buy raw materials and are subject to wage rates that are oftentimes regulated by the governments of the countries in which our products are manufactured.

There could be a significant disruption in the supply of raw materials from current sources or, in the event of a disruption, our contract manufacturers might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price or at all. Further, our unaffiliated contract manufacturers have experienced and may continue to experience in the future, unexpected increases in work wages, whether government mandated or otherwise and increases in compliance costs due to governmental regulation concerning certain metals used in the manufacturing of our products. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. If we experience significant increases in demand, or reductions in the availability of materials, or need to replace an existing manufacturer, there can be no assurance additional supplies of raw materials or additional manufacturing capacity will be available when required on terms acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or sources of materials, we may encounter delays in production and added costs as a result of the time it takes to train suppliers and manufacturers in our methods, products, quality control standards and labor, health and safety standards. Any delays, interruption or increased costs in labor or wages, or the supply of materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short- and long-term.

Because independent manufacturers make all of our products outside of our principal sales markets, our products must be transported by third parties over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages, port strikes, infrastructure congestion or other factors, and costs and delays associated with consolidating or transitioning between manufacturers, could adversely impact our financial performance. In addition, manufacturing delays or unexpected demand for our products may require us to use faster, but more expensive, transportation methods such as air freight, which could adversely affect our profit margins. The cost of oil is a significant component in manufacturing and transportation costs, so increases in the price of petroleum products can adversely affect our profit margins. Changes in U.S. trade policies, including new and potential changes to import tariffs and existing trade policies and agreements, could also have a significant impact on our activities in foreign jurisdictions, and could adversely affect our results of operations.

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We rely significantly on information technology to operate our business, including our supply chain and retail operations, and any failure, inadequacy or interruption of that technology could harm our ability to effectively operate our business.

We are heavily dependent on information technology systems and networks, including the Internet and third-party services (“Information Technology Systems”), across our supply chain, including product design, production, forecasting, ordering, manufacturing, transportation, sales and distribution, as well as for processing financial information for external and internal reporting purposes, retail operations and other business activities. Information Technology Systems are critical to many of our operating activities and our business processes and they may be negatively impacted by any service interruption or shutdown. For example, our ability to effectively manage and maintain our inventory and to ship products to customers on a timely basis depends significantly on the reliability of these Information Technology Systems. We have implemented Information Technology Systems in all of the geographical regions in which we operate. Our work to integrate, secure and enhance these systems and related processes in our global operations is ongoing and Slinger will continue to invest in these efforts. The failure of these systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes, or failure to properly maintain, protect, repair or upgrade systems, or problems with transitioning to upgraded or replacement systems could cause delays in product fulfillment and reduced efficiency of our operations, could require significant capital investments to remediate the problem which may not be sufficient to cover all eventualities, and may have an adverse effect on our reputation, results of operations and financial condition.

We also use Information Technology Systems to process financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. If Information Technology Systems suffer severe damage, disruption or shutdown and our business continuity plans, or those of our vendors, do not effectively resolve the issues in a timely manner, we could experience delays in reporting our financial results, which could result in lost revenues and profits, as well as reputational damage. Furthermore, we depend on Information Technology Systems and personal data collection for digital marketing, digital commerce, consumer engagement and the marketing and use of our digital products and services. We also rely on our ability to engage in electronic communications throughout the world between and among our employees as well as with other third parties, including customers, suppliers, vendors and consumers. Any interruption in Information Technology Systems may impede our ability to engage in the digital space and result in lost revenues, damage to our reputation, and loss of users.

Our financial results may be adversely affected if substantial investments in businesses and operations fail to produce expected returns.

From time to time, we may invest in technology, business infrastructure, new businesses, product offering and manufacturing innovation and expansion of existing businesses, such as our digital commerce operations, which require substantial cash investments and management attention. We believe cost-effective investments are essential to business growth and profitability; however, significant investments are subject to typical risks and uncertainties inherent in developing a new business or expanding an existing business. The failure of any significant investment to provide expected returns or profitability could have a material adverse effect on our financial results and divert management attention from more profitable business operations.

We are subject to a complex array of laws and regulations, which could have an adverse effect on our business, financial condition and results of operations.

As a global business, we are subject to and must comply with extensive laws and regulations in the U.S. and other jurisdictions in which we have operations and distribution channels. If we or our employees, agents, suppliers, and other partners fail to comply with any of these laws or regulations, such failure could subject us to fines, sanctions or other penalties that could negatively affect our reputation, business, financial condition and results of operations. We may be involved in various types of claims, lawsuits, regulatory proceedings and government investigations relating to our business, our products and the actions of our employees and representatives, including contractual and employment relationships, product liability, antitrust, trademark rights and a variety of other matters. It is not possible to predict with certainty the outcome of any such legal or regulatory proceedings or investigations, and we could in the future incur judgments, fines or penalties, or enter into settlements of lawsuits and claims that could have a material adverse effect on our business, financial condition and results of operations and negatively impact our reputation. The global nature of our business means legal and compliance risks, such as anti-bribery, anti-corruption, fraud, trade, environmental, competition, privacy and other regulatory matters, will continue to exist and additional legal proceedings and other contingencies will arise from time to time, which could adversely affect us. In addition, the adoption of new laws or regulations, or changes in the interpretation of existing laws or regulations, may result in significant unanticipated legal and reputational risks. Any current or future legal or regulatory proceedings could divert management’s attention from our operations and result in substantial legal fees.

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The sale of a large number of shares of common stock by our principal shareholder could depress the market price of our common stock.

As of December 31, 2021, Yonah Kalfa beneficially owned approximately 48% of our common stock outstanding. The shares may become available for resale, subject to the requirements of the U.S. securities laws. The sale or prospect of a sale of a substantial number of these shares could have an adverse effect on the market price of our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter (OTC) Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

Our common stock is considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is considered a “penny stock” because it is quoted on the OTCQB and it trades for less than $5.00 per share. The OTCQB is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange. The SEC has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future. We can provide no assurance that our common stock will be quoted or listed on the OTCQB, NASDAQ or any exchange, even if eligible in the future.

There is substantial doubt regarding our ability to continue as a going concern absent obtaining adequate new debt or equity financing and achieving sufficient sales levels.

The Company’s management has determined that there is substantial doubt about the Company’s ability to continue as a going concern and the report of our independent registered public accounting firm on our consolidated financial statements for the years ended April 30, 2021 and 2020 included an explanatory paragraph with respect to the foregoing. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. This determination was based on the following factors: (i) the Company has a working capital deficit as of April 30, 2021, used cash in operations for the fiscal year ended April 30, 2021 of $4,517,457 million in 2021, and the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (ii) the Company will require additional financing for the fiscal year ending April 30, 2022 to continue at its expected level of operations; and (iii) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of the consolidated financial statements.

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We have limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our deficiency in working capital at April 30, 2021 and other factors, our auditors have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to increase product sales, increase production, obtain inventory financing, seek strategic alternatives and to seek additional capital through future equity private placements or debt facilities.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues will be insufficient to pay off existing debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private placements of our common and preferred stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial working capital needs. Our cash on hand, together with cash generated from product sales, services, cash equivalents and short-term investments will not meet our working capital and capital expenditure requirements for the next twelve months. In fact, we will be required to raise additional funds throughout 2022 or we will need to limit operations until such time as we can raise substantial funds to meet our working capital needs. In addition, we will need to raise additional funds to fund our operations and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

If we experience operating difficulties or other factors, many of which may be beyond our control, cause our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. We require additional financing, in addition to anticipated cash generated from our operations, to fund our working capital requirements. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

We are subject to the periodic reporting requirements of Section 15(d) and 12(g) of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.07 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

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The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $700 million in market capitalization or we decide to opt-out of the “emerging growth company” as defined under the JOBS Act. This exemption is available to us under the JOBS Act or until we have been public for more than five years.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

Persons who purchase shares of our common stock may lose their money without us ever being able to develop a market.

In the event that no market to purchase our common shares is ever created, it is likely that the entire investment of a purchaser in our common stock would be lost.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

We do not have any committed sources of financing. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 300,000,000 shares that are not issued. In addition, if a trading market ever develops for our common stock, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

There is a limited trading market for our shares of common stock on the OTC Market. You may not be able to sell your shares of common stock if you need money.

Our common stock is traded on the OTC Market, an inter-dealer automated quotation system for equity securities. There has been limited trading activity in our common stock, and when it has traded, the price has fluctuated widely. We consider our common stock to be “thinly traded” and any last reported sale prices might not be a true market-based valuation of the common stock. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our common stock.

Because our common stock is deemed a low-priced “penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

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Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

If we fail to maintain effective internal controls over financial reporting, then the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock could drop due to sales of a large number of shares of our common stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

Risks Related to Ownership of Our Shares

There is currently limited liquidity of shares of our common stock.

Shares of our common stock do not trade on a regular basis. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. The liquidity of the shares of our common stock may also be affected adversely by a forward stock split given the reduced number of shares that will be outstanding following a forward stock split, especially if the market price of our common stock does not increase as a result of the forward stock split.

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

You should consider an investment in our common shares to be risky, and you should invest in our common shares only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our common shares could be subject to significant fluctuations in response to the factors described in this section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

●	Actual or anticipated variations in our quarterly and annual operating results or those of companies perceived to be similar to us;

●	Weather conditions, particularly during holiday shopping periods;

●	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, or differences between our actual results and those expected by investors and securities analysts;

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●	Fluctuations in the market valuations of companies perceived by investors to be comparable to us;

●	The public’s response to our or our competitors’ filings with the SEC or announcements regarding new products or services, enhancements, significant contracts, acquisitions, strategic investments, litigation, restructurings or other significant matters;

●	Speculation about our business in the press or the investment community;

●	Future sales of our shares;

●	Actions by our competitors;

●	Additions or departures of members of our senior management or other key personnel; and

●	The passage of legislation or other regulatory developments affecting us or our industry.

In addition, the securities markets have experienced significant price and volume fluctuations that have affected and continue to affect market price of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, loss of investor confidence, interest rate changes, or international currency fluctuations, may negatively affect the market price of our shares.

If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend and a distraction to management.

The trading market for our common shares will be influenced by the research and reports that equity research analysts publish about us and our business. The price of our common shares could decline if one or more securities analysts downgrade our common shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our common shares, our share price could decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our common share price and trading volume to decline.

We do not intend to pay dividends on our shares of common stock.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant. As a result, you should expect to receive a return on your investment in our common shares only if the market price of our common stock increases, which may never occur.

Future sales, or the perception of future sales, of our common stock may depress the price of our common stock.

As of August 27, 2021, we have 41,850,872 outstanding common shares. Of these shares, 6,562,001 shares are in the public float or are eligible for re-sale under Rule 144. The remaining 35,288,871 shares common stock outstanding are “restricted securities” within the meaning of Rule 144. Additional sales of our common shares in the public market after the date hereof, or the perception that these sales could occur, could cause the market price of our common shares to decline.

If we implement a reverse stock split in the future, it may not result in a proportional increase in the per share price of our common stock.

The effect of a future reverse stock split, if any, on the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that the prices for shares of the common stock after a future reverse stock split will increase proportionately to prices for shares of our common stock immediately before a reverse stock split. The market price of our common stock may also be affected by other factors which may be unrelated to a future reverse stock split or the number of shares outstanding. As such, there can be no assurance that the market price per post-split share will be sufficient to obtain listing on the Nasdaq Global Market or remain in excess of the minimum closing bid price as required by the Nasdaq rules, or that the Company will or would otherwise meet the requirements of the Nasdaq for initial or continued inclusion for trading on the Nasdaq Global Market.

Furthermore, even if the market price of our common stock does rise following a reverse stock split, we cannot assure you that the market price of our common stock immediately after a reverse stock split will be maintained for any period of time. Moreover, because some investors may view a reverse stock split negatively, we cannot assure you that a reverse stock split will not adversely impact the market price of our common stock. Accordingly, our total market capitalization after a reverse stock split may be lower than the market capitalization before a reverse stock split.

A reverse stock split may not help generate additional investor interest.

There can be no assurance that a reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of our common stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will offer shares of our common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Authorized Capital

On February 25, 2020, we increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 and effected a 4-1 forward split of our outstanding shares of common stock. Approval of our stockholders was not required to be obtained, as authorized by Nevada Revised Statute Section 78.207, et seq. The forward split became effective on February 25, 2020. As a result of the forward stock split, each share of our common stock outstanding has been split into four shares of our common stock.

The holders of shares of our common stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest. See “Description of Capital Stock”.

For all undesignated preferred stock, the Board is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences associated with such shares.

Approximate Number of Equity Security Holders

On December 31, 2021, there were 125 holders of record of our common stock, as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single shareholder. A significant number of shares of our common stock are held in either nominee name or street name brokerage accounts, and consequently, we are unable to determine the total number of beneficial owners of our stock.

Shares Outstanding

As of December 31, 2021, there were 41,869,622 shares of our common stock outstanding.

Dividend Policy

We have not paid and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. We currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration and payment of any cash dividends in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any.

Market for Shares of Common Stock

Shares of our common stock are quoted on the OTCQB of the OTC Markets Group Inc. under the symbol “SLBG”. On December 31, 2021, the closing price per share of our common stock as reported by OTC Markets Group Inc. was $1.70.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

Overview

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 20,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 20,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 20,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. The owner of SBL contributed it to Slinger Bag Americas for no consideration.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”).

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Foundation Sports are collectively referred to as “we,” “our,” “Slinger,” or the “Company.”

The Company operates in the sporting and athletic goods business. The Company is the owner of the Slinger Launcher, a highly portable and affordable ball launcher built into an easy to transport wheeled trolley bag. The Slinger Launcher allows anyone to simply and easily control the speed, frequency and elevation of balls that are launched for practice, training or fitness purposes.

Critical Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL for the years ended April 30, 2021 and 2020. The contribution of the net assets of SBL is reflected as an equity contribution at historical cost on May 1, 2019, the beginning of the earliest period in which the entities were under common control. There was no historical activity in Slinger Bag Americas or Slinger Bag Canada prior to May 1, 2019. All intercompany accounts and transactions have been eliminated in consolidation.

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Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Valuation of Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. It is possible that changes to inventory reserve estimates could be required in future periods due to changes in market conditions.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

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Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was no impairment of long-lived assets identified during the year ended April 30, 2021 or 2020.

Valuation of Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (ASU), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Results of Operations for the Three Months Ended October 31, 2021 and 2020

The following are the results of our operations for the three months ended October 31, 2021 as compared to 2020:

	For the Three Months Ended
	October 31,	October 31,
	2021	2020	Change
	(Unaudited)	(Unaudited)

Net sales	$5,400,542	$2,620,068	$2,780,474
Cost of sales	3,315,605	1,579,750	1,735,855
Gross income	2,084,937	1,040,318	1,044,619

Operating expenses:
Selling and marketing expenses	887,809	397,922	489,887
General and administrative expenses	36,197,888	829,510	35,368,378
Research and development costs	103,318	15,439	87,879
Total operating expenses	37,189,015	1,242,871	35,946,144
Loss from operations	(35,104,078)	(202,553)	(34,901,525)

Other expense (income):
Amortization of debt discounts	2,629,069	52,543	2,576,526
Loss on extinguishment of debt	1,978,295	1,999,487	(21,192)
Induced conversion loss	-	51,412	(51,412)
Gain on change in fair value of derivatives	(4,803,569)	-	(4,803,569)
Loss on issuance of convertible notes	3,689,369	-	3,689,369
Interest expense - related party	22,495	144,085	(121,590)
Interest expense, net	205,620	74,046	131,574
Total other expense	3,721,279	2,321,573	1,399,706
Loss before income taxes	(38,825,357)	(2,524,126)	(36,301,231)
Provision for income taxes	-	-	-
Net loss	$(38,825,357)	$(2,524,126)	$(36,301,231)

Net sales

Net sales increased $2,780,474, or 106%, during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. The increase is due to an increase in the number of new orders placed on the Company’s website and from its international distributors and fulfilled during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020 when the product was still relatively new to the market. As of October 31, 2021, we had deferred revenue of $71,242 representing amounts received for units that have not been shipped to customers. We expect these orders to be fulfilled and the sales to be recognized in the Company’s next fiscal quarter.

Cost of sales and Gross income

Cost of sales increased $1,735,855, or 110%, during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020, which was primarily due to the increase in net sales. Gross income increased $1,044,619, or 100%, during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. The slight decrease in gross margin as compared to prior year is primarily due to increased freight and duty costs in the current year as compared to prior year.

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Selling and marketing expenses

Selling and marketing expenses increased $489,887, or 123%, during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. This increase is largely driven by an increase in social media advertising, sponsorships, and other investments in our public relations presence in the current year in order to drive sales and build brand awareness.

General and administrative expenses

General and administrative expenses, which primarily consist of compensation (including share-based compensation) and other employee-related costs, as well as legal fees and fees for professional services, increased $35,368,378 during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. This increase is primarily driven by an increase of $32,381,309 of share-based compensation related to warrants granted to employees, a $681,155 increase in expense related to shares and warrants issued in connection with services the majority of which relate to the warrants issued to the lead placement agent as part of the issuance of the Convertible Notes, and a $1,000,000 increase in legal fees related to closing costs incurred as part of the acquisitions of PlaySight Interactive Ltd. and Flixsense Pty Ltd. d/b/a Gameface during the three months ended October 31, 2021. The remainder of the increase is largely due to an increase in compensation expense due to increased headcount to support the continued growth of the business as well as the acquisition of Foundation Sports in 2021.

Research and development costs

Research and development costs increased $87,879 during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. This increase is primarily driven by our investment in a new platform and app that will integrate artificial intelligence (AI) technology to offer more value to our customers, which we began developing in December 2020, as well as the continued development and testing of launchers for new ball sports that are expected to be brought to market in the future.

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Other expense

Total other expense increased $1,399,706 during the three months ended October 31, 2021 as compared to the three months ended October 31, 2020. The increase was primarily due to the loss on the issuance of the Convertible Notes as well as an increase in amortization of debt discounts and interest expense, net due to the issuance of the Convertible Notes during the three months ended October 31, 2021. These increases were partially offset by the increased gain on the change in fair value of derivatives as well as a decrease in the loss on extinguishment of debt, induced conversion loss, and related party interest expense as a result of lower related party debt balances year over year.

Results of Operations for the Six Months Ended October 31, 2021 and 2020

The following are the results of our operations for the six months ended October 31, 2021 as compared to 2020:

	For the Six Months Ended
	October 31,	October 31,
	2021	2020	Change
	(Unaudited)	(Unaudited)

Net sales	$7,938,115	$3,185,053	$4,753,062
Cost of sales	5,067,956	2,516,650	2,551,306
Gross income	2,870,159	668,403	2,201,756

Operating expenses:
Selling and marketing expenses	1,594,906	699,940	894,966
General and administrative expenses	38,592,687	1,588,778	37,003,909
Research and development costs	277,366	43,549	233,817
Total operating expenses	40,464,959	2,332,267	38,132,692
Loss from operations	(37,594,800)	(1,663,864)	(35,930,936)

Other expense (income):
Amortization of debt discounts	2,650,285	286,251	2,364,034
Loss on extinguishment of debt	7,096,730	1,432,820	5,663,910
Induced conversion loss	-	51,412	(51,412)
Gain on change in fair value of derivatives	(9,130,913)	-	(9,130,913)
Loss on issuance of convertible notes	3,689,369	-	3,689,369
Interest expense – related party	78,728	316,549	(237,821)
Interest expense, net	281,670	147,256	134,414
Total other expense	4,665,869	2,234,288	2,431,581
Loss before income taxes	(42,260,669)	(3,898,152)	(38,362,517)
Provision for income taxes	-	-	-
Net loss	$(42,260,669)	$(3,898,152)	$(38,362,517)

Net sales

Net sales increased $4,753,062, or 149%, during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020. The increase is due to an increase in the number of new orders placed on the Company’s website and from its international distributors and fulfilled during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020 when a large portion of the orders during the first three months of the year were related to the Kickstarter and Indiegogo crowdfunding campaigns initiated in fiscal year 2019.

Cost of sales and Gross income

Cost of sales increased $2,551,306, or 101%, during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020, which was primarily due to the increase in net sales. Gross income increased $2,201,756, or 329%, during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020.

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The increase in gross margin is largely due to the first quarter of the prior year resulting in a gross loss on net sales due to (1) discounted pricing on the initial crowdfunding orders, (2) as fulfillment was later than initially scheduled we fulfilled orders with the “deluxe” version of launcher (including all features), as well as tennis balls, both of which increased cost of sales, and (3) due to sanctions by the U.S. against Chinese sourced products, the import duty was raised on all launchers brought into the U.S. increasing our cost of sales. As a result, our cost of sales exceeded initial sales values raised in our crowdfunding campaigns. As of the beginning of the third quarter in the prior year, substantially all of the initial crowdfunding orders had been fulfilled.

Selling and marketing expenses

Selling and marketing expenses increased $894,966, or 128%, during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020. This increase is largely driven by an increase in social media advertising, sponsorships, and other investments in our public relations presence in the current year in order to drive sales and build brand awareness.

General and administrative expenses

General and administrative expenses, which primarily consist of compensation (including share-based compensation) and other employee-related costs, as well as legal fees and fees for professional services, increased $37,003,909 during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020. This increase is primarily driven by an increase of $32,381,309 of share-based compensation related to warrants granted to employees, a $1,233,883 increase in expense related to shares and warrants issued in connection with services the majority of which relate to the warrants issued to the lead placement agent as part of the issuance of the Convertible Notes and shares and warrants issued to brand ambassadors, and a $1,000,000 increase in legal fees related to closing costs incurred as part of the acquisitions of PlaySight Interactive Ltd. and Flixsense Pty Ltd. d/b/a Gameface during the six months ended October 31, 2021. The remainder of the increase is largely due to an increase in compensation expense due to increased headcount to support the continued growth of the business as well as the acquisition of Foundation Sports in 2021.

Research and development costs

Research and development costs increased $233,817 during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020. This increase is primarily driven by our investment in a new platform and app that will integrate artificial intelligence (AI) technology to offer more value to our customers, which we began developing in December 2020, as well as the continued development and testing of launchers for new ball sports that are expected to be brought to market in the future.

Other expense

Total other expense increased $2,431,581 during the six months ended October 31, 2021 as compared to the six months ended October 31, 2020. The increase was primarily due to the loss on the issuance of the Convertible Notes, an increase in loss on extinguishment of debt as a result of the conversion of the notes payable – related party, and increases in amortization of debt discounts and interest expense, net due to the issuance of the Convertible Notes during the six months ended October 31, 2021. These increases were partially offset by an increased gain on the change in fair value of derivatives as well as a decrease in induced conversion loss and related party interest expense as a result of lower related party debt balances year over year.

Results of Operations for the Years Ended April 30, 2021 and 2020

The following are the results of our operations for the year ended April 30, 2021 as compared to April 30, 2020:

	For the Year Ended
	April 30,	April 30,
	2021	2020	Change

Net sales	$10,804,214	$686,179	$10,118,035
Cost of sales	7,680,290	1,370,897	6,309,393
Gross income (loss)	3,123,924	(684,718)	3,808,642

Operating expenses:
Selling and marketing expenses	1,761,154	563,003	1,198,151
General and administrative expenses	4,749,922	5,291,075	(541,153)
Research and development costs	339,385	179,982	159,403
Transaction costs	-	198,443	(198,443)
Total operating expenses	6,850,461	6,232,503	617,958

Loss from operations	(3,726,537)	(6,917,221)	3,190,684

Other expenses (income):
Amortization of debt discount	376,506	1,565,174	(1,188,668)
Loss on extinguishment of debt	3,030,495	-	3,030,495
Induced conversion loss	51,412	-	51,412
Gain on change in fair value of derivatives	(1,939,639)	-	(1,939,639)
Interest expense - related party	608,668	171,918	436,750
Interest expense	12,740,781	573,431	12,167,350
Total other expense	14,868,223	2,310,523	12,557,700
Loss before income taxes	(18,594,760)	(9,227,744)	(9,367,016)
Provision for income taxes	-	-	-
Net loss	$(18,594,760)	$(9,227,744)	$(9,367,016)

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Net sales

Our net sales during the year ended April 30, 2021 were $10,804,214, which consisted partially of shipped orders related to our Kickstarter and Indiegogo crowdfunding campaigns initiated in fiscal year 2019, as well as new orders placed and fulfilled to consumers via our online marketplace and to our international distributors. Our net sales during the year ended April 30, 2020 were $686,179 and were entirely related to our crowdfunding campaigns. As of April 30, 2021 and April 30, 2020, we had deferred revenue of $99,531 and $179,366, respectively, representing units that have not been shipped at year end.

Cost of sales

Our cost of sales during the year ended April 30, 2021 were $7,680,290, which represents the costs of units shipped during the period, and resulted in a gross profit of $3,123,924, or 29%. During the first quarter of the current year, we experienced a gross loss as the bulk of our sales in that period related to the shipment of initial crowdfunding orders. The loss on these shipments was due to (1) discounted pricing on the initial crowdfunding orders, (2) as fulfillment was later than initially scheduled we fulfilled orders with the “deluxe” version of launcher (including all features), as well as tennis balls, both of which increased costs, and (3) due to sanctions by the U.S. against Chinese sourced products, the import duty was raised on all launchers brought into the U.S. increasing our cost of sales. As a result, our cost of sales exceeded initial sales values raised in our crowdfunding campaigns. As of the beginning of the third quarter, substantially all of the initial crowdfunding orders had been fulfilled. Sales generated during the last two fiscal quarters represented new orders placed and fulfilled during the current year by consumers and distributors, which resulted in a positive gross profit. Currently, our cost of sales is being negatively impacted by the large increase in container costs out of Asia. Our cost of sales during the year ended April 30, 2020 were $1,370,897, and resulted in a gross loss of $684,718 for the reasons stated above relating to our crowdfunding orders.

Selling and marketing expenses

During the year ended April 30, 2021, we incurred selling and marketing expenses of $1,761,154 compared with $563,003 during the year ended April 30, 2020. This increase is largely driven by an increase in social media advertising, sponsorships, and other investments in our public relations presence in order to drive sales and build brand awareness.

General and administrative expenses

General and administrative expenses consist primarily of compensation, including share-based compensation, and other employee-related costs, as well as legal fees and fees for professional services. During the year ended April 30, 2021, we incurred general and administrative expenses of $4,749,922 compared with $5,291,075 during the year ended April 30, 2020. The decrease in general and administrative expenses is largely due to a one-time warrant grant to key employees and officers of the Company in the prior year that resulted in an expense of $3,741,746, which was partially offset in the current year by an increase in compensation expense due to increased headcount as a result of the continued growth of the business.

Research and development costs

During the year ended April 30, 2021, we incurred research and development costs of $339,385 compared with $179,982 during the year ended April 30, 2020. This increase is mainly driven by our investment in a new platform and app that will integrate artificial intelligence (AI) technology to offer more value to our customers.

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Transaction costs

During the year ended April 30, 2020, we incurred transaction costs associated with completing the Stock Purchase Agreement with Slinger Bag Americas, as well as additional professional fees associated with being a publicly traded company.

Other expenses

During the years ended April 30, 2021 and April 30, 2020, we had other expenses totaling $14,868,223 and $2,310,523, respectively. The increase in other expenses for the year ended April 30, 2021 as compared to April 30, 2020 was primarily due to increases in loss on extinguishment of debt of $3,030,495 and induced conversion loss of $51,412 due to debt extinguishment transactions during the year, increases in related party interest expense due to the increase in related party note payable balances during the year, and the increase in interest expense due to the $12,501,178 charge related to the warrants and make-whole provision that were issued in conjunction with a note payable that was entered into during the year. These increases were partially offset by decreases in amortization of debt discount of $1,188,668 and the gain on the change in fair value of derivatives for the year ended April 30, 2021 of $1,939,639.

Liquidity and Capital Resources for the Six Months Ended October 31, 2021 and 2020

Our financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $71,083,942 as of October 31, 2021 and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

The following is a summary of our cash flows from operating, investing and financing activities for the six months ended October 31, 2021 and 2020:

	For the Six Months Ended
	October 31,	October 31,
	2021	2020
Net cash used in operating activities	$(5,999,433)	$(1,544,039)
Net cash used in investing activities	(1,400,000)	-
Net cash provided by financing activities	8,209,420	2,120,000

We had cash and cash equivalents of $1,747,661 as of October 31, 2021, as compared to $928,796 as of April 30, 2021.

Net cash used in operating activities was $5,999,433 during the six months ended October 31, 2021, compared with $1,544,039 during the same period in 2020. Our net cash used in operating activities during the six months ended October 31, 2021 was primarily the result of our net loss of $42,260,669 for the period as well as increases in inventory, prepaid expenses and other current assets, and accounts receivable as well as decreases in accrued payroll and bonuses and deferred revenue during the period, which was partially offset by net non-cash expenses of $38,424,269 and increases in accounts payable and accrued expenses and accrued interest – related party during the period. Our net cash used in operating activities during the six months ended October 31, 2020 was primarily the result of our net loss of $3,898,152 for the period as well as increases in inventory and accounts receivable during the period, which was partially offset by net non-cash expenses of $1,954,328, increases in accounts payable and accrued expenses, accrued payroll and bonuses, deferred revenue and accrued interest – related party as well as a decrease in prepaid expenses and other current assets during the period.

Net cash used in investing activities was $1,400,000 and $0 for the six months ended October 31, 2021 and 2020, respectively. Our net cash used in investing activities during the six months ended October 31, 2021 consisted of $1,400,000 in issuances related to a note receivable.

Net cash provided by financing activities was $8,209,420 for the six months ended October 31, 2021, as compared to $2,120,000 for the same period in 2020. Cash provided by financing activities for the six months ended October 31, 2021 consisted of proceeds of $11,000,000 from convertible notes payable and proceeds of $1,000,000 from notes payable with a related party, which was partially offset by a $2,000,000 repayment of a note payable, a $1,000,000 repayment of related party notes payable and $800,251 in debt issuance costs related to the convertible notes payable. Cash provided by financing activities for the six months ended October 31, 2021 consisted of proceeds of $2,000,000 from notes payable with a related party and proceeds of $120,000 from a note payable.

Liquidity and Capital Resources for the Years Ended April 30, 2021 and 2020

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $28,823,273 as of April 30, 2021, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

The following is a summary of our cash flows from operating, investing and financing activities for the years ended April 30, 2021 and 2020:

	For the Year Ended
	April 30,	April 30,
	2021	2020
Cash flows from operating activities	$(4,517,457)	$(4,208,274)
Cash flows from investing activities	$(30,000)	$73,400
Cash flows from financing activities	$5,420,000	$4,217,761

We had cash and cash equivalents of $928,796 as of April 30, 2021, as compared to $79,847 as of April 30, 2020.

Net cash used in operating activities was $4,517,457 during the year ended April 30, 2021, compared with $4,208,274 during the year ended April 30, 2020. Our cash used in operating activities during the year ended April 30, 2021 was primarily the result of our net loss of $18,594,760 for the year as well as increases in inventory and accounts receivable year over year, which was partially offset by non-cash expenses of $14,892,030 and increases in accounts payable and accrued expenses, accrued payroll and bonuses and accrued interest – related party as well as a decrease in prepaid expenses and other current assets year over year. Our net cash used in operating activities during year ended April 30, 2020 was primarily the result of our net loss of $9,227,744 during the year as well as increases in inventory and prepaid expenses and other current assets, which was partially offset by non-cash expenses of $5,666,425 as well as increases in accounts payable and accrued expenses, accrued payroll and bonuses and accrued interest – related party.

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Net cash used in investing activities was $30,000 for the year ended April 30, 2021, compared with net cash provided by investing activities of $73,400 for the for year ended April 30, 2020. Investing activities for the year ended April 30, 2021 related to the purchase of the Slinger trademark, while investing activities for the year ended April 30, 2020 were the result of $73,400 in cash we acquired from the contribution of the net assets of Slinger Bag Limited.

Net cash provided by financing activities was $5,420,000 for the year ended April 30, 2021, compared with $4,217,761 for the year ended April 30, 2020. Cash provided by financing activities for the year ended April 30, 2021 consisted of proceeds of $3,300,000 from notes payable with a related party, proceeds of $3,120,000 from notes payable, and a repayment of notes payable with a related party of $1,000,000. Cash provided by financing activities for the year ended April 30, 2020 consisted of proceeds of $2,100,000 from notes payable with a related party, $1,950,000 in proceeds from convertible notes payable, and proceeds of $500,000 from a note payable, which was partially offset by a distribution to the majority shareholder for $332,239.

Description of Indebtedness

Notes Payable – Related Party

There were no outstanding borrowings from the Company’s related party lender as of October 31, 2021. Accrued interest due to this related party as of October 31, 2021 amounted to $821,925.

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Convertible Notes Payable

On August 6, 2021, the Company consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Notes (the “Convertible Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants to purchase up to 7,333,334 shares of common stock of the Company (the “Warrants” and together with the Convertible Notes, the “Securities”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions.

Total outstanding borrowings related to the Convertible Notes as of October 31, 2021 were $11,000,000. The outstanding amount is net of total discounts of $8,372,222 for a net book value of $2,627,778 as of October 31, 2021.

Note Payable

On April 15, 2021, the Company entered into a $2,000,000 note payable (the “Note”). The Note matures April 14, 2023 and bears interest at fifteen percent (15%) per year. The Company pays interest at maturity, at which time all principal and unpaid interest is due.

On August 6, 2021, the Company used the net proceeds from the issuance of the Convertible Notes to pay 100% of the outstanding principal and accrued interest of the Note.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

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BUSINESS

History of Our Company

Lazex Inc. (the “Company” or “Slinger”), was formed on July 12, 2015 as a Nevada corporation. From its inception until September 13, 2019, the Company was in the business of providing travel consulting and tour guide services. On September 16, 2019, Slinger Bag Americas Inc. (“Slinger Bag Americas”) acquired 20,000,000 shares of the Company’s common stock from its then shareholders. On September 16, 2019, the Company acquired 100% of the outstanding shares of Slinger Bag Americas when the then owner of Slinger Bag Americas contributed her shares of Slinger Bag Americas to the Company in exchange for 20,000,000 shares of the Company. The result of the foregoing transactions is that Slinger Bag Americas became a wholly owned subsidiary of the Company. From September 16, 2019 and onward, the Company ceased its performance of travel consulting and tour guide services and has switched its focus to the development of the technologies and products owned by Slinger Bag Americas and its affiliates.

On February 10, 2020, Slinger Bag Americas acquired a 100% ownership stake in Slinger Bag Ltd (“SBL”). SBL owns the intellectual property rights pertaining to the Slinger Launcher (described more fully below) and was responsible for the Kickstarter campaign described more fully below.

On February 25, 2020, the Company increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and effected a 4-1 forward split of its outstanding shares of common stock. Approval of the Company’s stockholders was not required to be obtained, as authorized by Nevada Revised Statute Section 78.207, et seq. The forward split became effective on February 25, 2020. As a result of the forward stock split, each share of the Company’s common stock outstanding has been split into four shares of the Company’s common stock. All references in this report to numbers of shares reflect the Company’s 4-1 forward split.

Through our ownership of Slinger Bag Americas and SBL, we are the owner of the Slinger Launcher and are focused on the ball sport market globally. We have developed and patented a highly portable and affordable ball launcher built into an easy to transport wheeled trolley bag (the “Slinger Launcher”). The Slinger Launcher allows anyone to simply and easily control the speed, frequency and elevation of balls that are launched for practice, training or fitness purposes.

We have initially focused all our energies on the tennis market worldwide, but we are in the early stages of developing ball launchers for other ball sports.

For the regular tennis player, the Slinger Launcher is much more than a tennis ball launcher. It also functions as a complete tennis bag with ample room for racquets, shoes, towels, water bottles and other accessories and can charge mobile phones and other devices.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product – Little Prince – which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machines products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also very expensive – often well above U.S. $1,000. Up until today 99% of all tennis ball machines have sold to tennis facilities, with only a few being sold directly to tennis playing consumers.

According to the Tennis Industry Association (www.tia.org) the single largest challenge facing tennis participation is the fact that 34% of lapsed players cited a “lack of a playing partner” as the reason for them stopping playing tennis. The Slinger Launcher goes a long way to solving this issue.

The global tennis market is regarded by industry experts, governing organizations, Tennis brands and tennis-specific market research companies as having 100 million active players globally, with as many consumers again being avid fans of the sport. Of this 100 million tennis player market, 20 million players are regarded as frequent or avid players – players who play regularly - at least 1 time per month. These avid players drive the total tennis industry and account for 80% of all tennis revenues worldwide.

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It is this avid player market that we are focused on penetrating with our Slinger Launcher and associated tennis accessories.

We intend to disrupt this traditional tennis market by creating a new ball machine category – called Slinger Launcher – and marketing portable and affordable Slinger Launchers directly to avid, regular tennis players. Constructed within a wheeled trolley tennis bag, a Slinger Launcher weighs around 15kgs / 34lbs when empty. If stored with 72 balls inside the weight increases to 19kgs / 42lbs. It can easily be stored in a car trunk, wheeled to the court and set up within minutes to use. The Slinger Launcher is powered by a 6.6Ah Lithium battery that can last up to 3.5 hours of play depending on the settings being used and on frequency of use. Slinger Launcher’s convenience as a tennis bag combined with its ease of operation and overall performance as a tennis ball launcher is the basis that we will target direct sales to these avid players.

While the initial brand focus is clearly on tennis, we are developing similar launchers to address other forms of tennis around the globe that are either rapidly gaining new participants or are already well-established sports in their own right. These include, but are not limited to, Pickleball (USA), Soft Tennis (Japan), and Paddle Tennis (International markets) all of which are currently in either development or testing and planned for introduction in calendar 2022.

On December 3, 2020, we signed an exclusive agreement with Flixsense Pty Limited d/b/a Gameface for the development of a tennis specific artificial intelligence (AI) application. We intend to introduce a market disrupting tennis app for players of all ages and abilities. This app will provide a wide range of analytics and other services and include practice and tennis fitness drills and activities, coaching tips and advice and a full suite of AI analytics. We will offer some services free of charge and will build a tiered subscription model for others. The app is expected to be ready to launch to the market later in calendar 2021.

In future years, we plan to enter new ball sport markets such as baseball, softball, cricket, badminton and others.

Our manufacturing capacity was initially approximately 2,000 units per month, but with improvements and efficiencies in the manufacturing processes across all vendor partners, the monthly production capacity rose to over 3,000 in the last fiscal quarter and current capacity is now over 5,000 units per month, which will support Slinger’s future sales targets.

We deliver Slinger Launchers directly from the final assembly facility in Xiamen, China to customers either by direct shipment from the port in China, or to third party logistics facilities in Columbia SC (USA) to support our US business, Belleville, Ontario, Canada, Rotterdam, The Netherlands to support smaller distributors in Canada, Europe, Middle East, Africa, and lastly to Israel.

Additionally, we ship full containers of our Slinger Triniti Tennis Balls from Wilson (our supplier) in Thailand to the United States for onward distribution.

We have contracted with exclusive distributors globally. These include Japan, UK, Ireland, Switzerland, Scandinavian markets (covering Denmark, Sweden, Norway, Finland) Australia, New Zealand, Bulgaria, Czech Republic, Singapore, Morocco, Slovak Republic, Hungary, Croatia, Germany, Austria, France, Italy, Spain, Portugal, Netherlands, Belgium and Luxembourg, Russia, Middle East GCC markets (including Egypt, Bangladesh and Pakistan), Malaysia, Greece, Panama, South Africa, Hong Kong, Macau, Poland, Indonesia, Philippines, Ecuador, Israel and China and we are in various stages of negotiation with other potential market distribution companies across the globe. Manufacturing production remains at full capacity – currently 5,000 units per month and Slinger has products leaving our production facility in Xiamen, China on a weekly basis en-route to our distribution centers in the United States and Europe and to our key distributor partners.

Our principal executive office is located at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244, and our telephone number is (443) 407-7564.

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Strategy

We have an opportunity to disrupt the traditional tennis market globally. We expect to drive 80% of our global ball launcher revenues through its direct-to-consumer go-to-market strategy, whether that be through its on-line e-commerce platform at www.slingerbag.com or through associated e-commerce platforms established and managed by its distribution network. The balance of revenues will be driven through partnerships with leading wholesalers, federations and teaching professional organizations and other transactions across various markets. We will operate a third-party distributor structure in all markets with the exception of the United States, the largest tennis market globally, Canada and its founder’s home market of Israel. Distributor partners will have exclusive territories and will have a recognized background within the tennis industry for their market as well as having the financial capacity and service infrastructure to aggressively grow the Slinger brand. Uniquely in the sports industry, all consumer orders received into Slingerbag.com from markets outside the United States will be routed back to our local distribution partners to fulfill and to service their local customers. All distributor partners will purchase with advanced orders, either based on a vendor-direct free-on-board (FOB) Asia direct ship or through one of our three global third-party distribution facilities on a duty paid basis and at premium cost price. Currently, we have signed a number of exclusive distribution agreements in key markets and has on-going discussions with other key potential distributor partners in other markets around the globe and is looking to close these distribution arrangements in the coming months.

The United States market will remain a direct-to-consumer market for Slinger. As the largest tennis market in the world with 17.4 million players of which 10.5 million are regular / avid players, the United States is a key market both to establish the Slinger brand and to drive demonstrable growth. Recently the industry reported a significant increase in US tennis participation and overall number of tennis play occasions, something that has been replicated in other key tennis markets around the globe. Direct-to-consumer sales will be supplemented by one or more leading tennis wholesalers who manage large databases of coach, player, college, high school and club clients. This market will be serviced out of a third-party logistics facility in West Columbia, SC and operated by one of Slinger’s preferred global logistics partners, DSV, one of the world’s leading suppliers of freight-forwarding, logistics and warehousing.

Brand Marketing

As a direct-to-consumer e-commerce brand, all marketing activity and advertising media will be centered around pushing consumers to www.slingerbag.com and converting them to purchases. We have engaged a number of leading agencies to support our global marketing efforts:

●	Brand Nation is a world class influencer marketing agency based in London. Brand Nation will lead all influencer programming globally. Slinger has seeded about 50% of its planned 1,000 global influencers to date. Influencers targeted are wide ranging and include leading sports, tennis, film, TV, music and blogger celebrities all known for the fact that they play tennis regularly and have a fan base in excess of 10,000 followers. All influencer activity is rolled back up to the Slinger social media platforms as a means of generating significant brand awareness and product interest.

●	Ad Venture Media Group is a New York based leading PPC (pay-per-click) agency whose work is grounded in sophisticated scientific analysis of consumer data and consumer trends and they are recognized globally as leaders in paid search and paid social media campaigns. Ad Venture Media will lead all Slinger PPC activity on a performance-based fee structure and is briefed to drive consumer engagement, through bespoke advertising campaigns that are aligned to our product profitability objectives.

●	In the United States market, we have partnered with an organization called Team HQS who will manage an affiliate marketing program across USA based teaching professionals, players, juniors and events. These affiliates will be provided with unique affiliate marketing codes to share with their social media followers and other such communities that they are connected to and each will receive an affiliate marketing fee based on revenues generated by consumers purchasing Slinger products attributable to their unique code.

We continue to evaluate each support agency on a monthly basis and at the same time are continually exploring new avenues to expand our reach to our core customers.

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Each of our distributor partners around the world are establishing their Slinger distribution business as Slinger itself would do if it was establishing a Slinger subsidiary in each market. As such, each distributor will also adopt all forms of Slinger brand marketing programs as well as initiating new local concepts of their own – all aimed at reaching the avid/regular tennis player directly and ensuring that the Slinger brand message is consistent around the globe. We have agreed a local marketing budget structure with each distributor as part of its distribution agreement. This marketing budget will be primarily funded by the distributor partner with an additional contribution coming from Slinger, linked to the distributors purchase objectives. Each distributor will execute local grassroots programs including demonstration days, local teaching pro partnerships, specialist tennis network communications, seeding of Slinger product locally as necessary to local key market tennis influencers to further increase the intensity of the influencer effort. Marketing dollars will also be allocated to Google, Facebook, YouTube and other social media advertising spend and, where appropriate, approved and overseen by Ad Venture Media Group.

Distribution Agreements

Slinger Bag Americas has entered into exclusive distribution agreements for Slinger’s line of products, including, but not limited to, tennis ball launcher devices, tennis ball launcher accessories, sports bags, tennis balls, tennis court accessories and other tennis related products in the following markets and with the following distributors:

Territory	Distributor	Minimum Purchase Requirement of Slinger Bag Tennis Ball Launchers
Japan	Globeride Inc.	32,500 through the end of January 2025
United Kingdom and Ireland	Framework Sports & Marketing Ltd	9,000 through the end of May 2025
Switzerland	Ace Distribution	3,000 through the end of May 2025
Denmark, Finland, Norway and Sweden	Frihavnskompagniet ApS	6,500 through the end of December 2025
Morocco	Planet Sport Sarl	1,000 through the end of December 2025
Australia	Sportsman Warehouse t/a Tennis Only	2,500 through the end of 2025
New Zealand	Sporting Goods Specialists	100 through the end of 2025
Bulgaria	Ark Dream EOOD	950 through the end of 2025
Chile	Sporting Brands Ltda	165 through the end of 2025
Croatia, Hungary and Slovenia	Go 4 d.o.o.	380 through the end of 2025
Austria, Belgium, France, Germany, Italy, Luxembourg, Portugal, Spain and The Netherlands	Dunlop International Europe Ltd	120,000 through the end of 2025
Singapore	Tennis Bot Pte Ltd	950 through the end of 2025
India	Racquets4U	10,000 through the end of 2025
Israel	Eran Shine	2,050 through the end of 2025
Bahrain, Bangladesh, Egypt, Kuwait, Maldives, Oman, Pakistan, Qatar, Saudi Arabia, Sri Lanka, Tunisia and United Arab Emirates	Color Sports Inc	3,000 through the end of 2025
Greece	Elsol	380 through the end of 2025
Panama	Orange Pro	50 through the end of 2021
Russia	Neva Sport	1,900 through the end of 2025
Malaysia	Tennis Bot	500 through the end of 2025
Czech and Slovak Republics	RaketSport s.r.o	3,000 through the end of 2025
South Africa	Golf Racket Pty Ltd	5,000 through the end of 2025
Hong Kong and Macau	Tennis Bot	750 through the end of 2025
Indonesia and Philippines	Tennis Bot	650 through the end of 2026
China	Xiamen Powerway Sports Co. Ltd	17,500 through the end of 2026
Poland	Frameworks Sports Poland	1,850 through the end of 2026
Ecuador	Brandsinc SA / Siati Express	240 through the end of 2026
Total		223,915

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Brand Endorsements

We have reached agreement with several globally recognized tennis players and coaches to become brand ambassadors.

Tommy Haas (former ATP #2 Player) has been appointed the Slinger Bag Chief Ambassador. In this role Tommy will support Slinger in building out its global ambassador team focused on identifying ambassadors in our key global business markets of Japan, Europe, Australia, China, Brazil and India. Tommy will also be very active supporting and promoting Slinger across the globe with personal appearances at Slinger events and via online training and drill videos.

Mike & Bob Bryan (aka the Bryan Brothers – the foremost doubles team in the tennis world) have extended their ambassador agreements and will continue to feature prominently in our marketing activities and messaging. Additionally, we have brand endorsements with the following athletes and coaches:

●	Eugenie Bouchard
●	Luke and Murphy Jensen (aka the Jensen Brothers)
●	Darren Cahill
●	Patrick Mouratoglou
●	Dustin Brown
●	Nick Bolletierri

Each of the foregoing athletes and coaches is or was either a world-ranked singles or doubles tennis player or, in the case of Patrick Mouratoglou, the coach of a number of world-ranked tennis players, has a large following of fans and supporters and is active across many aspects of tennis today.

The Professional Tennis Registry (PTR) – a United States-based teaching association with approximately 40,000 members will become a non-exclusive strategic partner for Slinger with all their members able to access an affiliate member part of our website.

Peter Burwash International (PBI) – a United States-based, highly respected, global tennis services company set up by Peter Burwash some 35 years ago. PBI provides tennis programs and other tennis services to as many as 56 of the globes leading hotels and resorts. Slinger Launchers will be available to use at each resort and the PBI team will be actively promoting Slinger as part of our affiliate marketing activity.

PTCA Central Europe – a European Coach organization of leading touring pro coaches and they, like others, will undertake an affiliate marketing approach.

Tie Break 10s – a global organization that owns and operates Tie Break 10 events both independently and in partnership with major global tour events, e.g., Indian Wells. These events involve top players playing ‘tie-break’ matches with the event fully completed in one evening and with a significant cash prize for the winner. Slinger will be promoted at each of these events and will be available for fans to test out as well as the Slinger brand name being prominently used on Tie Break 10s social media.

Tennis One App – a United States-based company that has developed and successfully marketed an all-inclusive tennis app for players across the globe. Slinger has engaged with Tennis One to support its coaches corner segment – a weekly podcast series and in doing so benefits from the brand exposure available through the reach of the consumers using the app on a regular basis.

Functional Tennis – an Ireland based social media tennis blog site with an excess of 250,000 followers. Slinger is engaged with Functional Tennis in a variety of ways and is the presenting sponsor of its weekly Tennis Podcast.

We are currently in discussions with other organizations, events, prominent coaches and players and has to date seeded Slinger products to 12 of the top 20 ATP male players, 5 of the top 20 WTA women players, plus numerous other top-class touring and teaching professionals.

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Throughout 2020 and 2021, we sponsored several prominent tennis events, e.g., Battle of the Brits and Tie Break 10s (all shown live across the globe).

Strategic Brand Partnerships

We are actively working on securing a number of highly visible ground-breaking strategic partnerships across tennis. These partnerships will provide us with co-branded products to supplement the core Slinger product offering and, at the same time, are expected to drive mutually beneficial marketing campaigns aimed at reaching avid tennis players globally. Details of such partners announced and active today include:

●	Wilson Sporting Goods: North America: Slinger has entered a strategic partnership with the global leader in tennis, Wilson, for the supply of co-branded Triniti Tennis Balls in the USA and Canada markets.

●	Professional Tennis Registry (PTR): The PTR is the world’s most prestigious teaching professional organization with more than 40,000 members. Slinger has partnered with PTR for the supply of Ball Launchers to their membership.

●	Peter Burwash International (PBI): A high profile organization providing coaching and tennis services to high-level, high-quality hotels, resorts and tennis facilities across the globe. Slinger is the official supplier of Ball Launchers to PBI, which will be used at each location and PBI will offer an affiliate marketing program promoting sales to its list of global clients.

●	DSV Logistics USA and OSL Logistics: DSV is one of the world’s leading suppliers of warehousing, freight forwarding and logistics. Slinger will use DSV warehousing services in the US to optimize logistical activities. OSL are currently providing all freight forwarding for the US markets and Europe as well as 3rd party warehousing logistics in Rotterdam for Europe.

Competition

There are currently no competitors with products that are similar to the Slinger Launcher, based on its portability, affordability and tennis bag functionality. There are, however, other companies that make tennis ball machines, including the following:

●	Spinshot
●	Lobster Sports
●	Spinfire Pro 2
●	Match Mate Rookie
●	Sports Tutor
●	Silent Partner

Raw Materials

All materials used in the Slinger Launcher are available off-the-shelf. The trolley bag is manufactured with 600D Polyester and has the CA65 certification for the US market. The launcher housing, Oscillator and Ball Collector tube parts are produced using an injection mold using poly propylene mixed with 30% glass fibers. The electronic motors, PCB boards and remote-control parts are all standard off-the-shelf items.

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Intellectual Property

We have applied for international design and utility patent protection for its main three products: Slinger Launcher, Slinger Oscillator and Slinger Telescopic Ball Tube. Patents have been applied for in all key markets including the US, China, Taiwan, India, Israel and EU markets and granted in China and Israel. Trademarks have been applied for in all major markets around the globe Trademark protection has been applied for and/or received in the following countries:

●	US
●	Chile
●	Taiwan
●	Mexico
●	EU
●	Russia
●	Poland
●	Czech Republic
●	Australia
●	New Zealand
●	China
●	South Korea
●	Vietnam
●	Singapore
●	India
●	Canada
●	United Arab Emirates*
●	South Africa*
●	Columbia*
●	Israel*
●	Japan*
●	Switzerland*
●	Indonesia*
●	Malaysia*
●	Thailand*
●	Turkey*
●	Argentina
●	Brazil

*Protection is pending.

We are engaged in ongoing efforts to register more trademarks across an expanding list of products, services and applications, which are in various stages of the registration process.

Slinger Bag Inc. owns the rights to its Slingerbag.com domain.

Seasonal Business

We expect to experience moderate fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to exceed those in the second and third fiscal quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions.

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Costs and Effects of Complying with Environmental Regulations

Set forth below is a detailed chart of all Product Certifications held by Slinger for key global markets covering battery, remote control (radio wave), and power charger. In addition, within the United States, Slinger complies with the required California 65 regulations in respect to the materials used in the construction of its trolley bag.

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Research and Development

We are involved in additional research and development of transportable, affordable and player-enhancing ball launching machines and associated game improvement products for all ball sports. Following a successful launch of its tennis ball launcher, Slinger is currently field testing its new pickleball, paddle and soft tennis launchers, which are expected to be introduced to the market in calendar 2022. Slinger plans to introduce similar transportable, versatile and affordable ball launchers for baseball, softball, cricket and other high participation ball sports over the course of the next 3 years. In this connection, on September 10, 2020, Slinger entered into an agreement with Igloo Design, which is the same company that designed the Slinger Launcher for tennis, for a Slinger ball launcher for baseball and softball. This development commenced during the three months ended October 31, 2020 and initial design ideas and further direction have been provided.

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We retain outside consultants to provide research and product design services and each consultant has a specific expertise (e.g., molding technology, electronics, product design, bag design as examples). We also are working with a select group of highly qualified and resourceful third-party suppliers in Asia. We are continually striving to identify product enhancements, new concepts and improvements to the production process on an on-going daily basis. In respect of any new project, management provides detailed briefs, market data, product cost targets, competitive analysis, timelines and project cost goals to either the product consultants or vendors and manages them to agreed key performance indicators (“KPIs”). These KPI’s include but are not limited to (i) manufacturing to target costs; (ii) agreed development timelines; (iii) established quality criteria; and (iv) defined performance criteria.

We also retain specialist trademark and patent attorneys and work with these attorneys on the projects, as needed.

Government Regulation

Both Slinger Launcher and Slinger Oscillator meet all the United States government requirements for electrical, radio wave and battery standards as well as having all necessary and required certification to facilitate global marketing and sales of these products.

Quality Control

Quality control is a critical function within our company. As a new brand, our business enterprise success will be solely dependent on the quality and consistency of our products. To ensure the highest levels of quality control, Slinger has engaged a QC/Vendor Management partner located in Taiwan with offices in Southern China. The QC partner, Stride-Innovation, has over 30 years of experience working with ball sport companies such as ours and is steeped in knowledge, resources and experience in working with Chinese vendors of sports equipment.

In partnership, together, we have created and documented Slinger quality guidelines, testing procedures and warranty processes. We have implemented an agreed Quality Audit process for all product parts being received and used by our product assembly vendor. All products go through a rigorous, statistically valid QC testing approval process before being confirmed as available to be released for shipment to one of our distribution centers or to any of our distribution partners.

We offer a limited warranty with all purchases in accordance with local market statutory regulations. This limited warranty can be further extended by the purchaser registering his/her unique product serial number at www.slingerbag.com/warranty.

Vendors

We work only with and through highly reputable third-party suppliers. We are in the process of finalizing vendor agreements with each of our key vendor partners and with our vendor management partner. Our management and our vendor management partner, Stride-Innovation, regularly visit the vendor facilities and monitor production, employee conditions and welfare and undertake quality control testing. We do not utilize or condone the use of child labor of any kind in the production of our products. We ensure that our vendor partners are providing quality workplace conditions, workplace health and safety, employee care and support programs that meet or exceed all statutory requirements.

Employees

We have eight people providing us services on a full-time basis – our chief executive officer, chief financial officer, controller, chief marketing officer and chief operating officer together with two people in global customer service and a global marketing coordinator. Our chief business integration officer, chief innovation officer and general counsel are also employed pursuant to service agreements, but they are not providing us services on a full-time basis. As such, our total number of employees is eleven, which consists of eight full-time and three part-time employees.

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Advisory Board

In October 2020, we appointed our first three representatives to join the newly formed Slinger Advisory Board. George Mackin joined the advisory board as a Media and Smart technology expert having previously owned the Indian Wells Tennis event and Tennis.com media and is currently Chairman of PlaySight Interactive Ltd. (PlaySight) having led PlaySight to a high level of success within the global tennis industry, Rodney Rapson joined our Advisory Board as an experienced smart technology expert and Jeff Angus joined to add support and experience to our marketing team.

Going Concern

The financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge its liabilities in the normal course of business for the foreseeable future. We have an accumulated deficit of $71,083,942 as of October 31, 2021 and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon us generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to curtail substantially or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. Our ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of shares of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our executive officers and directors and their respective ages as at the date hereof are as follows:

Name	Age	Positions and Offices
Mike Ballardie	60	President, Chief Executive Officer, Treasurer and Director
Jason Seifert	38	Chief Financial Officer
Tom Dye	68	Chief Operating Officer
Paul McKeown	66	Chief Business Integration Officer
Juda Honickman	35	Chief Marketing Officer
Mark Radom	53	General Counsel
Yonah Kalfa	39	Chief Innovation Officer

The director named above will serve until the next annual meeting of the shareholders or until his resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and director for the past five years.

Professional History of Mike Ballardie

Mike is an experienced and widely recognized tennis industry leader with 35 years of experience in Tennis as a player, a coach and business leader. Mike started his tennis business career at Wilson in the late 1980s where he spent 11 years growing and ultimately leading Wilson’s EMEA Racquet sports division.

In 2002, Mike joined Prince Sports Europe as vice-president and managing director and stayed in this role through 2012. In 2003 Mike was part of the management buyout team that acquired the Prince brand from Benetton Sports in partnership with a private equity group. In 2007, after a highly successful business turnaround the business was sold with the management team in place to another U.S. based private equity group.

In 2013, Mike became the Chief Executive Officer of Prince Global Sports, a role in which he stayed until 2016.

After Prince Global Sports, Mike owned and operated FED Sports Consulting where he managed all aspects of a major restructuring project involving Waitt Brands (a holding company for Prince Global Sports).

Immediately prior to joining Prince Sports, Mike worked for VF Corp., where he built the international business for their JanSport brand from scratch.

Mike also served for many years as an Executive Board Director for the Tennis Industry Association (TIA) both in the USA and in the UK. Mike has been at the forefront of many of the most successful tennis racket innovations over this period and highly regarded across this industry sector.

Professional History of Jason Seifert

Mr. Seifert joined the Company on July 5, 2021 from Ernst & Young where he has served as Senior Manager since 2016. Prior to joining Ernst & Young, Mr. Seifert served as the Director, Financial Reporting at The Finish Line, Inc. from 2014 to 2016 as well as the Controller of The Finish Line’s JackRabbit running division from 2015 to 2016. He holds Bachelor of Science degrees in accounting and finance from the University of Southern Indiana and is a certified public accountant.

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Professional History of Tom Dye

Mr. Dye has over 35 years of senior management experience in diverse consumer goods and manufacturing segments across the Americas, Asia, Europe, Australia and Middle East. From 1977 to 1990, Tom served as Vice President of International Operations at Wilson Sporting Goods where he was responsible for multiple international start-up operations, including launching the first wholly U.S. owned sporting goods company in Japan. From 1990 to 2001, Tom served as President of International Exports at The Coleman Company. From 2002 to 2009, Tom served in a number of roles at Prince Global Sports, the leading global manufacturer of tennis rackets, in various roles, including Vice President of Operations, Vice President/General Manager of International Operations, National Sales Manager and acting Chief Financial Officer. From 2012 to 2014, Tom served as Chief Operating Officer at Prince Global Sports. From 2015 to 2017, Tom served as Chief Operating Officer of HazTek, Inc.

Professional History of Paul McKeown

Holding a Chartered Professional Accountant designation (CPA-CMA) in Canada, Paul has 40+ years’ experience in senior management focused on finance, operations and IT functions in large multinational companies (37 years in sporting goods).

Paul started his sporting goods business career in the early 1980s at Wilson Sporting Goods Canadian subsidiary, where he led the finance, IT and operations functions. Recognizing strong processes and performance of the Canadian unit, Paul was appointed to a small team of executives to provide on-going functional support to new entities being established in Latin America and Asia.

In 1989, Wilson was acquired by Amer Sports which through further acquisitions (Atomic, Suunto, Precor and Salomon) became the largest sports “hard goods” equipment supplier in the world. Those acquisitions required leadership to integrate into Amer’s processes, and Paul led the finance and operations integration teams for Canada, Latin America, and Asia.

As a result, Paul was appointed Director of Process Integration & Development for North America. A key initiative under his leadership was transition of financial transactional processing for all Amer North American business units to the Global Financial Shared Service organization in Poland.

Following that, he was appointed Vice President Finance for Amer’s Precor Fitness brand – headquartered in Seattle Washington. In that role, he re-organized the finance team, and introduced new tools and processes which lead to significant improvements in financial performance and business control.

In Spring 2018, he retired from active service and began a consulting career with focus on financial/IT processes. He joined Slinger Bag in the summer of 2019 as a consultant and in April 2020 was appointed Chief Financial Officer of Slinger Bag. On July 5, 2021, Paul was appointed as Chief Business Integration Officer with Jason Seifert being appointed as our Chief Financial Officer.

Professional History of Juda Honickman

Juda Honickman is Chief Marketing Officer for Slinger Bag Inc. Juda joined Slinger Bag in October 2017 to lead product design and overall strategy for the company’s pre-sale crowdfunding initiative, which exceeded its goal by 2,600%. He is responsible for overseeing the planning, development and execution of the Company’s marketing and advertising initiatives along with ensuring that the Company’s offering and brand messaging is distributed across all channels and is effectively targeting audiences in order to meet sales objectives. In his role, Juda oversees the global communications of Slinger’s brand, including consumer insights, digital marketing, creative development, agency management, marketing effectiveness, social responsibility, sponsorships, media and employee communications. Juda previously served as The Director of Marketing and Strategy for a global legal tech company and before that oversaw marketing and sales for an innovative consumer tech business.

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Professional History of Mark Radom

Since September 2019, Mark Radom has been general counsel of Slinger Bag Inc. Mr. Radom has also served as general counsel of The Greater Cannabis Company, Inc. and from February 2010 through July 2015, general counsel and chief carbon officer of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Professional History of Yonah Kalfa

Yonah Kalfa joined Slinger Bag as its Chief Innovation Officer in September 2020. Prior to joining Slinger Bag, Mr. Kalfa owned and operated NA Dental, a company active in the dental supply business since 2010. Mr. Kalfa is a director of Pharmedica Ltd., Plaqless Ltd., Dusmit Ltd. and Parasonic Ltd.

Term of Office

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the Nasdaq Global Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the Nasdaq rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Significant Employees

Other than our officers and director, we currently have only one other person who we consider to be a significant employee – Charles Ruddy, who is President of our recently-acquired subsidiary, Foundation Sports Systems, LLC (“Foundation Sports”).

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Charles Ruddy has been the President and Founder of Foundation Sports since August 2017. Prior to establishing Foundation Sports, Mr. Ruddy was a consultant to Tennis Connect / Tennis Industry Association from 2004-2017 where he designed and managed the tennis industry’s first software as a service platform in 2004.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers, or persons nominated or chosen to be a director or officer. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is not registered pursuant to Section 12 of the Exchange Act. Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the fiscal years ended as indicated.

Name and Principal Position	Year ended April 30	Salary ($)	Bonus ($)	Share Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($) (7)	Total ($)
Mike Ballardie (1)	2021	360,109	635,000	-	-	119,714	1,114,823
	2020	226,750	112,500	1,496,698	-	82,212	1,918,160
Judah Honickman (2)	2021	96,000	51,000	-	-	-	147,000
	2020	107,915	51,000	748,349	-	-	907,264
Paul McKeown (3)	2021	298,589	90,000	23,756	-	-	412,345
	2020	101,525	-	374,174	-	-	475,699
Tom Dye (4)	2021	120,000	30,000	15,747	-	-	165,747
	2020	90,292	-	374,174	-	-	464,466
Mark Radom (5)	2021	84,000	21,000	15,747	-	-	120,747
	2020	34,000	-	374,174	-	-	408,174
Yonah Kalfa (6)	2021	120,000	30,000	-	-	-	150,000

(1)	Mr. Ballardie has served as the Company’s Principal Executive Officer and as Chairman of the Board of Directors since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(2)	Mr. Honickman has served as the Company’s Chief Marketing Officer since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(3)	Paul McKeown has served as the Company’s Chief Financial Officer since April 30, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(4)	Tom Dye has served as the Company’s Chief Operating Officer since April 30, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(5) (6)

Mark Radom has served as the Company’s General Counsel since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

Yonah Kalfa has served as the Company’s Chief Innovation Officer since September 7, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(7)	Represents health and related benefits.

Jason Seifert, our Chief Financial Officer, was hired following the end of our most recent fiscal year ended April 30, 2021, on July 5, 2021. Mr. Seifert is eligible to participate in our incentive plan at a 30% of base salary eligibility level based upon Company and individual performance targets, with a guaranteed minimum performance bonus of 15% of his base salary for the year ending April 30, 2022. Mr. Seifert’s base salary is $215,000 per year and he is eligible to participate in our employee benefit plan. Mr. Seifert is also eligible for other one-time warrant grants after 12 months of service with the Company and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

Share-Based Compensation Grants

The share-based awards in the above compensation table represent the grant date fair value of warrant awards issued to officers and executives and was determined in accordance with ASC Topic 718.

Service Agreements

We are party to service agreements with each of our executive officers.

Director Compensation

Mr. Ballardie is currently the sole member of the board of directors of the Company and receives no additional compensation for his service as a director.

Stock Options/SAR Grants.

None.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest except for the entry into the exclusive distribution agreement with Framework Sports and Marketing Ltd. dated May 20, 2020 for the United Kingdom and Ireland, which is owned by the brother of our chief executive officer.

Transactions with Related Persons

There have been no transactions, or currently proposed transactions, except for that mentioned above, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Our CEO, CFO and general counsel are responsible for reviewing and assessing the relevance of proposed relationships and transactions with related parties and ratify agreements for execution on our behalf.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The following table lists as of December 31, 2021, unless otherwise indicated by footnote, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

	Common Stock
Name	# of Shares (1)	% of Class (1)
Yonah Kalfa (2)	24,994,700	20.8%
2672237 Ontario Ltd.	12,524,702	10.4%
Mike Ballardie (2)	10,000,000	8.3%
Judah Honickman (2)	2,600,000	2.2%
Paul McKeown (2)	2,750,000	2.3%
Tom Dye (2)	2,750,000	2.3%
Mark Radom (2)	2,776,025	2.3%
All current officers and directors as a group (6 persons) (2)	45,870,725	38.1%

(1)

Beneficial Ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible debt or convertible preferred shares currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total number of shares of common stock outstanding on December 31, 2021, which was 41,869,622, and the shares issuable upon exercise of warrants and convertible debt. The number of shares of common stock used in computing this percentage is 120,377,201.

(2)

The above officers and directors were granted an aggregate total of 11,250,000, 4,500,000, and 10,100,000 warrants on April 30, 2020, February 9, 2021, and September 3, 2021, respectively, as compensation and bonuses. The April 30, 2020 and September 3, 2021 warrants have an exercise price of $0.001 per share, and the February 9, 2021 warrants have an exercise price of $0.001 per share for non-U.S. employees and $3.94 for U.S. employees. All of the warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant. Additionally, Yonah Kalfa and Mark Radom own 19,994,700 and 26,025 shares of common stock of the Company, respectively.

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Securities authorized for issuance under equity compensation plans.

The table below provides information regarding all compensation plans as of the end of the most recently completed fiscal year (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

On November 11, 2020, our Board of Directors approved the Slinger Bag Inc. Global Share Incentive Plan (2020), or the 2020 Plan, which was approved by stockholders holding in the aggregate 19,994,700 shares of our common stock, or approximately 75.4% of our common stock outstanding on such date. The 2020 Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company and its subsidiaries are eligible for incentive stock option awards).

We reserved a total of 15,000,000 shares for issuance under awards to be made under the 2020 Plan of which 4,900,000 remain in reserve as at the date hereof, all of which may, but need not, be issued in connection with ISOs. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2020 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	-	-	4,900,000
Equity compensation plans not approved by security holders	24,503,107	$1.01	-
Total	24,503,107	$1.01	4,900,000

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SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of January 14, 2022 by the selling shareholders.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares issuable pursuant to stock options, warrants, and convertible securities are deemed outstanding for computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

The selling stockholders, if they desire, may dispose of the shares covered by this Prospectus from time to time at such prices as it may choose. Before a stockholder not named below may use this Prospectus in connection with an offering of shares, this Prospectus must be amended or supplemented to include the name and number of shares beneficially owned by the selling stockholder and the number of shares to be offered. Any amended or supplemented Prospectus also will disclose whether any selling stockholder named in that amended or supplemented Prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented Prospectus. None of the selling stockholders has held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years. As used in this Prospectus, “selling stockholders” includes the donees, pledgers, transferees, or other successors-in-interest who my later hold the interest held by the selling stockholders.

Name of Selling Stockholder	Convertible Debt Investment ($)	Shares of Common Stock Beneficially Owned On Exercise of Warrants(1)	Shares of Common Stock Beneficially Owned Upon Conversion of Notes(2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(3)
3i, LP (4)	1,200,000	666,667	800,000	1,466,667
Aikido Pharma Inc. (5)	1,680,000	933,333	1,120,000	2,053,333
Anson East Master Fund LP (6)	300,000	166,667	200,000	366,667
Anson Investment Master Fund LP (7)	900,000	500,000	600,000	1,100,000
Anthony Hayes	120,000	66,667	80,000	146,667
Bradley Yam	300,000	166,667	200,000	366,667
Cavalry Fund 1 LP (8)	600,000	333,333	400,000	733,333
Cavalry Investment Fund LP (8)	300,000	166,667	200,000	366,667
Cavalry Special Ops Fund LLC (8)	300,000	166,667	200,000	366,667
Digital Power Lending, LLC (9)	3,600,000	2,000,000	2,400,000	4,400,000
Efrat Investments LLC (10)	1,800,000	1,000,000	1,200,000	2,200,000
Jason Diamond	-	100,000	-	100,000
Joshua Goodman	-	7,162	-	7,162
Kyle Wool & Soo Yu	300,000	166,667	200,000	366,667
Oasis Capital LLC (11)	600,000	333,333	400,000	733,333
Rise Investments International II Series 10, LLC (12)	300,000	166,667	200,000	366,667
Robert L. Malin	-	26,790	-	26,790
SB Invesco LLC (13)	150,000	83,333	100,000	183,333
Spartan Capital Securities, LLC (14)	-	109,076	-	109,076
Smart Sports LLC (15)	150,000	83,333	100,000	183,333
Warberg WF IX LP (16)	150,000	83,333	100,000	183,333
Warberg WF VIII LP (17)	150,000	83,333	100,000	183,333
William Coons	-	23,639	-	23,639
William Moreno	300,000	166,667	200,000	366,667
	$13,200,000	7,600,001	8,800,000	16,400,001

(1)	Includes shares of our common stock issuable upon the exercise of warrants. The strike price of the warrants is $3.00 for the convertible note holders and $3.30 for the Spartan Capital holders and the warrant coverage granted is 200%.

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(2)	Includes shares of our common stock issuable upon the conversion of debt. We have used a price per share of common stock of $1.50 solely for the purposes of making a good faith estimate as to a reasonable number of shares issuable upon full conversion of the Notes to be registered.
(3)	Includes shares of our common stock issuable upon the exercise of warrants and the shares of common stock issuable upon conversion of the Notes. Assuming that each selling stockholder sells all of its shares being offered pursuant to this prospectus, the shares of common stock beneficially owned after the offering for each selling stockholder would be zero.
(4)	The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly indirectly by 3i Management, LLC and 3i, LP. Such persons and entities have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, Inc (“FINRA”) or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.
(5)	Anthony Hayes, CEO, has the voting and investment control over the securities held by Aikido Pharma, Inc.
(6)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the shares of common stock held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.
(7)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.
(8)	Thomas Walsh, the Managing Member of Cavalry Fund 1 LP, Cavalry Investment Fund LP, and Cavalry Special Ops Fund LLC, has the voting and investment control over the securities held by Cavalry Fund 1 LP, Cavalry Investment Fund LP, and Cavalry Special Ops Fund LLC.
(9)	David J. Katzoff is the Manager of Digital Power Lending, LLC and exercises sole voting and investment power on behalf thereof. The address of the selling stockholder is 201 Shipyard Way, Suite E, Newport Beach, CA 92663.

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(10)	Pinny Rotter has voting and dispositive powers over the shares held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. Efrat Investments LLC was previously an investor in our Company.
(11)	Adam Long has the voting and investment control over the securities held by Oasis Capital LLC.
(12)	Stephen Brian Graham has the voting and investment control over the securities held by Rise Investments International II Series 10, LLC.
(13)	David Chessler has the voting and investment control over the securities held by SB Invesco LLC. SB Invesco LLC previously issued a loan to our Company which was paid in full by the Company.
(14)	John D. Lowry has the voting and investment control over the securities held by Spartan Capital Securities, LLC.
(15)	George Mackin has the voting and investment control over the securities held by Smart Sports LLC. Smart Sports LLC was granted a warrant by the Company in exchange for services provided to the Company.
(16)	Daniel Warsh is the Manager of Warberg WF IX LP and has the voting and investment control over the securities held by Warberg WF IX LP. The address of Warberg WF IX LP is 716 Oak St., Winnteka, IL 60093.
(17)	Daniel Warsh is the Manager of Warberg WF VIII LP and has the voting and investment control over the securities held by Warberg WF VIII LP. The address of Warberg WF VIII LP is 716 Oak St., Winnteka, IL 60093.

Except for Spartan Capital, LLC, a FINRA member, none of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described above in notes (10), (13) and (15). Spartan Capital received 266,667 warrants to purchase an aggregate of 266,667 shares of our common stock as partial compensation for its services as placement agent as described below.

The Company engaged Spartan Capital, as the exclusive placement agent for the Offering, and granted them warrants to purchase 266,667 shares of our common stock containing substantially the same terms as the warrants issued to investors in the Offering.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our articles of incorporation, bylaws and Chapters 78 and 92A of the Nevada Revised Statutes as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our articles of incorporation, our bylaws and the provisions of Nevada law. You should read the provisions of our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2021, there were 41,869,622 shares of common stock outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable.

Each share of our common stock entitles its holder to one vote on all matters to be voted or consented upon by the stockholders. Holders of shares of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors collectively hold the voting power to elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as dissolution, merger or an amendment to our articles of incorporation. At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Our bylaws may be amended or repealed and new bylaws adopted by our board of directors; however, a two-thirds vote is required for stockholders to alter or repeal any bylaws or adopt new bylaws.

Holders of shares of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our board of directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of holders of any shares of preferred stock we may issue in the future.

In the event of our liquidation, dissolution or winding up, each outstanding share of our common stock is entitled to share ratably in all assets available for distribution after the payment and satisfaction of all of our debts and other liabilities, subject to the prior rights of holders of any shares of preferred stock. The holders of shares of our common stock have no subscription, redemption or conversion privileges. Holders of shares of our common stock do not have pre-emptive rights. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock or any other class of series of stock which has preference over our common stock which we may issue in the future.

Preferred Stock

We do not have any authorized shares of preferred stock and no shares of our preferred stock or other series of capital stock is outstanding. We have no other securities outstanding that may be converted into, exchanged for, shares preferred stock or other series of capital stock.

Anti-Takeover Law, Business Combinations and Certain Stockholder Rights

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Acquisitions of Controlling Interests

Nevada law contains provisions governing the acquisition of a controlling interest, commonly referred to as the “Control Share Act”. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Act provides that a person or entity acquires a “controlling interest” when such person or entity it acquires outstanding voting shares that, but for the operation of the Control Share Act, enables the acquiring person or entity, 20 to 33-1/3%; 33-1/3 to 50%; or more than 50% of all the voting power of the corporation in the election of directors.

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An “acquisition” is generally defined as the direct or indirect acquisition of a “controlling interest”. The articles of incorporation or the bylaws of a Nevada corporation may provide that the Control Share Act does not apply to the corporation or to the acquisition of a controlling interest. Our articles of incorporation and bylaws do not exempt our common stock from the Control Share Act.

The Control Share Act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An “Issuing Corporation” is a Nevada corporation that as of any date (i) has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

Certain Business Combinations

The Nevada Business Combination Act may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding shares of the corporation, or (iii) representing more than 10% of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a “resident domestic corporation”, or an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the resident domestic corporation. A “resident domestic corporation” is defined as a Nevada corporation that has 200 or more stockholders of record.

A corporation subject to the Business Combination Act may not engage in a “combination” with any interested stockholder within two years after such person became an interested stockholder unless the combination or purchase meets the requirements, if any, in the corporation’s articles of incorporation, and the combination or the transaction by which such person became an interested stockholder is approved by the board of directors before the person became an interested stockholder or the combination is approved by the board of directors and is approved at an annual or special meeting of stockholders by the affirmative vote of holders of at least 60% of the outstanding voting power not owned by the interested stockholder or its associates or affiliates. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors or a majority of the outstanding voting power not held by the interested stockholder or its associates or affiliates, or if the combination otherwise satisfies the requirements set forth in the Business Combination Act.

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Right of Shareholders on Mergers, Conversions, Exchanges

Chapter 92A of the Nevada Revised Statutes governing, among other things, mergers, conversions and exchanges, sets forth certain rights of shareholders in connection with such transactions, including, without limitation, the right to dissent from certain corporate actions and to obtain payment for shares, subject to the limitations provided therein on the right of dissent.

Articles of Incorporation and Bylaws

Nevada corporate law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. Other than as described above, our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of our company.

Limitation of Liability and Indemnification

Our directors and officers are subject to the indemnification provisions provided by the Nevada Revised Statures (NRS) and our by-laws. We have also agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. Our bylaws provide that directors and officers shall be indemnified and held harmless to the fullest extent permitted by law. Our articles of incorporation do not contain any provision that expands the individual liability of our directors and officers beyond that prescribed by NRS Section 78.138 (relating to fiduciary duties of directors and officers).

NRS Section 78.7502 generally provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as set forth in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Market for Shares of Common Stock

Shares of our common stock are quoted on the OTCQB of the OTC Markets Group Inc. under the symbol “SLBG”.

Transfer Agent

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	agreements between broker-dealers and the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $54,139.34 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

70

SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2021, we had 41,869,622 shares of common stock outstanding. Of those shares, the 16,400,001 shares (including 7,600,001 shares to be issued on the exercise of warrants and 8,800,000 shares to be issued on the conversion of the Notes) covered by this prospectus upon sale will be freely transferrable without restrictions unless purchased by persons deemed to be our affiliates as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 under the Securities Act. Of our shares of common stock that are outstanding, 35,288,871 are “restricted,” which means they were originally sold in an offering not registered under the Securities Act. Restricted shares may be sold through registration under the Securities Act or under an applicable exemption from registration, such as provided by Rule 144, which is summarized below.

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding, which will equal approximately 543,586 shares immediately after this offering, based on the number of shares of common stock outstanding as of August 27, 2021. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

Our consolidated balance sheets as of April 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the fiscal years ended April 30, 2021 and 2020 included elsewhere in this prospectus, have been audited by Mac Accounting Group, LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of PlaySight Interactive Ltd. (“PlaySight”) at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 appearing in this prospectus and Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent auditor, as set forth in its report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about PlaySight’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this Prospectus. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

71

F-1

SLINGER BAG INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and the historical consolidated financial statements of PlaySight and Gameface as adjusted to give effect to the Company’s acquisition of PlaySight and Gameface (the “Pending Acquisitions”). For more information on these probable acquisitions, see “Prospectus Summary—PlaySight Acquisition” and “Prospectus Summary—Business Overview.”

PlaySight’s business involves sports video technology, data capture, high performance analytics and automated video production. PlaySight will also bring a growing, recurring revenue stream of sports clients and content subscribers to the Company.

Gameface has developed the AI capabilities for the forthcoming Slinger app, including instant analysis of groundstrokes and biomechanics as well as event recognition from match play situations, all captured through a phone’s camera. Gameface’s platform is designed to deliver both technical (biomechanics) and tactical (strategy) insights through its camera agnostic AI video platform.

The acquisitions of PlaySight and Gameface are expected to close within one month of the date of this prospectus. After the closing of the Pending Acquisitions, the Company will formally launch its Watch, Play, Learn strategy pursuant to which it will endeavor to build a connected sports technology business based on (i) ball launchers across a range of sports, (ii) content, streaming and data (through PlaySight technology), (iii) performance, artificial intelligence, data and content (through Gameface technology) and Saas applications (through Foundation Sports technology).

The unaudited pro forma condensed combined statements of operations for the six months ended October 31, 2021 and the 12 months ended April 30, 2021 give effect to these transactions as if they had occurred on May 1, 2020. The unaudited pro forma condensed combined balance sheet as of October 31, 2021 gives effect to these transactions as if they had occurred on October 31, 2021. The unaudited pro forma condensed combined financial statements were derived from the following historical information:

●	The Company’s unaudited balance sheet and unaudited statement of operations as of and for the six months ended October 31, 2021 and its audited statement of operations for the fiscal year ended April 30, 2021;
●	PlaySight’s unaudited balance sheet and unaudited statement of operations as of and for the six months ended September 30, 2021 and its unaudited statement of operations for the twelve months ended March 31, 2021 (these PlaySight financials were derived from the PlaySight audited year end financials of the company as of December 31, 2020 and adjusted to reflect unaudited quarterly financial information in order to more closely align PlaySight’s year end with the Company’s April 30, 2021 year end); and
●	Gameface’s unaudited balance sheet and unaudited statement of operations as of and for the six months ended September 30, 2021 and its unaudited statement of operations for the twelve months ended March 31, 2021 (these Gameface financials were derived from the Gameface audited year end financials of the company as of June 30, 2021 and adjusted to reflect unaudited quarterly financial information in order to more closely align Gameface’s year end with the Company’s April 30, 2021 year end).

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and PlaySight’s historical financial information included elsewhere in this prospectus.

F-2

Unaudited Pro Forma Condensed Combined Balance Sheet

As of October 31, 2021

(in thousands)

	Slinger	PlaySight	Gameface	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets

Current assets
Cash and cash equivalents	$1,748	$380	$431	$-		$2,559
Accounts receivable, net	847	250	-	-		1,097
Inventories, net	8,578	506	-	-		9,084
Loan and interest receivable	1,435	-	-	(1,435)	(a)	-
Prepaid expenses and other current assets	587	772	-	-		1,359
Total current assets	13,195	1,908	431	(1,435)		14,099

Goodwill	1,240	-	-	52,098	(b)	53,338
Other intangible assets, net	2,291	-	-	20,440	(c)	22,731
Finished products used in operations, net	-	5,021	-	-		5,021
Other non-current assets	-	782	103	-		885
Total assets	$16,726	$7,711	$534	$71,103		$96,074

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable and accrued expenses	$5,306	$1,081	$75	$-		$6,462
Accrued payroll and bonuses	1,211	997	-	-		2,208
Deferred revenue	71	1,988	-	180	(d)	2,239
Accrued interest - related party	822	-	-	-		822
Convertible notes payable, net	2,628	-	-	-		2,628
Derivative liabilities	14,870	-	-	-		14,870
Contingent consideration	-	-	-	10,209	(e)	10,209
Other current liabilities		563	92	(299)	(f)	356
Total current liabilities	24,908	4,629	167	10,090		39,794

Long-term liabilities
Convertible loans	-	24,020	-	(24,020)	(f)	-
Long-term deferred revenue	-	1,326	-	-		1,326
Other long-term liabilities	-	1,010	-	(896)	(f)	114
Total liabilities	24,908	30,985	-	(14,826)		41,234

Convertible preferred shares	-	30,761	-	(30,761)	(f)	-

Total shareholders’ equity (deficit)	(8,182)	(54,035)	367	116,690	(g)	54,840
Total liabilities and shareholders’ deficit	$16,726	$7,711	$534	$71,103		$96,074

F-3

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended October 31, 2021

(in thousands, except per share information)

	Slinger	PlaySight	Gameface	Pro Forma Adjustments	Notes	Pro Forma Combined

Net sales	$7,938	$3,151	$58	$(42)	(h)	$11,105
Cost of sales	5,068	2,041	-	-		7,109
Gross income	2,870	1,110	58	(42)		3,996

Operating expenses:
Selling and marketing expenses	1,595	1,138	82	-		2,815
General and administrative expenses	38,593	638	115	-		39,346
Research and development costs	277	1,409	187	-		1,873
Total operating expenses	40,465	3,185	384	-		44,034
Loss from operations	(37,595)	(2,075)	(326)	(42)		(40,038)

Other expense (income):
Amortization of debt discounts	2,650	-	-	-		2,650
Loss (gain) on extinguishment of debt	7,097	-	-	-		7,097
Gain on change in fair value of derivatives	(9,131)	-	-	-		(9,131)
Loss on issuance of convertible notes	3,689	-	-	-		3,689
Interest expense - related party	79	-	-	-		79
Interest expense, net	282	1,525	-	-		1,807
Total other expense	4,666	1,525	-	-		6,191
Loss before income taxes	(42,261)	(3,600)	(326)	(42)		(46,229)
Benefit for income taxes	-	-	(10)	-		(10)
Net loss	(42,261)	(3,600)	(316)	(42)		(46,219)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	8	-	-	-		8
Total other comprehensive gain (loss), net of tax	8	-	-	-		8
Comprehensive loss	$(42,253)	$(3,600)	$(316)	$(42)		$(46,211)

Net loss per share, basic and diluted	$(1.20)					$(0.61)
Weighted average number of common shares outstanding, basic and diluted	35,104,580			41,142,858	(i)	76,247,438

F-4

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended April 30, 2021

(in thousands, except per share information)

	Slinger	PlaySight	Gameface	Pro Forma Adjustments	Notes	Pro Forma Combined

Net sales	$10,804	$5,563	$182	(125)	(h)	$16,424
Cost of sales	7,680	3,602	-	-		11,282
Gross income	3,124	1,961	182	(125)		5,142

Operating expenses:
Selling and marketing expenses	1,761	2,187	238	-		4,186
General and administrative expenses	4,750	1,175	353	-		6,278
Research and development costs	339	2,254	394	-		2,987
Total operating expenses	6,850	5,616	985	-		13,451
Loss from operations	(3,726)	(3,655)	(803)	(125)		(8,309)

Other expense (income):
Amortization of debt discounts	377	-	-	-		377
Loss (gain) on extinguishment of debt	3,030	-	-	-		3,030
Induced conversion loss	51	-	-	-		51
Gain on change in fair value of derivatives	(1,940)	-	-	-		(1,940)
Interest expense - related party	609	-	-	-		609
Interest expense, net	12,741	5,156	-	-		17,897
Total other expense	14,868	5,156	-	-		20,024
Loss before income taxes	(18,594)	(8,811)	(803)	(125)		(28,333)
Benefit for income taxes	-	-	(41)	-		(41)
Net loss	(18,594)	(8,811)	(762)	(125)		(28,292)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	(15)	-	-	-		(15)
Total other comprehensive gain (loss), net of tax	(15)	-	-	-		(15)
Comprehensive loss	$(18,609)	$(8,811)	$(762)	$(125)		$(28,307)

Net loss per share, basic and diluted	$(0.70)					$(0.42)
Weighted average number of common shares outstanding, basic and diluted	26,723,038			41,142,858	(i)	67,865,896

F-5

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the pending business combinations, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combinations will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the Pending Acquisitions’ assets acquired and liabilities assumed and will conform the accounting policies of the Pending Acquisitions to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of the Pending Acquisitions as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 — Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of the Pending Acquisitions’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the assumed acquisition date (in thousands):

	PlaySight	Gameface	Total
Cash and cash equivalents	$380	$431	$811
Accounts receivable, net	250	-	250
Inventories, net	506	-	506
Loan and interest receivable	(1,435)	-	(1,435)
Prepaid expenses and other current assets	772	-	772
Goodwill	42,255	9,543	52,098
Other intangible assets, net	17,450	2,990	20,440
Finished products used in operations, net	5,021	-	5,021
Other non-current assets	782	103	885
Accounts payable and accrued expenses	(1,081)	(75)	(1,156)
Accrued payroll and bonuses	(997)	-	(997)
Deferred revenue	(2,168)	-	(2,168)
Contingent consideration	(8,726)	(1,483)	(10,209)
Other current liabilities	(264)	(92)	(356)
Long-term deferred revenue	(1,326)	-	(1,326)
Other long-term liabilities	(114)	-	(114)
Total consideration	$51,605	$11,417	$63,022

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

F-6

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the loan amount from the Company to PlaySight that will reduce the number of shares issued as part of the purchase price.

(b)	Reflects adjustment to record goodwill associated with the Pending Acquisitions of $52.1 million as shown in Note 2.

(c)	Reflects adjustment to record intangible assets associated with the Pending Acquisitions as shown in Note 2. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, internally developed software and customer relationships.

The following table summarizes the estimated fair values of the Pending Acquisitions’ identifiable intangible assets (in thousands) and their estimated useful lives:

	Estimated useful life (in years)	PlaySight	Gameface	Total
Trade name	12	$5,820	$420	$6,240
Internally developed software	4	8,060	910	8,970
Customer relationships	10 - 13	3,570	1,660	5,230
Total		$17,450	$2,990	$20,440

(d)	Represents the estimated adjustment to increase the assumed deferred revenue obligations to fair value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining extended maintenance obligations plus a normal profit margin.

(e)	Represents the fair value of the earn out shares related to the consummation of the Pending Acquisitions.

(f)	Represents the loans and convertible preferred shares of PlaySight that will be converted to equity upon the completion of the acquisition.

(g)	Represents the elimination of the historical equity of the Pending Acquisitions and the issuance of common shares to finance the acquisition.

(h)	Represents the elimination of intercompany sales from Gameface to the Company as part of the development of a tennis specific artificial intelligence application.

(i)	Represents the increase in weighted average shares in connection with the issuance of 41,142,858 common shares as part of the Pending Acquisitions.

F-7

SLINGER BAG INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED OCTOBER 31, 2021

SLINGER BAG INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2021	April 30, 2021
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$1,747,661	$928,796
Accounts receivable, net	846,529	762,487
Inventories, net	8,578,431	3,693,216
Prepaid inventory	475,913	140,047
Loan and interest receivable	1,435,219	-
Prepaid expenses and other current assets	110,970	60,113
Total current assets	13,194,723	5,584,659

Goodwill	1,240,000	-
Other intangible assets, net	2,290,895	112,853
Total assets	$16,725,618	$5,697,512

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable and accrued expenses	$5,306,355	$2,050,476
Accrued payroll and bonuses	1,210,805	1,283,464
Deferred revenue	71,242	99,531
Accrued interest - related party	821,925	747,636
Notes payable - related party, net	-	6,143,223
Convertible notes payable, net	2,627,778	-
Derivative liabilities	14,870,050	13,813,449
Total current liabilities	24,908,155	24,137,779

Long-term liabilities
Note payable, net	-	10,477
Total liabilities	24,908,155	24,148,256

Commitments and contingencies (Note 11)

Shareholders’ deficit
Common stock, $0.001 par value, 300,000,000 shares authorized, 41,869,622 and 27,642,828 shares issued and outstanding as of October 31, 2021 (unaudited) and April 30, 2021, respectively; 0 and 6,921,299 shares issuable as of October 31, 2021 (unaudited) and April 30, 2021, respectively	41,870	27,643
Additional paid-in capital	62,871,881	10,365,056
Accumulated other comprehensive loss	(12,346)	(20,170)
Accumulated deficit	(71,083,942)	(28,823,273)
Total shareholders’ deficit	(8,182,537)	(18,450,744)
Total liabilities and shareholders’ deficit	$16,725,618	$5,697,512

See accompanying notes to unaudited condensed consolidated financial statements

F-8

SLINGER BAG INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

	For the Three Months Ended		For the Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$5,400,542	$2,620,068	$7,938,115	$3,185,053
Cost of sales	3,315,605	1,579,750	5,067,956	2,516,650
Gross income	2,084,937	1,040,318	2,870,159	668,403

Operating expenses:
Selling and marketing expenses	887,809	397,922	1,594,906	699,940
General and administrative expenses	36,197,888	829,510	38,592,687	1,588,778
Research and development costs	103,318	15,439	277,366	43,549
Total operating expenses	37,189,015	1,242,871	40,464,959	2,332,267
Loss from operations	(35,104,078)	(202,553)	(37,594,800)	(1,663,864)

Other expense (income):
Amortization of debt discounts	2,629,069	52,543	2,650,285	286,251
Loss on extinguishment of debt	1,978,295	1,999,487	7,096,730	1,432,820
Induced conversion loss	-	51,412	-	51,412
Gain on change in fair value of derivatives	(4,803,569)	-	(9,130,913)	-
Loss on issuance of convertible notes	3,689,369	-	3,689,369	-
Interest expense - related party	22,495	144,085	78,728	316,549
Interest expense, net	205,620	74,046	281,670	147,256
Total other expense	3,721,279	2,321,573	4,665,869	2,234,288
Loss before income taxes	(38,825,357)	(2,524,126)	(42,260,669)	(3,898,152)
Provision for income taxes	-	-	-	-
Net loss	(38,825,357)	(2,524,126)	(42,260,669)	(3,898,152)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	20,852	(1,544)	7,824	(2,937)
Total other comprehensive gain (loss), net of tax	20,852	(1,544)	7,824	(2,937)
Comprehensive loss	$(38,804,505)	$(2,525,670)	$(42,252,845)	$(3,901,089)

Net loss per share, basic and diluted	$(0.95)	$(0.10)	$(1.20)	$(0.15)
Weighted average number of common shares outstanding, basic and diluted	41,080,733	26,420,584	35,104,580	26,255,603

See accompanying notes to unaudited condensed consolidated financial statements

F-9

SLINGER BAG INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total
Balance, April 30, 2020	24,749,354	$24,749	$5,214,970	$(5,036)	$(10,228,513)	$(4,993,830)
Shares issued related to note payable	1,216,560	1,217	(1,217)	-	-	-
Shares and warrants issued in connection with services	243,800	244	65,582	-	-	65,826
Foreign currency translation	-	-	-	(1,393)	-	(1,393)
Net loss	-	-	-	-	(1,374,026)	(1,374,026)
Balance, July 31, 2020	26,209,714	$26,210	$5,279,335	$(6,429)	$(11,602,539)	$(6,303,423)
Shares issued for conversion of convertible debt	300,000	300	238,149	-	-	238,449
Shares and warrants issued in connection with services	100,000	100	117,919	-	-	118,019
Warrants issued related to notes payable – related party	-	-	2,069,617	-	-	2,069,617
Foreign currency translation	-	-	-	(1,544)	-	(1,544)
Net loss	-	-	-	-	(2,524,126)	(2,524,126)
Balance, October 31, 2020	26,609,714	$26,610	$7,705,020	$(7,973)	$(14,126,665)	$(6,403,008)

Balance, April 30, 2021	27,642,828	$27,643	$10,365,056	$(20,170)	$(28,823,273)	$(18,450,744)
Shares issued for conversion of notes payable – related party	1,636,843	1,637	6,218,366	-	-	6,220,003
Shares issued in connection with acquisition	540,000	540	3,549,460	-	-	3,550,000
Shares and warrants issued in connection with services	109,687	110	618,444	-	-	618,554
Share-based compensation	50,215	50	187,753	-	-	187,803
Foreign currency translation	-	-	-	(13,028)	-	(13,028)
Net loss	-	-	-	-	(3,435,312)	(3,435,312)
Balance, July 31, 2021	29,979,573	$29,980	$20,939,079	$(33,198)	$(32,258,585)	$(11,322,724)
Shares issued for conversion of warrants	4,950,000	4,950	(2,200)	-	-	2,750
Shares issued for conversion of common shares issuable	6,921,299	6,921	-	-	-	6,921
Elimination of related party derivative liabilities	-	-	8,754,538	-	-	8,754,538
Shares and warrants issued in connection with services	18,750	19	799,155	-	-	799,174
Share-based compensation	-	-	32,381,309	-	-	32,381,309
Foreign currency translation	-	-	-	20,852	-	20,852
Net loss	-	-	-	-	(38,825,357)	(38,825,357)
Balance, October 31, 2021	41,869,622	$41,870	$62,871,881	$(12,346)	$(71,083,942)	$(8,182,537)

See accompanying notes to unaudited condensed consolidated financial statements

F-10

SLINGER BAG INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	October 31,	October 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(42,260,669)	$(3,898,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	131,958	-
Gain on change in fair value of derivatives	(9,130,913)	-
Shares and warrants issued in connection with services	1,417,728	183,845
Share-based compensation	32,569,112	-
Loss on extinguishment of debt	7,096,730	1,432,820
Induced conversion loss	-	51,412
Amortization of debt discounts	2,650,285	286,251
Loss on issuance of convertible notes	3,689,369	-

Changes in operating assets and liabilities:
Accounts receivable, net	(84,262)	(353,505)
Inventories, net	(4,886,227)	(993,049)
Prepaid expenses and other current assets	(422,119)	110,455
Accounts payable and accrued expenses	3,256,234	327,579
Accrued payroll and bonuses	(72,659)	361,608
Deferred revenue	(28,289)	630,148
Accrued interest - related party	74,289	316,549
Net cash used in operating activities	(5,999,433)	(1,544,039)

Cash flows from investing activities
Note receivable issuance	(1,400,000)	-
Net cash used in investing activities	(1,400,000)	-

Cash flows from financing activities
Proceeds from convertible notes payable	11,000,000	-
Debt issuance costs related to convertible notes payable	(800,251)	-
Proceeds from notes payable – related party	1,000,000	2,000,000
Repayments of notes payable – related party	(1,000,000)	-
Repayment of note payable	(2,000,000)	-
Proceeds from note payable	-	120,000
Other financing activities	9,671	-
Net cash provided by financing activities	8,209,420	2,120,000

Effect of exchange rate fluctuations on cash and cash equivalents	8,878	(2,937)

Net change in cash and cash equivalents	818,865	573,024
Cash and cash equivalents, beginning of the period	928,796	79,847
Cash and cash equivalents, end of the period	$1,747,661	$652,871

Supplemental disclosure of cash flow information
Interest paid	$111,105	$140,180
Income taxes paid	3,896	-

Supplemental disclosure of non-cash investing and financing activities
Shares issued for conversion of notes payable – related party	$6,220,003	$-
Shares issued in connection with acquisition	3,550,000	-
Elimination of related party derivative liabilities	8,754,538	-
Derivative liabilities recorded as debt discounts of convertible notes	10,199,749	-
Conversion of note payable and accrued interest into common stock	-	187,037
Warrants issued with note payable	-	70,130

See accompanying notes to unaudited condensed consolidated financial statements

F-11

SLINGER BAG INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 20,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 20,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 20,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada at that time.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. The owner of SBL contributed it to Slinger Bag Americas for no consideration.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”) (see Note 4).

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Foundation Sports are collectively referred to as the “Company.”

The Company operates in the sporting and athletic goods business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher, as well as other associated tennis accessories.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Foundation Sports for the periods presented. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $71,083,942 as of October 31, 2021, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-12

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and based upon Securities and Exchange Commission rules that permit reduced disclosure for interim periods. For a more complete discussion of significant accounting policies and certain other information, you should refer to the financial statements included in Slinger Bag Inc.’s Annual Report on Form 10-K for the year ended April 30, 2021. These financial statements reflect all adjustments that are necessary for a fair presentation of results of operations and financial condition for the interim periods shown, including normal recurring accruals and other items. The results for the interim periods are not necessarily indicative of results for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts have been reclassified in these consolidated financial statements to conform to current year presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company had no allowance for doubtful accounts as of October 31, 2021 or April 30, 2021.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of October 31, 2021 consisted of $3,820,645 of finished goods, $3,441,456 of component and replacement parts, $1,566,330 of capitalized duty and freight, and a $250,000 inventory reserve. The Company’s inventory as of April 30, 2021 consisted of $1,591,826 of finished goods, $1,777,028 of component and replacement parts, $347,362 of capitalized duty and freight, and a $23,000 inventory reserve.

F-13

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity.

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the three and six months ended October 31, 2021:

Note derivative is related to	October 31, 2021 ending balance	Gain (loss) for three months ended October 31, 2021	Gain (loss) for six months ended October 31, 2021
4/11/21 conversion of 12/24/20 note payable	$795,482	$441,178	$434,369
4/15/21 note payable	-	1,788,123	6,014,245
5/26/21 conversion of notes payable – related party	-	2,759,718	2,867,749
8/6/21 convertible notes	14,074,568	(185,450)	(185,450)
Total	$14,870,050	$4,803,569	$9,130,913

The Black-Scholes option pricing model assumptions for the derivative liabilities during the six months ended October 31, 2021 and 2020 consisted of the following:

	2021	2020
Expected life in years	1.7 – 5.0 years	N/A
Stock price volatility	50% – 155%	N/A
Risk free interest rate	0.16% – 1.21%	N/A
Expected dividends	0%	N/A

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

F-14

Goodwill

The Company accounts for goodwill and other intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill and intangible assets with indefinite lives not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually.

The goodwill impairment test is a two-step test. In the first step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company is not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step of the goodwill impairment test in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. The activities in the second step include valuing the tangible and intangible assets and liabilities. If the implied fair value of goodwill is less than the carrying value, an impairment loss is recognized for the difference.

There was no impairment of goodwill during the six months ended October 31, 2021 or 2020.

Intangible Assets

Intangible assets relate to the “Slinger” technology trademark, which the Company purchased on November 10, 2020, as well as the intangible assets related to the purchase of Foundation Sports on June 21, 2021 (see Note 4). The Slinger trademark is amortized over its expected life of 20 years. Amortization expense for the six months ended October 31, 2021 and 2020 related to the Slinger trademark was $2,904 and zero, respectively.

Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was no impairment of long-lived assets identified during the six months ended October 31, 2021 or 2020.

Share-Based Payments

The Company accounts for share-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). Under the fair value recognition provisions of this topic, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 6: Convertible Notes Payable, Note 7: Note Payable and Note 10: Shareholders’ Equity.

The warrants granted during the six months ended October 31, 2021 and 2020 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	2021	2020
Expected life in years	5 - 10 years	10 years
Stock price volatility	50% - 157%	148% - 152%
Risk free interest rate	0.90% - 1.63%	0.68% - 0.85%
Expected dividends	0%	0%

Foreign Currency Translation

A portion of SBL’s operations are conducted in Israel and its functional currency is the Israeli Shekel, the Company’s operations of Slinger Bag Canada are conducted in its functional currency of Canadian Dollars, and the Company’s Slinger Bag UK operations are conducted in its functional currency of the British pound (“GBP”). The accounts of SBL, Slinger Bag Canada, and Slinger Bag UK have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Shareholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments on the consolidated statements of operations and comprehensive loss.

Earnings Per Share

Basic earnings per share are calculated by dividing income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

The Company had zero and 6,921,299 common shares issuable as of October 31, 2021 and 2020, which were not included in the calculation of diluted earnings per share as the effect is antidilutive. The Company also had outstanding convertible notes payable that were convertible into 3,666,675 and zero shares of common stock as of October 31, 2021 and 2020, respectively, outstanding warrants exercisable into 37,264,721 and 16,025,000 shares of common stock as of October 31, 2021 and 2020, respectively, and 244,910 and zero shares related to make-whole provisions as of October 31, 2021 and 2020, respectively, which were excluded from the calculation of diluted earnings per share as the effect is antidilutive. As a result, the basic and diluted earnings per share are the same for each of the periods presented.

F-15

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (“ASC 740”). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Other recently issued accounting pronouncements did not, or are not believed by management to, have a material effect on the Company’s present or future consolidated financial statements.

NOTE 4: ACQUISITIONS

On June 21, 2021, the Company completed one immaterial acquisition by entering into a membership interest purchase agreement (“MIPA”) with Charles Ruddy (the “Seller”) to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”) in exchange for 1,000,000 shares of common stock of the Company to be issued to the Seller and two other Foundation Sports employees in three tranches (the “Purchase Price”): (i) 600,000 shares of common stock on the closing date, (ii) 200,000 shares of common stock on the first anniversary of the closing date and (iii) 200,000 shares of common stock on the second anniversary of the closing date (collectively, the “Shares”), provided that 10% of the Shares of each tranche will be held back by the Company and not delivered to the recipients for a period of 12 months from the date of their issuance. The Shares are subject to a 12-month lock-up from their date of delivery during which time they may not be offered or sold by the Seller or any other recipient thereof without the express written consent of the Company. On June 23, 2021, the Company issued 540,000 shares of its common stock to the receipts under the MIPA, which consisted of 600,000 shares less a hold-back of 10% (i.e., 60,000 shares).

The Company allocated the aggregate purchase price for the acquisition based upon the tangible and intangible assets acquired, net of liabilities. The allocation of the purchase price is detailed below:

Allocation of purchase price
Trade name	$70,000
Internally developed software	240,000
Customer relationships	2,000,000
Goodwill	1,240,000
Total purchase price	$3,550,000

The trade name, internally developed software, and customer relationships will be amortized over their expected lives of 6, 4, and 7 years, respectively. Amortization expense for the six months ended October 31, 2021 and 2020 related to the Foundation Sports intangibles was $129,054 and zero, respectively.

On September 27, 2021, the Company entered into a share purchase agreement (the “Agreement”) pursuant to which it agreed to purchase 100% of the share capital of Flixsense Pty Ltd. (the “Shares”) d/b/a Gameface (“Gameface”) in exchange for the following consideration: (i) 6,666,667 shares of the Company’s common stock (subject to adjustment); and (ii) 1,000,000 additional earn-out shares of the Company’s common stock (subject to the fulfilment of certain milestones), provided that, at the election of Jalaluddin Shaik, the majority shareholder of the selling shareholders of Gameface (“Shaik”), the Company has agreed to pay Shaik $500,000 in cash in lieu of the issuance of 142,587 shares of common stock. The closing of the acquisition is subject to the satisfaction of the closing conditions described in the Agreement. The transaction is expected to close during the Company’s quarter ended January 31, 2022.

On October 6, 2021, the Company entered into a merger agreement with, inter alia, PlaySight Interactive Ltd. (“PlaySight”) (the “PlaySight Agreement”) pursuant to which PlaySight will, subject to the satisfaction of the closing conditions described in the PlaySight Agreement, become a wholly owned subsidiary of the Company in exchange for the following consideration: (i) 28,333,333 shares of the Company’s common stock (subject to adjustment); (ii) payment of certain PlaySight transaction costs; and (iii) up to a maximum of 5,142,858 earn-out shares (subject to the fulfilment of certain milestones and reduction under certain circumstances). The transaction is expected to close during the Company’s quarter ended January 31, 2022.

NOTE 5: NOTES PAYABLE – RELATED PARTY

Beginning in October 2019, the Company entered into several loan agreements with a related party entity controlled by the former shareholder of Slinger Bag Canada. Total outstanding borrowings from this related party as of April 30, 2021 amounted to $6,220,000, which was gross of total discounts of $76,777 and consisted of the following:

Note date	Maturity date	Interest rate	April 30, 2021
6/1/2019	6/1/2021	9.5%	$1,700,000
6/30/2020	6/30/2021	9.5%	120,000
8 notes from 10/2019 – 8/2020	9/1/2021	9.5%	3,850,000
9/15/2020	9/15/2021	9.5%	250,000
11/24/2020	11/24/2021	9.5%	300,000
Total notes payable			$6,220,000

On May 26, 2021, the Company and the related party lender entered into a note conversion agreement (the “Note Conversion Agreement”) whereby the related party lender agreed to convert its total outstanding borrowings as of that date of $6,220,000 into 1,636,843 shares of the Company’s common stock. The Note Conversion Agreement contains a guarantee that the aggregate gross sales of the shares by the related party will be no less than $6,220,000 over the next three years and if the aggregate gross sales are less than $6,220,000 the Company will issue additional shares of common stock to the related party for the difference between the total gross proceeds and $6,220,000, which could result in an infinite number of shares being required to be issued.

The Company evaluated the conversion option of the notes payable to shares under the guidance in ASC 815, Derivatives and Hedging (“ASC 815”), and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815 and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics of the make-whole provision are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion the Company recognized a $5,118,435 loss on extinguishment of debt, which represented the difference between the $6,220,000 in notes payable that were converted and the fair value of the shares issued of $6,220,003, which were recorded in shares issued for conversion of notes payable – related party within shareholders’ equity, the derivative liability of $5,052,934, which was valued using a Black-Scholes option pricing model, and the write-off of the unamortized debt discount of $65,498. Amortization of the debt discounts during the three months ended July 31, 2021, prior to the notes’ conversion, was $11,279, which was recorded in amortization of debt discounts in the accompanying consolidated statements of operations.

F-16

Per the terms of the Note Conversion Agreement the accrued interest related to the notes payable was not converted into shares and is still due to the related party. The Company and the related party agreed that interest will continue to accrue on the outstanding accrued interest at a rate of 9.5% per annum and will be paid in full by May 25, 2022.

On July 23, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

On August 4, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

On August 11, 2021, the Company repaid the outstanding principal and interest to its related party lender for the July 23, 2021 loan of $500,000 and the August 4, 2021 loan of $500,000.

On August 31, 2021, the Company’s related party lender cancelled the guarantee in the Note Conversion Agreement that the aggregate gross sales of its converted shares will be no less than $6,220,000. In connection with the elimination of the profit guarantee the derivative liability ceased to exist at that time. On August 31, 2021, the fair value of the derivative liability was remeasured using a Black-Scholes option pricing model and determined to be $2,185,185. The change in fair value of the derivative through August 31, 2021, was recognized as a gain on change in fair value of derivatives of $2,759,718 and $2,867,749 for the three and six months ended October 31, 2021, respectively, and the remaining value of the derivative of $2,185,185 was reclassified to additional paid-in capital as part of shareholders’ equity during the three months ended October 31, 2021 due to the related party nature of the transaction.

There were no outstanding borrowings from this related party as of October 31, 2021. Interest expense related to this related party for the three months ended October 31, 2021 and 2020 amounted to $22,495 and $144,085, respectively. Interest expense related to this related party for six months ended October 31, 2021 and 2020 amounted to $78,728 and $316,549, respectively. Accrued interest due to this related party as of October 31, 2021 and April 30, 2021 amounted to $821,925 and $747,636, respectively.

NOTE 6: CONVERTIBLE NOTES PAYABLE

On August 6, 2021, the Company consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Notes (the “Convertible Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants to purchase up to 7,333,334 shares of common stock of the Company (the “Warrants” and together with the Convertible Notes, the “Securities”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions.

F-17

The Convertible Notes mature on August 6, 2022 (the “Maturity Date”) and bear interest at 8% per annum payable on each conversion date (as to that principal amount then being converted), on each redemption date as well as mandatory redemption date (as to that principal amount then being redeemed) and on the Maturity Date, in cash. The Convertible Notes are convertible into shares of the Company’s common stock at any time following the date of issuance and prior to Mandatory Conversion (as defined in the Convertible Notes) at the conversion price equal to the lesser of: (i) $3.00, subject to adjustment set forth in the Convertible Notes and (ii) in the case of an uplist to the NASDAQ, the Uplist Conversion Price (as defined in the Convertible Notes) of the Company’s common stock during the two Trading Day (as defined in the Convertible Notes) period after each conversion date; provided, however, that at any time from and after December 31, 2021 or an Event of Default (as defined in the Convertible Notes), the holder of the Convertible Notes may, by delivery of written notice to the Company, elect to cause all, or any part, of the Convertible Notes to be converted, at any time thereafter, each an “Alternate Conversion”, pursuant to the Section 4(f) of the Convertible Notes, all, or any part of, the then outstanding aggregate principal amount of the Convertible Notes into shares of Common Stock at the Alternate Conversion price. The Convertible Notes rank pari passu with all other notes now or thereafter issued under the terms set forth in the Convertible Notes. The Convertible Notes contain certain price protection provisions providing for adjustment of the number of shares of common stock issuable upon conversion of the Convertible Notes in case of certain future dilutive events or stock-splits and dividends.

The Warrants are exercisable for five years from August 6, 2021, at an exercise price equal to the lesser of $3.00 or a 20% discount to the public offering price that a share of the Company’s common stock or unit (if units are offered) is offered to the public resulting in the commencement of trading of the Company’s common stock on the NASDAQ, New York Stock Exchange or NYSE American. The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

The Company evaluated the Warrants and the conversion options under the guidance in ASC 815 and determined they represent derivative liabilities given the variability in the exercise and conversion prices upon the event of an up list to the NASDAQ. The Company also evaluated the other embedded features in the agreement and determined the interest make-whole provision and the subsequent financing redemption represent put features that are also accounted for as derivative liabilities. The derivative liabilities are marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative (see Note 3).

The Warrants were valued at $12,026,668 on the date of issuance using a Monte Carlo simulation that accounted for the variability in the exercise price upon the event of an up list based on the Company’s expected future stock prices over the five-year term using inputs in line with those listed in Note 3. The remaining derivatives were valued at $1,862,450 on the issuance date based on the present value of their weighted average probability value.

As part of the issuance of the Convertible Notes, the Company incurred and capitalized debt issuance costs of $800,251 related to brokerage and legal fees that met the debt issuance cost capitalization criteria of ASC 835. The total discount related to the Convertible Notes on the date of issuance of $14,689,369 exceeded their value, which resulted in the Company recognizing a $3,689,369 loss on the issuance of the Convertible Notes during the three months ended October 31, 2021. The discount on the Convertible Notes will be amortized through the maturity date on a straight-line basis. Amortization of the debt discount during the three and six months ended October 31, 2021 was $2,627,778, which was recorded in amortization of debt discounts in the accompanying consolidated statements of operations.

The fair value of the derivative liability was $14,074,568 as of October 31, 2021, and the Company recognized a loss on change in fair value of $185,450 for the three and six months ended October 31, 2021.

Total outstanding borrowings related to the Convertible Notes as of October 31, 2021 were $11,000,000. The outstanding amount is net of total discounts of $8,372,222 for a net book value of $2,627,778 as of October 31, 2021. Interest expense related to the Convertible Notes for the three and six months ended October 31, 2021 was $210,222.

F-18

NOTE 7: NOTE PAYABLE

On April 15, 2021, the Company entered into a $2,000,000 note payable (the “Note”). The Note matures April 14, 2023 and bears interest at fifteen percent (15%) per year. The Company pays interest at maturity, at which time all principal and unpaid interest is due.

The Note is collateralized by all business assets, including patents, trademarks and other intellectual property. It is also collateralized by the ownership of Slinger Bag Americas, Slinger Bag Canada, SBL, and Slinger Bag UK.

In connection with the Note, the Company issued 2,200,000 warrants with an exercise price of $0.25. The exercise price has customary anti-dilution protection for stock splits, mergers, etc. Additionally, the warrants contain a stipulation that the Company will guarantee the value of the shares sold will be no less, on average, than $1.50 per share through April 15, 2023. If the average value of the shares sold is less than $1.50 per share, the Company will issue additional shares of common stock to compensate for the shortfall, which could result in an infinite number of shares being required to be issued.

The Company evaluated the warrants and the profit guarantee under the guidance in ASC 815 and determined they represent a derivative liability given the profit guarantee represents a make-whole provision that is not separated from the host instrument. The derivative liability is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative (see Note 3).

On August 6, 2021, the Company used the net proceeds from the issuance of the Convertible Notes (see Note 6) to pay 100% of the outstanding principal and accrued interest of the Note.

Amortization of the debt discount related to the Note during the three and six months ended October 31, 2021 was $1,291 and $11,228, respectively, which was recorded in amortization of debt discounts in the accompanying consolidated statements of operations. On the date the Note was paid off the unamortized debt discount balance of $1,978,295 was recognized as a loss on extinguishment of debt during the three months ended October 31, 2021.

On August 6, 2021, the Note payable holder exercised its right to convert its 2,200,000 outstanding warrants into shares of common stock of the Company. At the conversion date the Note payable holder also agreed to cancel the guarantee that the value of the shares sold will be no less, on average, than $1.50 per share through April 15, 2023. In connection with the elimination of the profit guarantee the derivative liability ceased to exist at that time. On August 6, 2021, the fair value of the derivative liability was remeasured using a Black-Scholes option pricing model and determined to be $6,569,353. The change in fair value of the derivative through August 6, 2021, was recognized as a gain on change in fair value of derivatives of $1,788,123 and $6,014,245 for the three and six months ended October 31, 2021, respectively, and the remaining value of the derivative of $6,569,353 was reclassified to additional paid-in capital as part of shareholders’ equity during the three months ended October 31, 2021 due to the related party nature of the transaction.

There were no outstanding borrowings related to the Note as of October 31, 2021. Interest expense related to the Note for the three and six months ended October 31, 2021 amounted to $30,000 and $106,667, respectively.

NOTE 8: NOTE RECEIVABLE

On July 21, 2021, the Company entered into a Convertible Loan Agreement with PlaySight Interactive Ltd (the “Borrower”) wherein the Company granted the Borrower a $2,000,000 line of credit with a six-month maturity date. Any borrowings under the line of credit bear interest at a rate of 15% per annum.

On July 26, 2021, the Company issued $300,000 to the Borrower under the line of credit. On August 26, 2021 and October 5, 2021, the Company issued an additional $700,000 and $400,000, respectively, to the Borrower under the line of credit.

As of October 31, 2021, the total note receivable balance was $1,400,000. Interest income related to the note receivable for the three and six months ended October 31, 2021 amounted to $34,602 and $35,219, respectively, which is included in interest expense, net on the consolidated statement of operations.

F-19

NOTE 9: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

Amounts due to related parties were $1,210,805 and $1,283,464 as of October 31, 2021 and April 30, 2021, respectively, which represented unpaid salaries, bonuses and reimbursable expenses due to officers of the Company.

The Company had outstanding notes payable of zero and $6,220,000 and accrued interest of $821,925 and $747,636 due to a related party as of October 31, 2021 and April 30, 2021, respectively (see Note 5).

The Company recognized net sales of $240,314 and $304,209 during the six months ended October 31, 2021 and 2020, respectively, to a related party. As of October 31, 2021 and April 30, 2021 the related party had outstanding accounts receivable of $30,315 and $86,956, respectively.

NOTE 10: SHAREHOLDERS’ EQUITY

Common Stock Transactions During the Six Months Ended October 31, 2021

On May 26, 2021, the Company issued 1,636,843 shares of its common stock for the conversion of related party notes payable (see Note 5). The fair value of the common stock was $6,220,003.

On June 23, 2021, the Company issued 540,000 shares of its common stock as partial consideration for the acquisition of Foundation Sports (see Note 4). The fair value of the total shares of common stock to be issued related to the acquisition was $3,550,000.

On July 6, 2021, the Company issued 50,215 shares of its common stock to two employees as compensation for services rendered in lieu of cash, which resulted in $187,803 in share-based compensation expense during the three months ended July 31, 2021.

On July 11, 2021, the Company issued 18,750 shares of its common stock to a vendor as compensation for marketing and other services rendered, which resulted in $16,875 of operating expenses during the three months ended July 31, 2021.

During the three months ended July 31, 2021, the Company granted an aggregate total of 90,937 shares of its common stock and equity options to purchase up to 60,000 shares (which are now expired) to six new brand ambassadors as compensation for services. The expense related to the issuance of the shares and equity options is being recognized over the service agreements, similar to the warrants and equity options issued to the four other brand ambassadors in the prior year. During the three and six months ended October 31, 2021, the Company recognized $278,757 and $747,428 of operating expenses related to the shares, warrants and equity options granted to brand ambassadors.

On August 6, 2021, the Note payable holder (see Note 7) exercised its right to convert its 2,200,000 outstanding warrants into shares of common stock of the Company.

On August 6, 2021, the Company’s related party lender exercised its right to convert its 2,750,000 outstanding warrants and 6,921,299 common shares issuable into 9,671,299 shares of common stock of the Company.

On October 11, 2021, the Company issued 18,750 shares of its common stock to a vendor as compensation for marketing and other services rendered, which resulted in $16,875 of operating expenses during the three months ended October 31, 2021.

F-20

Warrants Issued During the Six Months Ended October 31, 2021

On October 28, 2020, the Company granted 400,000 warrants to a service provider for advertising services over the next year. The warrants have an exercise price of $0.75 per share, a contractual life of 10 years from the date of issuance, and vest quarterly over a year from the grant date. The warrants were valued using a Black-Scholes option pricing model on the grant date and the expense related to the issuance of the warrants is being recognized over the service agreement. The Company recognized $105,457 and $214,552 of operating expenses related to this agreement during the three and six months ended October 31, 2021.

On October 29, 2020, the Company and the three members of its advisory board entered into agreements whereby each member will receive an aggregate number of warrants each quarter equal to $7,500 divided by the average closing price of the Company’s stock for the five days prior to the Company’s most recently completed fiscal quarter. The warrants vest quarterly, have an exercise price of $0.001 per share and a contractual life of 10 years from the date of issuance. During the six months ended October 31, 2021, 11,613 warrants were issued under these agreements. The warrants were valued using a Black-Scholes option pricing model on the grant date, which resulted in operating expenses of $22,085 and $45,998 during the three and six months ended October 31, 2021.

On August 6, 2021, in connection with the Convertible Notes issuance (see Note 6) the Company issued warrants to purchase up to 7,333,334 shares of common stock of the Company to the Purchasers.

On August 6, 2021, in connection with the Convertible Notes issuance the Company also granted the lead placement agent for the Offering 266,667 warrants that are exercisable for five years from August 6, 2021, at an exercise price of $3.30 (subject to adjustment as set forth in the Convertible Notes per the terms of the agreement) and are vested immediately. The warrants were valued using a Black-Scholes option pricing model on the grant date and the Company recognized $376,000 of operating expenses related to them during the three months ended October 31, 2021.

On September 3, 2021, the Company granted an aggregate total of 10,100,000 warrants to key employees and officers of the Company as compensation. The warrants have an exercise price of $0.001 per share for 10,000,000 of the warrants and $3.42 for 100,000 of the warrants, a contractual life of 10 years from the date of issuance and are vested immediately upon grant. The warrants were valued using a Black-Scholes option pricing model on the grant date and the Company recognized $32,381,309 of share-based compensation expense related to them during the three months ended October 31, 2021.

NOTE 11: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its office space under short-term leases with terms under a year. Total rent expense for the three months ended October 31, 2021 and 2020 amounted to $5,150 and $2,100, respectively. Total rent expense for the six months ended October 31, 2021 and 2020 amounted to $6,550 and $4,200, respectively.

Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

F-21

SLINGER BAG INC.

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Slinger Bag Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Slinger Bag Inc. as of April 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for each of the two years in the period ended April 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Slinger Bag Inc. as of April 30, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Slinger Bag Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Slinger Bag Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Inventory

The Company developed, and now sells, a tennis ball launcher that is built into a bag (the “Slinger Launcher”). The Company utilizes manufacturing companies who deliver its Slinger Launchers to third party warehouses around the world to enable the Company to distribute its product internationally. As discussed in Note 3 of the consolidated financial statements the Company values their inventory at the lower of cost (determined principally on a first-in first-out basis) or net realizable value. Due to the numerous warehouse locations, inventory in transit, and the multiple components that go into the Slinger Launcher auditing the inventory balance was challenging and required complex auditor judgment.

In order to audit the Company’s inventory balance, we sent confirmations to third party warehouses after they completed their internal inventory counts, reconciled and verified all inventory in transit amounts by reviewing third party support and shipping records, and we ensured all values assigned to components and completed Slinger Launchers was accurate by reviewing source documents and invoices from third party manufacturers.

Complex Debt and Equity Transactions

During the year under audit the Company entered into multiple debt and/or equity transactions and agreements that contained terms and provisions that were uncommon in practice. Due to the unusual nature of the agreements, ensuring the accounting for the transactions were challenging, subjective, and required complex auditor judgment, including detailed analysis and interpretation of accounting standards.

In order to audit these significant unusual transactions, we reviewed Company analysis and had to perform a significant amount of research in order to gain comfort in the accounting for each.

/s/ Mac Accounting Group, LLP

We have served as the Company’s auditor since 2019.

Midvale, Utah

August 6, 2021

F-22

Slinger Bag Inc.

Consolidated Balance Sheets

	April 30, 2021	April 30, 2020

Assets

Current assets
Cash and cash equivalents	$928,796	$79,847
Accounts receivable, net	762,487	-
Inventories, net	3,693,216	919,644
Prepaid expenses and other current assets	200,160	381,510
Total current assets	5,584,659	1,381,001

Intangible asset, net	112,853	-
Total assets	$5,697,512	$1,381,001

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable and accrued expenses	$2,050,476	$1,108,488
Accrued payroll and bonuses	1,283,464	257,730
Deferred revenue	99,531	179,366
Accrued interest - related party	747,636	138,967
Notes payable - related party, net	6,143,223	2,100,000
Convertible notes payable, net	-	82,128
Derivative liabilities	13,813,449	620,238
Total current liabilities	24,137,779	4,486,917

Long-term liabilities
Long-term portion of convertible notes payable, net	-	1,493,939
Notes payable, net	10,477	393,975
Total liabilities	24,148,256	6,374,831

Commitments and contingencies (Note 10)

Shareholders’ deficit
Common stock, $0.001 par value, 300,000,000 shares authorized, 27,642,828 and 24,749,354 shares issued and outstanding as of April 30, 2021 and 2020, respectively; 6,921,299 and 8,137,859 shares issuable as of April 30, 2021 and 2020, respectively	27,643	24,749
Additional paid-in capital	10,365,056	5,214,970
Accumulated other comprehensive loss	(20,170)	(5,036)
Accumulated deficit	(28,823,273)	(10,228,513)
Total shareholders’ deficit	(18,450,744)	(4,993,830)
Total liabilities and shareholders’ deficit	$5,697,512	$1,381,001

See accompanying notes to consolidated financial statements

F-23

Slinger Bag Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended
	April 30, 2021	April 30, 2020

Net sales	$10,804,214	$686,179
Cost of sales	7,680,290	1,370,897
Gross income (loss)	3,123,924	(684,718)

Operating expenses:
Selling and marketing expenses	1,761,154	563,003
General and administrative expenses	4,749,922	5,291,075
Research and development costs	339,385	179,982
Transaction costs	-	198,443
Total operating expenses	6,850,461	6,232,503

Loss from operations	(3,726,537)	(6,917,221)

Other expenses (income):
Amortization of debt discount	376,506	1,565,174
Loss on extinguishment of debt	3,030,495	-
Induced conversion loss	51,412	-
Gain on change in fair value of derivatives	(1,939,639)	-
Interest expense - related party	608,668	171,918
Interest expense	12,740,781	573,431
Total other expense	14,868,223	2,310,523
Loss before income taxes	(18,594,760)	(9,227,744)
Provision for income taxes	-	-
Net loss	$(18,594,760)	$(9,227,744)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	(15,134)	(5,034)
Total other comprehensive loss, net of tax	(15,134)	(5,034)
Comprehensive loss	$(18,609,894)	$(9,232,778)
Net loss per share, basic and diluted	$(0.70)	$(0.37)
Weighted average number of common shares outstanding, basic and diluted	26,723,038	24,689,813

See accompanying notes to consolidated financial statements

F-24

Slinger Bag Inc.

Consolidated Statements of Shareholders’ Deficit

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total
Balance, April 30, 2019	24,380,000	$24,380	$2,520	$-	$(33,091)	$(6,191)

Contribution of Slinger Bag Limited	-	-	-	(2)	(967,678)	(967,680)
Shares issuable related to note payable	-	-	1,492,188	-	-	1,492,188
Distribution to shareholder	-	-	(332,239)	-	-	(332,239)
Forgiveness of net liabilities owed to former majority shareholder	-	-	15,289	-	-	15,289
Shares issued for conversion of convertible debt	369,354	369	182,476	-	-	182,845
Share-based compensation	-	-	3,741,746	-	-	3,741,746
Warrants issued with note payable	-	-	112,990	-	-	112,990
Foreign currency translation	-	-	-	(5,034)	-	(5,034)
Net loss	-	-	-	-	(9,227,744)	(9,227,744)
Balance, April 30, 2020	24,749,354	$24,749	$5,214,970	$(5,036)	$(10,228,513)	$(4,993,830)

Shares issued related to note payable	1,216,560	1,217	(1,217)	-	-	-
Warrants issued related to notes payable - related party	-	-	2,157,818	-	-	2,157,818
Shares issued in connection with conversion of notes payable	772,332	772	1,749,232	-	-	1,750,004
Shares issued for conversion of convertible debt	300,000	300	238,149	-	-	238,449
Shares issued in connection with purchase of trademark	35,000	35	35,316	-	-	35,351
Warrants issued in connection with purchase of trademark	-	-	50,232	-	-	50,232
Shares issued in connection with services	569,582	570	849,559	-	-	850,129
Share-based compensation	-	-	70,997	-	-	70,997
Foreign currency translation	-	-	-	(15,134)	-	(15,134)
Net loss	-	-	-	-	(18,594,760)	(18,594,760)
Balance, April 30, 2021	27,642,828	$27,643	$10,365,056	$(20,170)	$(28,823,273)	$(18,450,744)

See accompanying notes to consolidated financial statements

F-25

Slinger Bag Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	April 30,	April 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(18,594,760)	$(9,227,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,730	650
Gain on change in fair value of derivatives	(1,939,639)	-
Shares issued in connection with services	798,351	-
Share-based compensation	70,997	3,741,746
Loss on extinguishment of debt	3,030,495	-
Induced conversion loss	51,412	-
Non-cash interest expense	12,501,178	358,855
Amortization of debt discount	376,506	1,565,174

Changes in operating assets and liabilities:
Accounts receivable, net	(760,058)	-
Inventories, net	(2,764,758)	(919,644)
Prepaid expenses and other current assets	208,806	(381,510)
Accounts payable and accrued expenses	946,716	855,853
Accrued payroll and bonuses	1,025,734	365,787
Deferred revenue	(79,835)	(706,408)
Accrued interest - related party	608,668	138,967

Net cash used in operating activities	(4,517,457)	(4,208,274)

Cash flows from investing activities:
Purchase of intangible assets	(30,000)	-
Proceeds from contribution of net assets of Slinger Bag Limited	-	73,400
Net cash (used in) provided by investing activities	(30,000)	73,400

Cash flows from financing activities:
Distribution to shareholder	-	(332,239)
Proceeds from notes payable - related party	3,300,000	2,100,000
Proceeds from note payable	3,120,000	500,000
Repayments of notes payable – related party	(1,000,000)	-
Proceeds from convertible note payable	-	1,950,000

Net cash provided by financing activities	5,420,000	4,217,761

Effect of exchange rate fluctuations on cash and cash equivalents	(23,594)	(5,034)

Increase in cash and cash equivalents	848,949	77,853
Cash and cash equivalents at beginning of period	79,847	1,994
Cash and cash equivalents at end of period	$928,796	$79,847

Supplemental disclosure of cash flow information:
Interest paid	$263,268	$224,726
Income taxes paid	3,668	-

Supplemental disclosure of non-cash investing and financing activities:
Forgiveness of net liabilities owed to former majority shareholder	$-	$15,289
Shares issuable related to convertible note payable agreement	-	1,492,188
Debt discount due to derivative liability	-	673,809
Conversion of note payable and accrued interest into common stock	-	182,845
Warrants issued with note payable	-	112,990
Net assets contributed from Slinger Bag Limited	-	(967,680)
Transfer of convertible note payable to note payable	1,700,000	-
Transfer of notes payable to notes payable – related party	1,820,000	-
Shares and warrants issued in connection with purchase of trademark	85,583	-
Conversion of notes payable and accrued interest into common stock	1,937,041	-
Warrants and shares issued with note payable	158,331	-

See accompanying notes to consolidated financial statements

F-26

SLINGER BAG INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 20,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 20,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 20,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2020, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL are collectively referred to as the “Company.”

The Company operates in the sporting and athletic goods business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher, as well as other associated tennis accessories.

Effective February 25, 2020, the Company increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of common stock. All share and per share information contained in this report have been retroactively adjusted to reflect the impact of the stock split.

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL for the years ended April 30, 2021 and 2020. The contribution of the net assets of SBL is reflected as an equity contribution at historical cost on May 1, 2019, the beginning of the earliest period in which the entities were under common control. There was no historical activity in Slinger Bag Americas or Slinger Bag Canada prior to May 1, 2019. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $28,823,273 as of April 30, 2021, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-27

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts have been reclassified in these consolidated financial statements to conform to current year presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company had no allowance for doubtful accounts as of April 30, 2021 or 2020.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of April 30, 2021 consisted of $1,591,826 of finished goods, $1,777,028 of component and replacement parts, $347,362 of capitalized duty and freight, and a $23,000 inventory reserve. The Company’s inventory as of April 30, 2020 consisted of $663,750 of finished goods and $255,894 of component and replacement parts.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

F-28

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance date via a Black-Scholes option pricing model whose assumptions are in line with the assumptions noted below in the warrant section.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Intangible Asset

Intangible asset relates to the “Slinger” technology trademark, which the Company purchased on November 10, 2020. The trademark is amortized over its expected life of 20 years. Amortization expense for the year ended April 30, 2021 and 2020 was $2,730 and zero, respectively. The amount of amortization expense for each of the next five years will be approximately $5,800 per year.

Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was no impairment of long-lived assets identified during the year ended April 30, 2021 or 2020.

Share-Based Payment

The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation (ASC 718). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 7: Note Payable and Note 9: Shareholders’ Deficit.

F-29

The warrants granted during the year ended April 30, 2021 and 2020 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	2021	2020
Expected life in years	2 – 10 years	2 -10 years
Stock price volatility	148% - 280%	121% - 144%
Risk free interest rate	0.12% - 1.64%	0.36% - 2.43%
Expected dividends	0%	0%

Foreign Currency Translation

A portion of SBL’s operations are conducted in Israel and its functional currency is the Israeli Shekel, the Company’s operations of Slinger Bag Canada are conducted in its functional currency of Canadian Dollars, and the Company’s Slinger Bag UK operations are conducted in its functional currency of the British pound (GBP). The accounts of SBL, Slinger Bag Canada, and Slinger Bag UK have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Shareholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments on the consolidated statements of operations and comprehensive loss.

Earnings Per Share

Basic earnings per share are calculated by dividing income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

The Company had 6,921,299 and 8,137,859 common shares issuable as of April 30, 2021 and 2020, respectively, (see Note 5 and 6) which were not included in the calculation of diluted earnings per share as the effect is antidilutive. The Company also had outstanding notes payable convertible into zero and 7,465,811 shares of common stock as of April 30, 2021 and 2020, respectively, (see Note 6), outstanding warrants exercisable into 24,503,107 and 13,000,000 shares of common stock as of April 30, 2021 and 2020, respectively, and 21,786 and zero shares related to make-whole provisions as of April 30, 2021 and 2020, respectively, (see Note 7), which were excluded from the calculation of diluted earnings per share as the effect is antidilutive. As a result, the basic and diluted earnings per share are the same for each of the periods presented.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (ASU), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Other recently issued accounting pronouncements did not, or are not believed by management to, have a material effect on the Company’s present or future consolidated financial statements.

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NOTE 4: INTANGIBLE ASSET

On November 10, 2020, the Company entered into a Trademark Assignment Agreement to acquire the “Slinger” trademark for $30,000 in cash, 35,000 shares of the Company’s common stock, and warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The warrants vested immediately and have a contractual life of 10 years.

The common stock was valued at the closing stock price on November 10, 2020 and the warrants were valued using a Black-Scholes option pricing model, for a fair value of $35,351 and $50,232, respectively.

The purchase price of the trademark was determined to be $115,583.

NOTE 5: NOTE PAYABLE – RELATED PARTY

On October 1, 2019, the Company entered into a loan agreement with a related party entity controlled by the former shareholder of Slinger Bag Canada for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 3, 2019, the Company entered into a loan agreement with the same related party for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement increasing the interest rate earned from 12% to 24% per annum and making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 11, 2019, the Company entered into a loan agreement with the same related party for borrowings of $700,000 bearing interest at 24% per annum. All principal and accrued interest were due on July 15, 2020. On July 8, 2020, the terms of the debt were amended to extend the due date to January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On January 6, 2020, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On February 28, 2020, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on February 28, 2021, which was later amended to extend the due date to September 1, 2021.

On May 12, 2020 and July 3, 2020, the Company entered into loan agreements with the same related party for borrowings of $1,000,000 and $500,000, respectively, bearing interest at 24% per annum. All principal and accrued interest were due on August 31, 2020 and July 3, 2021, respectively, which was later amended to extend the due date to September 1, 2021.

On July 8, 2020, the Company entered into a Purchase Order Financing Agreement (“PO Financing Agreement”) whereby $1,900,000 of the total $3,600,000 in outstanding debt due to the related party as of the date of the agreement was labeled as inventory financing (“PO Financing Amount”). The PO Financing Amount, along with any accrued interest, is due in full no later than six months from the effective date of the PO Financing Agreement, which was later amended to extend the due date to September 1, 2021. The outstanding balance of the PO Financing Agreement bears interest at a rate of 2% per month. The Company agreed to repay the PO Financing Amount together with any accrued, but unpaid, interest thereon out of proceeds from the sale of its products, licensing activities, revenue to be generated from operations and/or amounts received by the Company from investors, lenders, financiers, financing sources or other persons before making payments of any other nature (including dividends and distributions), except for payments required to finance the Company’s operations.

On August 10, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 under the PO Financing Agreement bearing interest at 24% per annum. All principal and accrued interest were due on August 10, 2021, which was later amended to extend the due date to September 1, 2021.

On September 7, 2020, the outstanding debt from the existing related party lender was amended to reduce the interest rate to 9.5% per annum on all outstanding loans, including the PO Financing Agreement, effective the date of the agreement. As consideration for agreeing to reduce the interest rate, the Company issued the related party warrants to purchase 2,500,000 shares of the Company’s common stock at an exercise of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. The amendment of the outstanding debt was treated as an extinguishment of the debt and therefore the value of the warrants issued to the lender of $1,999,487 was expensed as a loss on extinguishment of debt during the year ended April 30, 2021.

F-31

On September 8, 2020, the related party lender agreed to extend the due date of all outstanding loans to September 1, 2021.

On September 15, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 bearing interest at 9.5% per annum and due in full on September 15, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. The note was discounted by $70,130 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $43,615 and zero for the years ended April 30, 2021 and 2020, respectively, and is recorded in amortization of debt discount on the statement of operations. As of April 30, 2021, the remaining discount was $26,515.

On November 24, 2020, the Company entered into a loan agreement with the same related party for borrowings of $300,000 bearing interest at 9.5% per annum and due in full on November 24, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. This note was discounted by $88,201 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $37,939 and zero for the years ended April 30, 2021 and 2020, respectively, and is recorded in amortization of debt discount on the statement of operations. As of April 30, 2021, the remaining discount was $50,262.

On December 3, 2020, Mont-Saic Investments LLC (“Mont-Saic”) entered into an Assignment and Conveyance Agreement with 2490585 Ontario Inc., the Company’s existing related party lender. In connection with the agreement, Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000, which consisted of a $1,700,000 note payable (see Note 6) and a $120,000 note payable (see Note 7), to 2490585 Ontario Inc., along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable. Subsequent to this point in time, the outstanding debt of $1,820,000 and all accrued interest is payable to 2490585 Ontario Inc., and future interest will accrue at a rate of 9.5% per annum consistent with the rate being charged on their other outstanding debt. The scheduled maturity date of the debt remains unchanged and is due June 1, 2021. As of April 30, 2021, there remain 6,921,299 shares issuable related to this note.

Total outstanding borrowings from this related party as of April 30, 2021 and 2020 amounted to $6,220,000 and $2,100,000, respectively. The outstanding amount is net of total discounts of $76,777 for a net book value of $6,143,223 as of April 30, 2021.

Interest expense related to this related party for the year ended April 30, 2021 and 2020 amounted to $608,668 and $171,918, respectively. Accrued interest due to the related party amounted to $747,636 and $138,967 as of April 30, 2021 and 2020, respectively.

On March 25, 2021, the Company entered into a loan agreement with a different related party for borrowings of $1,000,000 bearing interest at 1% per annum and due in full on April 25, 2021. The Company repaid the loan in full at maturity and there were no outstanding borrowings as of April 30, 2021.

NOTE 6: CONVERTIBLE NOTES PAYABLE

On June 1, 2019, the Company entered into a convertible note payable agreement with Mont-Saic Investments LLC (“Mont-Saic”) which provided for borrowings of $1,700,000 bearing interest at a rate of 12.6% per annum. All outstanding amounts were due on the maturity date 360 days after the loan issue date. The Company may repay up to 50% of the outstanding balance on the loan prior to the maturity date at their discretion. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 75% of the lowest closing price of the common stock as defined in the agreement.

The convertible note payable agreement, as amended on September 11, 2019, also provided Mont-Saic with a warrant giving them the right to acquire 33% of the outstanding shares of SBL on a fully-diluted basis for no consideration up through one year after the maturity date. On September 16, 2019, Mont-Saic and Slinger Bag Inc. entered into a warrant assignment and conveyance agreement which updated Mont-Saic’s right to acquire 33% of the outstanding common stock shares of SBL to Slinger Bag Inc. The allocated value of the warrant of $1,492,188 was recorded as a discount to the outstanding note balance. On May 6, 2020, the Company issued 1,216,560 shares of common stock as partial satisfaction of the shares issuable.

F-32

On June 1, 2020, the Company and Mont-Saic entered into an amendment to the convertible note payable agreement to eliminate the conversion right contained in the original agreement and extend the maturity date to June 1, 2021.

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option derivative amounted to $566,667 as of the issuance date on September 11, 2019, which was recorded as a discount to the outstanding note balance less $358,855 representing the amount of the conversion option exceeding the face value of the note payable which was recorded immediately as interest expense, and a derivative liability. On June 1, 2020, in connection with the elimination of the conversion option, this derivative ceased to exist and the value of the derivate of $566,667 was recognized as a loss on extinguishment of debt on the consolidated statements of operations for the year ended April 30, 2021.

The combined discount relating to the warrant and conversion option were amortized over the term of the agreement. Amortization of debt discounts during the year ended April 30, 2020 amounted to $1,493,939, and were recorded as amortization of debt discount in the accompanying consolidated statements of operations. The remaining $206,061 was amortized during the year ended April 30, 2021.

On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000, which consisted of the $1,700,000 note payable and the $120,000 note payable (see Note 7), to the Company’s related party lender, along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable (see Note 5).

On November 20, 2019, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest were due on November 20, 2020. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement. On March 2, 2020, the holder elected to convert the outstanding principal of $125,000 and accrued interest of $4,274 into 369,354 shares of the Company’s common stock in accordance with the terms in the agreement.

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option derivative amounted to $53,571 as of the issuance date on November 20, 2019, which was initially recorded as a discount to the outstanding note balance and a derivative liability. The discount of $53,571 was fully amortized during the year ended April 30, 2020 upon the conversion of the outstanding note payable balance. Upon conversion of the note payable balance, the derivative liability amount of $53,571 was reclassified as additional paid-in capital as part of shareholders’ equity.

On February 11, 2020, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest are due on February 11, 2021. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement.

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option amounted to $53,571 as of the issuance date on February 11, 2020, which was initially recorded as a discount to the outstanding note balance and a derivative liability. The discount was being amortized over the term of the agreement.

On September 4, 2020, the Company and the convertible debt holder entered into an agreement to convert the outstanding convertible note payable balance of $125,000 and accrued interest of $8,466 into 300,000 shares of the Company’s common stock. Under the guidance in ASC 470-20-40-16, the Company recognized an expense at the conversion date equal to the fair value of the shares transferred after the change in terms, less the fair value of securities issuable under the original conversion terms. The excess in value, which amounted to $51,412 was recorded as an induced conversion loss in the consolidated statements of operations during the year ended April 30, 2021.

At the time of the conversion, the remaining debt discount was fully amortized and the derivative liability amount of $53,571 was reclassified as additional paid-in capital as part of shareholders’ equity. Amortization of debt discounts during the year ended April 30, 2021 and 2020 was $42,872 and $10,699, respectively, and was recorded as amortization of debt discount in the accompanying consolidated statements of operations. The unamortized discount balance amounted to zero and $42,872 as of April 30, 2021 and 2020, respectively.

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Total outstanding principal of convertible notes payable at April 30, 2021 and 2020 amounted to zero and $1,825,000, respectively. The outstanding balances are netted with debt discounts at April 30, 2021 and 2020 of zero and $248,933, respectively.

NOTE 7: NOTE PAYABLE

On March 16, 2020, the Company entered into a promissory note payable whereby the Company borrowed $500,000 bearing interest at 12% per annum. Interest on the note is payable monthly and outstanding principal on the note is due in full on March 16, 2022.

In connection with the promissory note payable on March 16, 2020, the Company issued warrants to purchase 500,000 shares of the Company’s common stock at an exercise price equal to a 40% discount of the market price of the Company’s stock, as defined in the agreement. The warrants expire on March 16, 2022 and are fully vested upon issuance. The note was discounted by $112,990 based on an allocation of the value of the warrants issued. The discount recorded on the note was amortized into amortization of debt discount through the maturity date, which amounted to $35,542 and $6,965 for years ended April 30, 2021 and 2020, respectively.

On December 15, 2020, the debt holder agreed to convert the outstanding note payable of $500,000 into 500,000 shares of the Company’s common stock as full settlement of the promissory note payable. Accrued interest on the note was paid in cash. As a result of this settlement, the Company recognized the unamortized debt discount of $70,483 as a loss on extinguishment of debt on the consolidated statements of operations during the year ended April 30, 2021.

On June 30, 2020, the Company entered into a loan agreement with Mont-Saic to borrow $120,000. This loan bears interest at an annual rate of 12.6% and is required to be repaid in full, together with all accrued, but unpaid, interest by June 30, 2021. On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in this note to the Company’s related party lender (see Note 5).

On December 24, 2020, the Company entered into a promissory note with a third-party to borrow $1,000,000. The promissory note bore interest at 2.25% and was due February 8, 2021. On February 2, 2021, the Company and the third-party entered into an amendment to extend the promissory note to April 30, 2021.

On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 272,332 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion. In addition to the discount, the agreement contains a guarantee that the aggregate gross sales of the shares by the lender will be no less than $1,500,000 over the next three years and if the aggregate gross sales are less than $1,500,000 the Company will issue additional shares of common stock to the lender for the difference between the total gross proceeds and $1,500,000, which could result in an infinite number of shares being required to be issued.

The Company evaluated the conversion option of the note payable to shares under the guidance in ASC 815-40, Derivatives and Hedging, and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815, Derivatives and Hedging, and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion, the Company recognized a $1,501,914 loss on extinguishment of debt, which represented the difference between the promissory note and the fair value of the shares issued of $1,250,004, which were recorded in shares issued in connection with conversion of note payable within shareholders’ equity, as well as the derivative liability of $1,251,910, which was valued using a Black-Scholes option pricing model.

The fair value of the derivative liability was $1,229,851 as of April 30, 2021, and the Company recognized a gain on change in fair value of $22,059 for the year ended April 30, 2021.

F-34

On April 15, 2021, the Company entered into a $2,000,000 note payable (the “Note”). The Note matures April 14, 2023 and bears interest at fifteen percent (15%) per year. The Company pays interest at maturity, at which time all principal and unpaid interest is due.

The Note is collateralized by all business assets, including patents, trademarks and other intellectual property. It is also collateralized by the ownership of Slinger Bag Americas, Inc., Slinger Bag Canada, Inc., Slinger Bag Limited, and Slinger Bag International (UK) Limited.

In connection with the Note, the Company issued 2,200,000 warrants with an exercise price of $0.25. The exercise price has customary anti-dilution protection for stock splits, mergers, etc. Additionally, the warrant contains a stipulation that the Company will guarantee the value of the shares sold will be no less, on average, than $1.50 per share through April 15, 2023. If the value is less than $1.50, the Company will issue additional shares of common stock to compensate for the shortfall, which could result in an infinite number of shares being required to be issued.

The Company evaluated the warrants and the profit guarantee under the guidance in ASC 815-40, Derivatives and Hedging, and determined they represent a derivative liability given the profit guarantee represents a make-whole provision that is not separated from the host instrument. The derivative liability is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

The fair value of the derivative liability on the date of the execution of the Note was valued using a Black-Scholes option pricing model at $14,501,178, which was first allocated as a discount to the Note payable of $2,000,0000, which will be amortized using the effective interest method over the remaining term of the Note, with the remainder of the value of $12,501,178 recorded as interest expense.

Amortization of debt discounts during the year ended April 30, 2021 was $10,477, which was recorded as amortization of debt discount in the accompanying consolidated statements of operations. The unamortized discount balance amounted to $1,989,523 as of April 30, 2021.

The fair value of the derivative liability was $12,583,598 as of April 30, 2021, and the Company recognized a gain on change in fair value of $1,917,580 for the year ended April 30, 2021.

NOTE 8: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of April 30, 2021 and 2020, amounts due to related parties were $1,283,464 and $377,106, respectively, which represented unpaid salaries and bonuses and reimbursable expenses due to officers of the Company.

The Company has outstanding notes payable of $6,220,000 and $2,100,000 and accrued interest of $747,636 and $138,967 due to a related party as of April 30, 2021 and 2020, respectively (see Note 5).

The Company recognized net sales of $615,584 during the year ended April 30, 2021, to a related party. As of April 30, 2021, the related party had accounts receivable due to the Company of $86,956. There were no sales to this related party during the year ended April 30, 2020.

F-35

NOTE 9: SHAREHOLDERS’ DEFICIT

Common Stock

The Company has 300,000,000 shares of common stock authorized with a par value of $0.001 per share. As of April 30, 2021 and 2020, the Company had 27,642,828 and 24,749,354 shares of common stock issued and outstanding, respectively.

Equity Transactions During Year Ended April 30, 2020

On March 2, 2020, the Company issued 369,354 shares of common stock for the conversion of an outstanding convertible note payable of $125,000 and accrued interest of $4,274. Upon conversion of the note payable balance, the derivative liability of $53,571 related to the convertible note payable was reclassified as additional paid-in capital as part of shareholders’ equity.

The purchase price of $332,239 under the Stock Purchase Agreement (see Note 1), which resulted in shares of Lazex being acquired by the shareholder of SBL, was paid by SBL on behalf of the shareholder. The amount has been recorded as a distribution to shareholder and therefore is classified as a reduction of additional paid-in capital.

In connection with the Stock Purchase Agreement (see Note 1), net liabilities of $15,289 were forgiven by the previous majority shareholder of the Company, which was recorded as an increase to additional paid-in capital.

On March 16, 2020, the Company issued warrants valued at $112,990 in connection with a note payable (see Note 7), which increased additional paid-in capital.

Equity Transactions During Year Ended April 30, 2021

On May 6, 2020, the Company issued 1,216,560 shares of its common stock to Mont-Saic as partial satisfaction of the shares issuable under a convertible note payable agreement.

On May 15, 2020, the Company issued 243,800 shares of its common stock to a vendor as compensation for business advisory services performed, which resulted in $65,826 of general and administrative expenses for the year ended April 30, 2021.

On September 4, 2020, the Company issued 300,000 shares of its common stock for the conversion of a convertible note payable (see Note 6). The fair value of the common stock was $238,449.

On October 8, 2020, the Company issued 100,000 shares of its common stock to a vendor as compensation for business advisory services performed, which resulted in $114,000 of operating expenses for the year ended April 30, 2021.

On October 28, 2020, the Company granted 400,000 warrants to a service provider for advertising services over the next year. The warrants have an exercise price of $0.75 per share, a contractual life of 10 years from the date of issuance, and vest quarterly over a year from the grant date. The warrants were valued using a Black-Scholes option pricing model and the expense related to the issuance of the warrants is being recognized over the service agreement. The Company recognized $221,826 of operating expenses related to this agreement during the year ended April 30, 2021.

On October 29, 2020, the Company and the three members of its advisory board entered into agreements whereby each member will receive an aggregate number of warrants each quarter equal to $7,500 divided by the average closing price of the Company’s stock for the five days prior to the Company’s most recently completed fiscal quarter. The warrants vest quarterly, have an exercise price of $0.001 per share and a contractual life of 10 years from the date of issuance. 43,107 warrants were issued under these agreements during the year ended April 30, 2021. The warrants were valued using a Black-Scholes option pricing model, which resulted in operating expenses of $48,502 during the year ended April 30, 2021.

On November 24, 2020 and on January 11, 2021, the Company issued 46,087 and 100,000 shares of its common stock, respectively, to two vendors as compensation for marketing and other advisory services. The Company also issued 55,945 shares of its common stock on November 24, 2020 to a third-party vendor as full settlement of payables of $30,000 related to consulting services, which resulted in a $25,278 loss on extinguishment of debt. The total fair value of the shares issued related to these transactions was $198,386, of which $39,750 was recognized in prepaids and other assets and will be recognized over the period that the related services are rendered. As of April 30, 2021, there was $26,500 in prepaids related to these transactions and the remaining $146,608 was recognized as operating expenses for the year ended April 30, 2021.

On November 10, 2020, the Company issued 35,000 shares of common stock as partial payment for the purchase of the Slinger trademark. The common stock had a fair value of $35,351 on the date of issuance, which has been capitalized as an intangible asset on the balance sheet.

On December 15, 2020, the Company issued 500,000 shares of common stock as full payment of its $500,000 note payable to a third party (see Note 7). The fair value of the shares issued was $500,000.

On April 11, 2021, the Company issued 272,332 shares of its common stock for the conversion of a note payable (see Note 7). The fair value of the shares issued was $1,250,004.

On April 11, 2021 and on April 13, 2021, the Company issued 18,750 and 5,000 shares of its common stock to two vendors as compensation for marketing and advisory services, which resulted in an operating expense of $43,294 for the year ended April 30, 2021.

During the three months ended April 30, 2021, the Company granted an aggregate total of 60,000 warrants and equity options for 12,000 shares (which have all expired unexercised) to four of its brand ambassadors as compensation. The warrants have an exercise price of $0.001 per share, a contractual life of 10 years from the date of issuance and are vested immediately upon grant and the shares had a 90 day exercise period at a 50% discount on the stock price. The warrants and shares were valued using a Black-Scholes option pricing model and the expense related to the issuance of the warrants and equity options is being recognized over the service agreements. The Company recognized $59,838 and $98,457 of operating expenses related to the warrant and equity options, respectively, during the year ended April 30, 2021.

F-36

Common Stock Issuable

As discussed in Note 6, on September 16, 2019, the Company entered into a warrant assignment and conveyance agreement with Mont-Saic, pursuant to which the Company allows Mont-Saic to acquire 33% of the outstanding common stock shares of the Company on a fully-diluted basis for no consideration. The allocated value of the warrant amounted to $1,492,188 was reflected as additional paid-in capital during the year ended April 30, 2020.

There were 8,137,859 shares of common stock that were issuable under this agreement and as of April 30, 2020 none of the shares had been issued. As of April 30, 2021, 1,216,560 shares have been issued and the remaining 6,921,299 continue to be issuable to a related party.

Warrants Issued for Compensation

On April 30, 2020, the Company granted an aggregate total of 12,500,000 warrants to key employees and officers of the Company as compensation. The warrants have an exercise price of $0.001 per share, a contractual life of 10 years from the date of issuance and are vested immediately upon grant. The warrants granted as compensation during the year ended April 30, 2020 were valued using a Black-Scholes option pricing model. The total share-based compensation expense related to the issuance of the warrants amounted to $3,741,746.

On February 9, 2021, the Company issued 6,000,000 warrants to key employees and officers of the Company as a performance bonus. The warrants have an exercise price of $0.001 per share for non-U.S. warrant holders (1,500,000 warrants) and an exercise price of $3.94, which is equal to the closing price of the Company’s common stock on the grant date, for U.S. warrant holders. The warrants were valued using a Monte Carlo simulation with the key inputs as of 4/30/20 being the executives’ three-year agreement term, the Company’s $100 million market capitalization threshold being achieved, a risk free rate of 0.76%, and a stock price volatility of 63% because the warrant grant was contingent on a market condition being achieved. The Company recognized $70,997 of share-based compensation related to these awards during the year ended April 30, 2021.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under short-term leases with terms under a year. Total rent expense for the year ended April 30, 2021 and 2020 amounted to $8,400 and $2,800, respectively.

Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

F-37

NOTE 11: INCOME TAXES

The Company does business in the US through its subsidiaries Slinger Bag Inc. and Slinger Bag Americas. It also does business in Israel through SBL whose operations are reflected in the Company’s consolidated financial statements. The Company’s operations in Canada and the UK were immaterial for the years ended April 30, 2021 and 2020.

Net deferred tax assets from operations in the US, using an effective tax rate of 21%, consisted of the following:

	April 30,	April 30,
	2021	2020

Deferred tax assets:
Loss carryforwards	$788,400	$301,000
Accrued payroll	333,700	-
Related party accruals	194,400	79,000
Start-up costs	109,600	61,000
Other	17,900	-
Valuation allowance	(1,444,000)	(441,000)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the applicable statutory income tax rate to pretax loss due to the following for the years ended April 30, 2021 and 2020:

	April 30,	April 30,
	2021	2020

Income tax benefit based on book loss at US statutory rate	$(3,832,300)	$(1,273,000)
Share-based compensation and shares for services	188,100	786,000
Debt discount amortization	79,100	15,000
Related party accruals	127,800	79,000
Start-up costs	-	61,000
Interest expense	2,630,000	41,000
Meals and entertainment	-	1,000
Loss on extinguishment of debt	636,400	-
Accrued payroll	215,400	-
Gain on change in fair value of derivatives	(407,300)	-
Other	1,500	-
Valuation allowance	361,300	290,000
Total income tax provision	$-	$-

The Company had net operating loss carryforwards of $3,032,000 and $1,424,000 as of April 30, 2021 and 2020, respectively, which can be used to offset future taxable income in the US for the years ended 2022 through 2041. Tax years that remain subject to examination are 2017 and forward.

Net deferred tax assets from operations in Israel, using an effective tax rate of 23%, consisted of the following:

	April 30,	April 30,
	2021	2020

Deferred tax assets:
Loss carryforwards	$178,000	$384,000
Accrued expenses	-	63,000
Start-up costs	13,000	-
Research and development costs	113,000	23,000
Valuation allowance	(304,000)	(470,000)
Net deferred tax assets	$-	$-

F-38

The income tax provision differs from the amount of income tax determined by applying the applicable Israeli statutory income tax rate of 23% due to the following for the years ended April 30, 2021 and 2020:

	April 30,	April 30,
	2021	2020

Income tax provision (benefit) based on book income (loss) at Israeli statutory rate	$80,000	$(728,000)
Debt discount amortization	-	430,000
Related party accruals	-	44,000
Travel expenses	-	38,000
Research and development costs	113,000	23,000
Other non-deductible items	-	9,000
Start-up costs	13,000	-
Valuation allowance	-	184,000
Loss carryforward	(206,000)	-
Total income tax provision	$-	$-

The Company had net operating loss carryforwards of approximately $774,000 and $1,671,000 as of April 30, 2021 and 2020, respectively, which can be used to offset future taxable income in Israel. All of the Company’s tax years since inception are open for examination.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. There were no interest or penalties recognized in the accompanying consolidated statements of operations for the year ended April 30, 2021 or 2020.

NOTE 12: SUBSEQUENT EVENTS

On May 26, 2021, the Company and the related party lender entered into a note conversion agreement whereby the related party lender agreed to convert its total outstanding borrowings as of that date of $6,220,000 into 1,636,843 shares of the Company’s common stock. Per the terms of the note conversion agreement the accrued interest related to the debt was not converted into shares and is still due to the related party. The note conversion agreement contains a guarantee that the aggregate gross sales of the shares by the related party will be no less than $6,220,000 over the next three years and if the aggregate gross sales are less than $6,220,000 the Company will issue additional shares of common stock to the related party for the difference between the total gross proceeds and $6,220,000.

On June 21, 2021, the Company entered into a membership interest purchase agreement (“MIPA”) with Charles Ruddy (the “Seller”) to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”) in exchange for 1,000,000 shares of common stock of the Company to be issued to the Seller and two other Foundation Sports employees in three tranches (the “Purchase Price”): (i) 600,000 shares of common stock on the closing date, 200,000 shares of common stock on the first anniversary of the closing date and (iii) 200,000 shares of common stock on the second anniversary of the closing date (collectively, the “Shares”), provided that 10% of the Shares of each tranche will be held back by the Company and not delivered to the recipients for a period of 12 months from the date of their issuance. The Shares are subject to a 12-month lock-up from their date of delivery during which time they may not be offered or sold by the Seller or any other recipient thereof without the express written consent of the Company. On June 23, 2021, the Company issued 540,000 shares of its common stock to the receipts under the MIPA, which consisted of 600,000 shares less a hold-back of 10% (i.e., 60,000 shares).

On July 21, 2021, the Company entered into a Convertible Loan Agreement with PlaySight Interactive Ltd (the Borrower) wherein the Company granted the Borrower a $2,000,000 line of credit with a six-month maturity date. Any borrowings under the line of credit bear interest at a rate of 15% per annum. On July 26, 2021, the Company issued $300,000 to the Borrower under the line of credit.

On July 23, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

On August 2, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

During the three months ended July 31, 2021, the Company issued 68,965 shares of its common stock to one vendor and two employees as compensation for marketing and other services rendered.

During the three months ended July 31, 2021, the Company granted an aggregate total of 90,937 shares of its common stock to six brand ambassadors as compensation for services.

F-39

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

U.S. DOLLARS IN THOUSAND

- - - - - - - - - -

F-40

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

We have audited the accompanying consolidated financial statements of PlaySight Interactive Ltd. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statements of operation, Convertible Preferred Shares and Shareholders’ Deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlaySight Interactive Ltd. and its subsidiary at December 31, 2020 and 2019, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has recurring operating losses, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters also are described in Note 1(b). The most recent year consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 15, 2021	A Member of Ernst & Young Global

F-41

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2020	2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,251	$6,007
Restricted cash	155	59
Account receivables, net	176	165
Prepaid expenses and other accounts receivable	188	200
Inventories	496	603
Deferred contract acquisition cost, current	384	375

Total current assets	2,650	7,409

NON-CURRENT ASSETS:
Long-term lease deposits	-	19
Property and equipment, net	125	62
Operating lease right-of-use assets	571	54
Deferred contract acquisition cost, noncurrent	313	566
Finished products used in operations, net	5,109	5,171

Total non-current assets	6,118	5,872

Total assets	$8,768	$13,281

The accompanying notes are an integral part of the consolidated financial statements.

F-42

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,
	2020	2019
LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$699	$799
Employees and payroll accruals	1,026	992
Accrued expenses and other liabilities	626	260
Deferred revenues, current portion	2,018	2,211
Short-term operating lease liability	287	41
Long-term loan from shareholders, current portion	222	42

Total current liabilities	4,878	4,345

NON-CURRENT LIABILITIES:
Convertible loans	18,431	13,811
Long-term deferred revenues	1,286	1,671
Long-term loan from shareholders	1,129	1,351
Long-term operating lease liability	306	11

Total non-current liabilities	21,152	16,844

Convertible Seed Investors Preferred shares of NIS 0.01 par value - Authorized, issued and outstanding: 68,711 shares at December 31, 2020 and 2019; aggregate liquidation preference of $507 and $476 as of December 31, 2020 and 2019, respectively	297	297
Convertible Preferred shares of NIS 0.01 par value - Authorized: 1,619,534 shares at December 31, 2020 and 2019; Issued and outstanding: 1,520,744 shares at December 31, 2020 and 2019; aggregate liquidation preference of $38,845 and $36,474 as of December 31, 2020 and 2019, respectively	30,464	30,464

SHAREHOLDERS’ DEFICIT:
Ordinary shares of NIS 0.01 par value:
Authorized: 2,811,755 shares at December 31, 2020 and 2019; Issued and outstanding: 338,038 and 329,449 shares at December 31, 2020 and 2019, respectively	1	1
Additional paid-in capital	580	545
Accumulated deficit	(48,604)	(39,215)

Total shareholders’ deficit	(48,023)	(38,669)

Total liabilities and shareholders’ deficit	$8,768	$13,281

The accompanying notes are an integral part of the consolidated financial statements.

F-43

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31,
	2020	2019

Revenues	$5,343	$4,133
Cost of revenues	3,574	3,484

Gross profit	1,769	649

Operating expenses:

Research and development	2,376	2,719
Sales and marketing	2,416	3,277
General and administrative	1,283	1,273

Total operating expenses	6,075	7,269

Operating loss	4,306	6,620

Financial expense, net	5,083	1,035

Net loss	$9,389	$7,655

The accompanying notes are an integral part of the consolidated financial statements.

F-44

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Seed Investors Preferred shares		Preferred shares		Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance as of January 1, 2019	68,711	297	1,417,386	28,014	322,449	1	510	(31,560)	(31,049)

Issuance of Preferred C-1 shares, net	-	-	103,358	2,450	-	-	-	-	-
Exercise of options granted to employees	-	-	-	-	7,000	*)-	-	-	*)-
Share based compensation expenses	-	-	-	-	-	-	35	-	35
Net loss								(7,655)	(7,655)

Balance as of December 31, 2019	68,711	297	1,520,744	30,464	329,449	1	545	(39,215)	(38,669)

Exercise of options granted to employees and consultants	-	-	-	-	8,587	*)-	6	-	6
Share based compensation expenses	-	-	-	-	-	-	29	-	29
Net loss	-	-	-	-	-	-		(9,389)	(9,389)

Balance as of December 31, 2020	68,711	$297	1,520,744	$30,464	338,036	$1	$580	$(48,604)	$(48,023)

*)	Represents less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-45

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2020	2019
Cash flows from operating activities:

Net loss	$(9,389)	$(7,655)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	26	25
Write-off of property and equipment	21	-
Share based compensation expenses	29	35
Interest related to shareholder’s loan	509	364
Changes in convertible loans’ fair market value	4,470	167

Changes in operating assets and liabilities:

Decrease (increase) in accounts receivables	(11)	290
Decrease (increase) finished products used in operations	62	(1,421)
Decrease (increase) in prepaid expenses and other accounts receivable and long-term lease deposits	10	291
Decrease (increase) in inventories	107	(31)
Decrease in operating lease ROU assets	249	67
Decrease (increase) in deferred contract acquisition costs	244	(9)
Increase (decrease) in accounts payables	(100)	291
Increase in employees and payroll accruals	34	73
Decrease in deferred revenues	(578)	(25)
Increase in accrued expenses and other liabilities	366	12
Decrease in operating lease liabilities	(204)	(62)
Net cash used in operating activities	(4,155)	(7,588)

Cash flows from investing activities:

Purchase of property and equipment	(110)	(18)
Net cash used in investing activities	(110)	(18)

Cash flows from financing activities:

Proceeds from issuance of Preferred C-1 shares, net	-	2,450
Proceeds from exercise of options	6	-
Proceeds from Convertible loans and shareholders’ bridge loans, net	150	7,729
Proceeds from loan from shareholders, net	-	1,337
Repayment of loan from shareholders	(551)	(308)

Net cash provided by (used in) financing activities	(395)	11,208

Increase (decrease) in cash and restricted cash	(4,660)	3,602
Cash, cash equivalents and restricted cash at the beginning of the year	6,066	2,464

Cash, cash equivalents and restricted cash at the end of the year	$1,406	$6,066

Supplemental disclosure of cash financing transactions:

Interest payments relating to Convertible loans and loan from shareholder	$616	$762

Supplemental disclosure of non-cash financing transactions:

ROU assets and lease liabilities created during the period	$766	$120

The accompanying notes are an integral part of the consolidated financial statements.

F-46

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:-	GENERAL

a.	PlaySight Interactive Ltd. (the “Company”) was incorporated in Israel in May 2010 under the laws of the state of Israel and commenced its operations on the same date.

The Company engaged in developing, manufacturing and selling of advanced video and analytics technologies for sports courts around the world.

In March 2014, the Company established a wholly-owned subsidiary in the United States under the name of PlaySight Interactive USA Inc. (the “U.S. Subsidiary”), which is engaged primarily in customer support and marketing the Company’s service.

b.	The Company’s ability to continue to operate is dependent on the ability to market and sell its products, development of new products and raise additional financing until profitability is achieved. In respect of additional financing, see notes 6, 7 and 8. The Company incurred losses in the amount of $9,389 during the year ended December 31, 2020 and has an accumulated deficit of $48,604 as of December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue to operate as a going concern. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

F-47

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

a.	Use of estimates:

The preparation of the consolidated financial statements and related disclosures in conformity with U.S. GAAP and requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include, but are not limited to, the estimated customer life on deferred contract acquisition costs, the allowance for doubtful accounts, the fair value of financial assets and liabilities, the useful life of acquired property and equipment and impairment of long-lived assets, share-based compensation including the determination of the fair value of the Company’s ordinary shares, convertible loans, and the valuation of deferred tax assets and uncertain tax positions. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The accompanying consolidated financial statements have been prepared in dollars.

The majority of the Company’s revenues and financing activities are incurred in U.S. dollars. Although a portion of the Company’s expenses is denominated in New Israeli Shekels (“NIS”)(mainly cost of personnel), a portion of its expenses is denominated in dollars. Accordingly, the Company’s management believes that the currency of the primary economic environment in which the Company and its subsidiary operate is the dollar; thus, the dollar is the functional currency of the Company. Transactions and balances denominated in dollars are presented at their original amounts. Monetary accounts denominated in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standard Codification (“ASC”) 830, “Foreign Currency Matters”. All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

F-48

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash and restricted cash at the end of the year balances reported in the statements of cash flows:

	December 31
	2020	2019

Cash as reported on the balance sheets	1,251	6,007
Restricted cash as reported on the balance sheets	155	59

Cash and restricted cash in the statements of cash flows	1,406	6,066

e.	Restricted cash:

Restricted cash is restricted bank deposits with maturities of up to one year and are pledged in favor of the bank as a security for the bank guaranties issued to the landlords of the Company’s offices and credit card payments. The short-term restricted bank deposits are denominated in NIS and USD and bear interest at an average rate of 0.01% as of December 31, 2020 and 2019. The short-term restricted bank deposits are presented at their cost, including accrued interest.

f.	Account receivables and allowance for doubtful accounts:

The Company’s account receivables are derived from sales to customers. The Company performs ongoing credit evaluations of its customers’ balances and establishes an allowance for doubtful accounts based on factors that may affect a customers’ ability to pay, such as known disputes, age of the receivable balance and past experience. Allowance for doubtful accounts amounted to $221 and $96 as of December 31, 2020 and 2019, respectively. The Company writes off receivables when they are deemed uncollectible, having exhausted all collection efforts.

F-49

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Inventories:

Inventories are stated at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventory write-down is measured as the difference between the cost of the inventory and net realizable value upon assumptions about future demand and is charged to the cost of sales.

Cost of inventories is determined as follows:

Raw Materials - cost is determined on the actual cost on a weighted average basis.

Finished products- cost is determined on the actual costs on a weighted average basis.

No inventory write-offs were recorded for the years ended December 31, 2020 and 2019, respectively.

h.	Property and equipment:

Property and equipment are measured at cost, net of accumulated depreciation. Depreciation is calculated via the straight-line method over the estimated useful life. The following are the annual depreciation rates for various types of property and equipment:

	%	Mainly %

Computers and software	33	-
Office furniture and equipment	7 - 15	15
Leasehold improvements	6.5	-

i.	Impairment of long-lived assets:

The long-lived assets of the Company are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2020, and 2019, no impairment indicators have been identified.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue recognition:

The Company offers its customers a cloud-based solution combining Products, including video cameras, laptops, other related equipment and a proprietary back-end cloud platform software, and Services including integration services, support services and access to the Company’s website and applications. These together create an integrated system that provides the Company’s customers with services such as live streaming, automated broadcasting, VOD, ball and event tracking etc. (the “Solution”).

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Step 2: Identify the performance obligations in the contract

The Company’s customers are buying an integrated system that provides them with the Solution. In evaluating whether the equipment is a separate performance obligation, the Company’s management considered the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with the equipment). Because the Products and Services included in the customer’s contract are integrated and highly interdependent, and because they must work together to deliver the Solution, the Company has concluded that Products installed on customer’s premise and Services contracted for by the customer are generally not distinct within the context of the contract and, therefore, constitute a single, combined performance obligation.

Step 3: Determine the transaction price

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer includes pre-determined fixed amounts, variable amounts, or both. The Company’s contracts do not include any rights of returns or refunds.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue recognition (cont.):

The Company collects each year’s service fees in advance and should therefore consider the existence of a significant financing component. However, due to the fact that the payments are provided for the service of a one-year term, the Company elected to apply the practical expedient under ASC 606 which exempts the adjustment of the consideration for the existence of a significant financing component when the period between the transfer of the services and the payment for such services is one year or less.

Step 4: Allocate the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). The Company has identified a single performance obligation in the contract, and therefore, the allocation provisions under ASC 606 do not apply to the Company’s contracts.

Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenues for the Company’s single, combined performance obligation are recognized on a straight-line basis over the customer’s contract term, which is the period in which the parties to the contract have enforceable rights and obligations (Typically 3-4 years).

k.	Deferred Revenue:

Deferred revenues include unearned amounts received from customer but not recognized as revenues.

l.	Finished products used in operations, net:

The Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. As of December 31, 2020, and December 31, 2019, there was approximately $5,109 and $5,171, respectively, of finished products used in operations, which are presented in the accompanying consolidated balance sheets within non-current assets. These costs primarily relate to the satisfaction of performance obligations related to providing the Solution to customers and are comprised of the cost of the finished products and installation costs, where applicable. These costs are amortized to cost of goods on a straight-line basis over the contract period which is generally over a period of 4 years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Deferred contract acquisition cost:

The Company’s incremental direct costs of obtaining a contract, which consist primarily of sales commissions, are generally deferred and amortized to sales and marketing expense over the estimated life of the relevant customer relationship of approximately 4 years and are subject to being monitored every period to reflect any significant change in assumptions. In addition, the deferred contract cost asset is assessed for impairment on a periodic basis.

	Year Ended
	December 31,
	2020	2019

Beginning balance	$941	$932
Additions to deferred acquisition costs	152	366
Amortization of deferred contract acquisition costs	(396)	(357)

Ending balance	$697	$941

Deferred contract acquisition costs included in other current assets	$384	$375
Deferred contract acquisition costs, noncurrent	313	566

Total deferred contract acquisition costs	$697	$941

n.	Concentration of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, restricted cash and accounts receivable.

Cash and restricted cash are primarily invested in major banks in Israel and the USA. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

Credit risk with respect to the Company’s account receivables is limited due to the number of customers comprising the Company’s customer base. The Company considers its account receivables to be of good credit quality as a large portion of its customers are long- standing reputable sports and education facilities and the Company has not experienced any significant write-offs of accounts receivable in the past. The Company does not require collateral or other securities to support its accounts receivable.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Income taxes:

The Company and its subsidiary account for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the “asset and liability” method, whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2020, and 2019, no liability for unrecognized tax benefits was recorded as a result of the implementation of ASC 740.

p.	Research and development expenses, net:

Research and development expenses are charged to the statement of operations as incurred. Royalty bearing grants from the Israeli Innovation Authority, for funding research and development activities are recognized at the time the Company is entitled to such grants on the basis of the related cost incurred. Research and development expenses are included in the financial statements net of related grants.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Share-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”, which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. Share-based compensation expense related to share awards is recognized based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the option, the expected volatility of the price of the Company’s ordinary shares, risk-free interest rates, and the expected dividend yield of ordinary shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. The related share-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, including awards with graded vesting and no additional conditions for vesting other than service conditions. Forfeitures are accounted for as they occur.

r.	Fair value of financial instruments:

The Company applies ASC 820 “Fair Value Measurement Disclosures” (“ASC 820”). Under this standard, fair value is defined as the price that would be received to sell as asset or paid liability (i.e. the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent from the Company. Unobservable inputs are in puts that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Fair value of financial instruments (cont.):

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1 -	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 -	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 -	Valuations based on the inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment, and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, restricted cash, account receivables, net, other accounts receivable and prepaid expenses, account payables, other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments. Some of the inputs in these models are unobservable in the market and are significant. The Company measured its Convertible loans using Level 3 inputs (see Note 6).

t.	Severance pay:

The Company’s employees have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

u.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2020, and 2019, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. Legal costs incurred in connection with loss contingencies are expensed as incurred.

v.	Leases:

Lessee accounting:

On January1, 2019, the Company adopted ASU No. 2016-02, “Leases” (“ASC 842”). The Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset. The Company elected to not recognize a lease liability or right-of-use (“ROU”) asset for leases with a term of twelve months or less. The Company also elected the practical expedient to not separate lease and non-lease components for its leases.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease. ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The ROU assets are reviewed for impairment. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The implicit rate within the operating leases is generally not determinable; therefore, the Company uses the Incremental Borrowing Rate(“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate on similar terms and payments and in economic environments where the leased asset is located.

The lease includes options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

w.	Recently accounting pronouncements not yet adopted by the Company:

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for the Company beginning January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently evaluating the effect that ASU 2020-06 will have on its consolidated financial statements and related disclosures.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 3:-	PREPAID EXPENSES AND OTHER ACCOUNTS RECEIVABLE

	December 31,
	2020	2019

Prepaid expenses	$48	$61
Government authorities	88	99
Other receivables	52	40

	$188	$200

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2020	2019
Cost:

Computers and software	$59	$111
Office furniture and equipment	89	67
Leasehold improvements	41	4

	189	182
Accumulated depreciation:

Computers and software	40	94
Office furniture and equipment	21	26
Leasehold improvements	3	*)-

	64	120

Depreciated cost	$125	$62

*)	Represents less than $1.

Depreciation expenses for the years ended December 31, 2020 and 2019 were $26 and $25, respectively. Disposals of property and equipment, net for the year ended December 31, 2020 and 2019 were $21 and $0, respectively.

NOTE 5:-	ACCOUNTS PAYABLE

	December 31,
	2020	2019

Trade payables	$350	$428
Notes payable	305	356
Other payables	44	15

	$699	$799

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6:-	CONVERTIBLE LOANS

a.	From February through August 2018, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $5,875 (net of issuance cost of $125 and of which $2,000 were converted on April 15, 2018 from bridge loans). The convertible bridge loans bear an annual interest of 8% paid monthly and the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing and in accordance with the mechanism determined in the agreement. During July 2019, two investors owning a principal amount of $2,500 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case. During April 2020, two investors owning a principal amount of $3,000 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case.

From September through January 2020, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $7,889 (net of issuance cost of $11). The convertible bridge loans bear an annual interest of 8% accrued monthly which together with the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which is the lower of (i) a 25% discount from the price per share which will be determined in future financing and (ii) the price per share on a fully-dilutive basis representing a Company valuation of $60,210.

The conversion features in the convertible loans are considered embedded derivatives which needs to be bifurcated from the host instrument in accordance with ASC 815 Derivative and Hedging: Embedded Derivatives (“ASC 815-15”), the Company has elected to account for the convertible bridge loans at fair value. ASC 815-15-25 provides that if an entity has a hybrid financial instrument that would require bifurcation of embedded derivatives under ASC 815, the entity may irrevocably elect to initially and subsequently measure a hybrid financial instrument in its entirety at fair value with changes in fair value recognized in earnings. The Company elected to measure each bridge loan in its entirety at fair value with changes in fair value recognized as non-operating income or loss at each balance sheet date in accordance with ASC 815-15-25. The Company determined the fair value of the bridge loans using an Option Pricing Model (“OPM”), therefore they are categorized as Level 3 in accordance with ASC 820.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6:-	CONVERTIBLE LOANS (Cont.):

The fair value of each loan was estimated at each balance sheet date using the following assumptions:

	Year ended
	December 31,
	2020	2019

Volatility (%)	47.77%	51.90%
Risk-free interest rate (%)	0.10%	0.86%
Dividend yield (%)	0%	0%
Expected term (years)	1.16	2.16

The following is a roll forward of the fair values:

	Year ended
	December 31,
	2020	2019

Fair value at the beginning of the year	$13,811	$5,915
Fair value balance on issue date	150	7,729
Change in fair value reported in statement of operations	4,470	167

Fair value at the end of the year	$18,431	$13,811

NOTE 7:-	LOAN FROM SHAREHOLDERS

During 2019, the Company received a loan from one of its shareholders in the total amount of $3,250. The loan is bearing no interest and is payable in equal 60 monthly installments. The Company agreed to pledge all of its assets, including intellectual property in favor of the lender. In addition, the Company issued to the shareholder new shares of Preferred C-1 shares par value of NIS 0.01 each. The Company recorded the loan at inception based on the relative fair market value at $1,337 (see Note 8 below). During April 2020, the Company amended the terms of the loan such that several installments were deferred and amortized over the remaining life of the loan. Pursuant to ASC 470-50, the Company reassessed the revised term of the loan and determined it is not substantially different from the original terms, therefor treated the amendment as a modification of the loan.

Maturities of the loan from shareholders as of December 31, 2020 were as follows:

Year ended December 31,

2021	$222
2022	328
2023	475
2024	326

Total	$1,351

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:-	SHAREHOLDERS’ DEFICIT

a.	1.	Ordinary shares:

The Ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the rights to receive dividends, if declared and to participate in the distribution of the surplus assets of the Company upon liquidation of the Company.

2.	Seed Investors Preferred (“SIP”) shares and Preferred shares:

The holders of SIP shares, Preferred A shares, Preferred B shares and Preferred C shares are entitled to all of the rights of Ordinary shares, as well as additional rights as further detailed in the Company’s articles of association.

Liquidation Preference:

Upon the occurrence of a Realization Event, all available assets shall be distributed first among the shareholders of Preferred C Shares followed by the shareholders of Preferred B Shares, shareholders of Preferred A Shares and the SIP shareholders.

Dividends:

The SIP shares, Preferred A shares, Preferred B shares and Preferred C shares will participate in any dividends declared or paid on Ordinary share on the basis of the number of shares of Ordinary share into which it is then convertible as well as accrued annual interest of 6.5% of the original issue price.

Voting:

On all matters submitted to a vote of the holders of Ordinary shares, the holders of SIP shares, Preferred A shares and Preferred B shares shall be entitled to vote as-converted basis with the Ordinary shareholders.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:-	SHAREHOLDERS’ DEFICIT

b.	Composition of share capital of the Company as of December 31, 2020 and 2019, each of NIS 0.01 par value:

	December 31, 2020
	Authorized shares	Shares Issued and outstanding	Aggregate Liquidation Preference
	Number of shares
Ordinary share of	2,811,755	338,036	-

Seed Investors Preferred	68,711	68,711	$507
Preferred A shares	300,000	201,216	2,100
Preferred B-2 shares	74,090	74,090	961
Preferred B-1 shares	245,350	254,344	4,396
Preferred C-2 shares	378,100	378,100	10,957
Preferred C-1 shares	612,994	612,994	20,431
Total Ordinary shares and Preferred shares	4,500,000	1,927,491	$39,352

	December 31, 2019
	Authorized shares	Shares Issued and outstanding	Aggregate Liquidation Preference
	Number of shares
Ordinary share of	2,811,755	329,449	-

Seed Investors Preferred	68,711	68,711	$476
Preferred A shares	300,000	201,216	1,972
Preferred B-2 shares	74,090	74,090	902
Preferred B-1 shares	245,350	254,344	4,129
Preferred C-2 shares	378,100	378,100	10,285
Preferred C-1 shares	612,994	612,994	19,186
Total Ordinary shares and Preferred shares	4,500,000	1,918,904	$36,950

c.	During 2019, the Company signed an agreement with existing shareholders for funding in the amount of $3,787 (net of issuance cost of $34) comprised of $537 of equity investment and $3,250 of a loan from shareholder. As of December 31, 2019, the Company received the balance of $3,787 and issued 103,358 preferred C-1 shares par value NIS 0.01 each. The proceeds of $3,250 received in lieu of the shareholders’ loan were allocated based on the relative fair value basis as follows: $1,913 to preferred C-1 shares issued in connection with the shareholders loan and $1,337 were allocated to the shareholders’ loan (see Note 7).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:-	SHAREHOLDERS’ DEFICIT (Cont.)

d.	Share based payment:

1.	Under the Company’s Employees Stock Ownership (the “Plan”), options may be granted to directors, employees and consultants of the Company. Each option granted under the Plan is exercisable until the earlier of 10 years from the date of the grant of the option or the expiration date of the Plan. The options vest primarily over a period of four years. Any options, which are forfeited or not exercised before expiration, become available for future grants. Pursuant to the Plan, as of December 31, 2020 the Company reserved 209,875 Ordinary shares for issuance of which an aggregate of 98,352 Ordinary shares of the Company were still available for future grant, respectively.

2.	During 2019, the Company granted 38,200 options to employees to purchase up to 38,200 Ordinary shares of NIS 0.01 par value, at an exercise price ranging between $0.01 and $11.283 and 4,000 options to service providers to purchase up to 4,000 Ordinary shares of NIS 0.01 par value, at an exercise price equal to $11.283. The options will vest over a period of 4 years.

3.	A summary of the Company’s options granted to employees and service providers activity and related information is as follows:

	Number of	Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic value
	options	$	Years	$
Outstanding at beginning of year	130,626	5.82	5.42	411
Granted	-	-	-	-
Forfeited/expired	10,516	10.53		6
Exercised	8,587	0.64		75

Outstanding at end of year	111,523	5.77	4.64	513

Exercisable options	61,274	1.09	3.23	498

The aggregate intrinsic value in the above table represents the total intrinsic value (the difference between the Company’s closing stock price on the last day of the fiscal 2020 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all the option holders exercised their options on December 31, 2020. This amount is impacted by the changes in the fair value of the Ordinary share.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:-	SHAREHOLDERS’ DEFICIT (Cont.)

4.	The fair value of each option award was estimated on the date of grant using the Black-Scholes-Merton model using following assumptions:

	Year ended
	December 31,
	2020	2019

Volatility (%)	-	56.05%
Risk-free interest rate (%)	-	2.63%
Dividend yield (%)	-	0%
Expected term (years)	-	6.11

As of December 31, 2020, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to the date was $17, which is expected to be recognized over a weighted average period of approximately 0.95years.

NOTE 9:-	TAXES ON INCOME

a.	The Company and its Subsidiary are separately taxed under the domestic tax laws of the respective state of incorporation of each entity.

b.	Tax laws applicable to the Company in Israel:

In February 2008, the Knesset (Israel’s parliament) passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law starting 2008 and thereafter. Since 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. Adjustments relating to capital gains such as for sale of property (betterment) and securities continue to apply until disposal. Since 2008, the amendment to the law includes, among others, the cancellation of the inflationary additions and deductions and the additional deduction for depreciation (in respect of depreciable assets purchased after the 2007 tax year).

c.	Tax rates applicable to the income of the Company in Israel:

A company is taxable on its real capital gains at the corporate income tax rate in the year of sale.

The Israeli corporate tax rate was 23% in 2020 and 2019.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:-	TAXES ON INCOME (Cont.)

d.	Tax rates applicable to the subsidiary:

The American entity is incorporated in the U.S. and subject to weighted tax rate of about 27% (Federal tax, State tax and City tax of the city where the Company operates).

On December 22, 2017, the U.S. government signed into law a tax reform that introduces significant and extensive changes in the U.S. tax system (“the reform”). The reform includes several provisions that will affect the Company’s tax liability in the United States. Following is a provision of the reform that is relevant to the Company:

Reduction of the U.S. federal income tax rate from 35% to 21% effective January 1, 2018.

e.	Tax assessments:

The Company’s tax assessments are deemed final through 2013 tax year.

The US subsidiary have not been assessed for tax purposes since its incorporation.

f.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended
	December 31,
	2020	2019
Deferred tax assets
Net operating loss carryforwards	$9,230	$7,385
Research and development expenses	573	614
Leasing liabilities	137	11
Accruals, deferred revenues and reserves	573	608
Gross deferred tax assets	10,513	8,618
Valuation allowance	(10,202)	(8,362)
Total deferred tax assets, net	311	256

Deferred tax liability
Deferred contract acquisition cost	180	244
Operating lease right-of-use assets	131	12
Gross tax liabilities	311	256

Net deferred taxes	$-	$-

As of December 31, 2020, the Company has provided valuation allowances of $10,202 in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

F-66

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:-	TAXES ON INCOME (Cont.)

g.	Net operating losses carryforward:

The Company have accumulated losses and deductions for tax purposes as of December 31, 2020, in the amount of approximately $39,158 which may be carried forward and offset against taxable income in the future for an indefinite period. As of December 31, 2020, the subsidiary’s carryforward tax losses amounted to approximately $827. Tax losses can be carried forward for a period of up to 20 years and may be subject to restrictions due to ownership changes. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

h.	No liability for unrecognized tax benefits was recorded as a result of implementation of ASC 740.

i.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowance in respect of deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

F-67

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 10:-	LEASES

On January 1, 2019, the Company adopted Topic 842 and elected the available practical expedient to recognize the cumulative effect of initially adopting Topic 842 as an adjustment to the opening balance sheet of the period of adoption (i.e., January 1, 2019). In addition, the Company elected not to apply the transition requirements for leases for which the lease term is less than 12 months.

The Company`s leases include offices in Israel and the USA, as well as car leases, which are all classified as operating leases. Certain leases include renewal options that are under the Company`s sole discretion. The renewal options were included in the ROU and liability calculation if it was reasonably certain that the Company will exercise the option.

The components of lease expense and supplemental cash flow information related to leases for the year ended December 31, 2020 were as follows:

	Year ended
	December 31,
	2020	2019
Components of lease expenses
Operating lease cost	$1,061	$189
Short-term lease	-	199

Total lease expenses	$1,061	$388

Supplemental cash flow information
Cash paid for amounts included in the measurement of lease liabilities	270	70

Supplemental non-cash information related to lease liabilities from obtaining ROU assets	766	120

For the year ended December 31, 2020, the weighted average remaining lease term is 3 years, and the weighted average discount rate is 7.80 percent. The discount rate was determined based on the estimated collateralized borrowing rate of the Company, adjusted to the specific lease term and location of each lease.

Maturities of the lease liabilities as of December 31, 2020 were as follows:

Year ended December 31,

2021	$324
2022	309
2023	11

Total operating lease payments	644
Less: imputed interest	(51)

Total	$593

F-68

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 11:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	As part of the Share Purchase Agreement from May 2017 it was agreed that in the event of “Qualified Event” as described in the SPA, the Company shall grant a one-time cash bonus of up to $5,000 to certain employees based on the recommendation of the CEO to the board of directors. The one-time cash bonus is subject to vesting period as stipulated in the agreement. The cash bonus amount will be determined based on Company’s value.

b.	Furthermore, in the event of an IPO or Deemed liquidation event, as defined in the Company’s Article of Association (“Qualified event”), the Company shall grant to the founders up to 55,852 warrants convertible into Preferred C-1 shares. The amount of warrants will be determined based on the Company’s value upon the Qualified event.

c.	In April 2020, the U.S. Subsidiary received a loan in the amount of $343 from the U.S. Small and Medium Business Agency (the “SBA”) under the paycheck protection program (“PPP”) which is a part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES act”). The loan is forgivable, subject to meeting the conditions set out in the program. At December 31, 2020 the loan was included within accrued expenses and other liabilities. The loan was forgiven by the SBA in 2021.

d.	During August 2020, the Company was approved for a grant in the amount of up to approximately $485 sponsored by the Israeli Government through the Israeli Innovation Authority (“IIA”) for the support of certain of the Company’s research and development projects. The Company accepted such grant according to which it will be obligated to pay royalties to the Government of Israel, at the rates of 3% on sales proceeds from products developed through the grants received from the IIA. The maximum amount of royalties payable to the Government is limited to 100% of the grants received, including interest at the Libor rate. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required. As of December 31, 2020, the Company received grants totaling to $246 which were recorded as a reduction of the Company’s research and development expenses.

e.	The Company has been carefully monitoring the COVID-19 pandemic and its impact on its business. In that regard, while the Company has continued to sell its products and grow its business it did experience certain disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

F-69

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 12:-	SELECTED STATEMENTS OF OPERATIONS DATA

Financial expenses, net:

	Year ended
	December 31,
	2020	2019

Bank charges	$10	$10
Change in fair value of convertible bridge loans reported in statement of operations	4,470	167
Interest related to shareholder’s loan	509	364
Interest paid in cash on convertible bridge loans	107	398
Foreign Currency adjustments, net	(19)	72
Other finance expenses	6	24

Total financial expenses, net	$5,083	$1,035

F-70

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 13:-	SUBSEQUENT EVENTS

a.	The Company has evaluated subsequent events from the balance sheet date through December 15, 2021 the date at which the consolidated financial statements were available to be issued.

b.	On March 3, 2021, the Company received a convertible loan from an existing investor in the principal amount of $2,000. The convertible loan bears an annual interest of 6% accrued monthly which together with the principal amount may be repaid at the earliest of 36 months or at the occurrence of certain events as stipulated in the convertible loan agreement. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing or other liquidation events in accordance with the mechanism determined in the agreement. In connection with this loan the Company converted 89,340 Preferred A shares par value of NIS 0.01 each, 234,848 Preferred B-1 shares par value of NIS 0.01 each and 30,798 Preferred B-2 shares par value of NIS 0.01 each held by the investor into 354,986 Preferred C-1 shares par value of NIS 0.01 each.

c.	On March 29, 2021, the Company signed a non-binding term-sheet with Slinger Bag Inc. (the “Purchaser”) to acquire the entire share capital of the Company on a fully diluted basis for a total consideration of 28,333,333 newly issued shares of the Purchaser. On October 6, 2021 the Company and the Purchaser signed a merger agreement pursuant to which the Purchaser will acquire all the outstanding securities of the Company in exchange for the following consideration:

(i)	28,333,333 newly issued common shares of the Purchaser
(ii)	Payment of the Company’s certain transaction related costs; and
(iii)	Up to a maximum an additional 5,142,858 newly issued common shares of the Purchaser as earn-out subject to fulfilment of certain milestones.

The merger is conditional upon the satisfaction or waiver of certain conditions on or before February 28, 2022.

There are no assurances, that post-merger the Company will be able to obtain an adequate level of financial resources that are required to fulfill its financial obligations or for the long-term development and commercialization of its product offering.

d.	On July 21, 2021 the Purchaser provided a convertible loan in the amount of $2,000 to be drawn down at agreed upon schedule until November 2021. The convertible loan agreement was amended on October 6, 2021 such that the Purchaser increased the loan amount to $3,500 to be drawn by the Company at set dates until February 2022. The convertible loan bears an annual interest of 15% accrued monthly which together with the principal amount will be repaid at the closing of the merger transaction. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount off the price per share to be paid by the Purchaser to the shareholders of the Company.

- - - - - - - - - - - - - - - - - - - - - - -

F-71

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021

U.S. DOLLARS IN THOUSAND

- - - - - - - - - -

F-72

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$380	$1,251
Restricted cash	155	155
Account receivables, net	250	176
Prepaid expenses and other accounts receivable	280	188
Inventories	506	496
Deferred contract acquisition cost, current	337	384

Total current assets	1,908	2,650

NON-CURRENT ASSETS:
Property and equipment, net	148	125
Operating lease right-of-use assets	374	571
Deferred contract acquisition cost, noncurrent	260	313
Finished products used in operations, net	5,021	5,109

Total non-current assets	5,803	6,118

Total assets	$7,711	$8,768

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-73

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30,	December 31,
	2021	2020
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$405	$699
Employees and payroll accruals	997	1,026
Accrued expenses and other liabilities	676	626
Deferred revenues, current portion	1,988	2,018
Short-term operating lease liability	264	287
Long-term loan from shareholders, current portion	299	222

Total current liabilities	4,629	4,878

NON-CURRENT LIABILITIES:
Convertible loans	24,020	18,431
Long-term deferred revenues	1,326	1,286
Long-term loan from shareholders	896	1,129
Long-term operating lease liability	114	306

Total non-current liabilities	26,356	21,152

Convertible Seed Investors Preferred shares of NIS 0.01 par value - Authorized, issued and outstanding: 68,711 shares at September 30, 2021 and December 31, 2020; aggregate liquidation preference of $531 and $507 as of September 30, 2021 and December 31, 2020, respectively	297	297
Convertible Preferred shares of NIS 0.01 par values - Authorized: 1,619,534 shares at September 30, 2021 and December 31, 2020; Issued and outstanding: 1,520,744 shares at September 30, 2021 and December 31, 2020; aggregate liquidation preference of $40,720 and $38,845 as of September 30, 2021 and December 31, 2020, respectively	30,464	30,464

SHAREHOLDERS’ DEFICIT:
Ordinary shares of NIS 0.01 par value:
Authorized: 2,811,755 shares at September 30, 2021 and December 31, 2020; Issued and outstanding: 347,117 and 338,038 shares at September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	591	580
Accumulated deficit	(54,627)	(48,604)

Total shareholders’ deficit	(54,035)	(48,023)

Total liabilities and shareholders’ deficit	$7,711	$8,768

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-74

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	For the Nine Months Ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)

Revenues	$4,623	$4,011
Cost of revenues	3,121	2,736

Gross profit	1,502	1,275

Operating expenses:

Research and development	2,065	1,842
Sales and marketing	1,617	1,717
General and administrative	924	1,032

Total operating expenses	4,606	4,591

Operating loss	3,104	3,316

Financial expense, net	2,919	3,732

Net loss	$6,023	$7,048

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-75

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Seed Investors Preferred shares		Preferred shares		Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance as of January 1, 2021	68,711	$297	1,520,744	$30,464	338,038	$1	$580	$(48,604)	$(48,023)

Exercise of options granted to employees and consultants	-	-	-	-	9,079	*) -	-	-	*) -
Share based compensation expenses	-	-	-	-	-	-	11	-	11
Net loss	-	-	-	-	-	-	-	(6,023)	(6,023)

Balance as of September 30, 2021	68,711	$297	1,520,744	$30,464	347,117	$1	$591	$(54,627)	$(54,035)

	Seed Investors Preferred shares		Preferred shares		Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance as of January 1, 2020	68,711	$297	1,520,744	$30,464	329,449	$1	$545	$(39,215)	$(38,669)

Exercise of options granted to employees	-	-	-	-	487	*) -	-	-	*) -
Share based compensation expenses	-	-	-	-	-	-	23	-	23
Net loss	-	-	-	-	-	-	-	(7,048)	(7,048)

Balance as of September 30, 2020	68,711	$297	1,520,744	$30,464	329,936	$1	$568	$(46,263)	$(45,694)

*)	Represents less than $1.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-76

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	For the Nine Months Ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,023)	$(7,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	35	20
Write-off of property and equipment	-	22
Share based compensation expenses	11	23
Interest related to shareholder’s loan	353	385
Changes in convertible loans’ fair market value	2,589	3,315
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	(74)	47
Decrease in finished products used in operations	88	192
Decrease (increase) in prepaid expenses and other accounts receivable and long-term lease deposits	(92)	(49)
Decrease (increase) in inventories	(10)	187
Decrease in operating lease ROU assets	197	220
Decrease in deferred contract acquisition costs	100	186
Increase (decrease) in accounts payables	(294)	(393)
Increase (decrease) in employees and payroll accruals	(29)	(142)
Increase (decrease) in deferred revenues	10	(734)
Increase in accrued expenses and other liabilities	50	389
Decrease in operating lease liabilities	(215)	(212)

Net cash used in operating activities	(3,304)	(3,592)

Cash flows from investing activities:
Purchase of property and equipment	(58)	(141)
Net cash used in investing activities	(58)	(141)

Cash flows from financing activities:
Proceeds from Convertible loans and shareholders’ bridge loans, net	3,000	150
Repayment of loan from shareholders	(509)	(381)
Net cash provided by (used in) financing activities	2,491	(231)

Increase (decrease) in cash and restricted cash	(871)	(3,964)
Cash, cash equivalents and restricted cash at the beginning of the period	1,406	6,066
Cash, cash equivalents and restricted cash at the end of the period	$535	$2,102
Supplemental disclosure of cash financing transactions:
Interest payments relating to Convertible loans and loan from shareholder	$383	$482
Supplemental disclosure of non-cash financing transactions:
ROU assets and lease liabilities created during the period	$-	$766

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-77

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	PlaySight Interactive Ltd. (the “Company”) was incorporated in Israel in May 2010 under the laws of the state of Israel and commenced its operations on the same date. The Company engaged in developing, manufacturing and selling of advanced video and analytics technologies for sports courts around the world.

In March 2014, the Company established a wholly-owned subsidiary in the United States under the name of PlaySight Interactive USA Inc. (the “U.S. Subsidiary”), which is engaged primarily in customer support and marketing the Company’s service.

b.	The Company’s ability to continue to operate is dependent on the ability to market and sell its products, development of new products and raise additional financing until profitability is achieved. The Company incurred losses in the amount of $6,023 during the nine months period ended September 30, 2021 and has an accumulated deficit of $54,627 as of September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue to operate as a going concern. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

c.	On March 29, 2021, the Company signed a non-binding term-sheet with Slinger Bag Inc. (the “Purchaser”) to acquire the entire share capital of the Company on a fully diluted basis for a total consideration of 28,333,333 newly issued shares of the Purchaser. On October 6, 2021 the Company and the Purchaser signed a merger agreement pursuant to which the Purchaser will acquire all the outstanding securities of the Company in exchange for the following consideration:

(i)	28,333,333 newly issued common shares of the Purchaser
(ii)	Payment of the Company’s certain transaction related costs; and
(iii)	Up to a maximum of an additional 5,142,858 newly issued common shares of the Purchaser as earn-out subject to fulfilment of certain milestones.

The merger is conditional upon the satisfaction or waiver of certain conditions on or before February 28, 2022.

There are no assurances, that post-merger the Company will be able to obtain an adequate level of financial resources that are required to fulfill its financial obligations or for the long-term development and commercialization of its product offering.

F-78

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL (Cont.)

d.	Financial statement preparation:

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated. In the opinion of the Company’s management, the condensed consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation for the periods presented. The preparation of these condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in these condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included for the fiscal year ended December 31, 2020. The significant accounting policies applied in the audited annual consolidated financial statements of the Company as disclosed are applied consistently in these unaudited interim condensed consolidated financial statements.

F-79

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- CONVERTIBLE LOANS

From February through August 2018, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $5,875 (net of issuance cost of $125 and of which $2,000 were converted on April 15, 2018 from bridge loans). The convertible bridge loans bear an annual interest of 8% paid monthly and the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing and in accordance with the mechanism determined in the agreement. During July 2019, two investors owning a principal amount of $2,500 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case. During April 2020, two investors owning a principal amount of $3,000 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case.

From September through January 2020, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $7,889 (net of issuance cost of $11). The convertible bridge loans bear an annual interest of 8% accrued monthly which together with the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which is the lower of (i) a 25% discount from the price per share which will be determined in future financing and (ii) the price per share on a fully-dilutive basis representing a Company valuation of $60,210.

On March 3, 2021, the Company received a convertible loan from an existing investor in the principal amount of $2,000. The convertible loan bears an annual interest of 6% accrued monthly which together with the principal amount may be repaid at the earliest of 36 months or at the occurrence of certain events as stipulated in the convertible loan agreement. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing or other liquidation events in accordance with the mechanism determined in the agreement. In connection with this loan the Company converted 89,340 Preferred A shares par value of NIS 0.01 each, 234,848 Preferred B-1 shares par value of NIS 0.01 each and 30,798 Preferred B-2 shares par value of NIS 0.01 each held by the investor into 354,986 Preferred C-1 shares par value of NIS 0.01 each.

On July 21, 2021, the Purchaser provided a convertible loan in the amount of $2,000 to be drawn down at agreed upon schedule until November 2021. The convertible loan agreement was amended on October 6, 2021 such that the Purchaser increased the loan amount to $3,500 to be drawn by the Company at set dates until February 2022. The convertible loan bears an annual interest of 15% accrued monthly which together with the principal amount will be repaid at the closing of the merger transaction. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount off the price per share to be paid by the Purchaser to the shareholders of the Company.

F-80

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- CONVERTIBLE LOANS (Cont.)

The conversion features in the convertible loans are considered embedded derivatives which needs to be bifurcated from the host instrument in accordance with ASC 815 Derivative and Hedging: Embedded Derivatives (“ASC 815-15”), the Company has elected to account for the convertible bridge loans at fair value. ASC 815-15-25 provides that if an entity has a hybrid financial instrument that would require bifurcation of embedded derivatives under ASC 815, the entity may irrevocably elect to initially and subsequently measure a hybrid financial instrument in its entirety at fair value with changes in fair value recognized in earnings. The Company elected to measure each bridge loan in its entirety at fair value with changes in fair value recognized as non-operating income or loss at each balance sheet date in accordance with ASC 815-15-25. The Company determined the fair value of the bridge loans using an Option Pricing Model (“OPM”), therefore they are categorized as Level 3 in accordance with ASC 820.

The following is a roll forward of the fair values:

	Period ended
	September 30,	December 31,
	2021	2020
	(Unaudited)

Fair value at the beginning of the period	$18,431	$13,811
Fair value balance on issue date	3,000	150
Change in fair value reported in statement of operations	2,589	4,470

Fair value at the end of the period	$24,020	$18,431

F-81

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 3:- LOAN FROM SHAREHOLDERS

During 2019, the Company received a loan from one of its shareholders in the total amount of $3,250. The loan is bearing no interest and is payable in equal 60 monthly installments. The Company agreed to pledge all of its assets, including intellectual property in favor of the lender. In addition, the Company issued to the shareholder new shares of Preferred C-1 shares par value of NIS 0.01 each. The Company recorded the loan at inception based on the relative fair market value at $1,337. During April 2020, the Company amended the terms of the loan such that several installments were deferred and amortized over the remaining life of the loan. Pursuant to ASC 470-50, the Company reassessed the revised term of the loan and determined it is not substantially different from the original terms, therefor treated the amendment as a modification of the loan.

Maturities of the loan from shareholders as of September 30, 2021 were as follows:

Year ending September,

2022	$299
2023	433
2024	463

Total	$1,195

NOTE 4:- SHARE BASED PAYMENTS

1.	Under the Company’s Employees Stock Ownership (the “Plan”), options may be granted to directors, employees and consultants of the Company. Each option granted under the Plan is exercisable until the earlier of 10 years from the date of the grant of the option or the expiration date of the Plan. The options vest primarily over a period of four years. Any options, which are forfeited or not exercised before expiration, become available for future grants. Pursuant to the Plan, as of September 30, 2021 the Company reserved 209,875 Ordinary shares for issuance of which an aggregate of 97,929 Ordinary shares of the Company were still available for future grant, respectively. The Company did not grant any options during the nine months period ended September 30, 2021 and the year ended December 31, 2020.

F-82

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:- SHARE BASED PAYMENTS (Cont.)

2.	A summary of the Company’s options granted to employees and service providers activity and related information is as follows:

	Number of	Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic value
	options	$	Years	$
Outstanding at beginning of period	111,523	5.77	4.64	513
Granted	-	-	-	-
Forfeited/expired	8,390	11.28		1
Exercised	9,079	0.64		103

Outstanding at end of period	94,054	5.84	4.14	554

Exercisable options	85,016	5.14	4.03	532

The aggregate intrinsic value in the above table represents the total intrinsic value (the difference between the Company’s estimated closing stock price on September 30, 2021 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all the option holders exercised their options on September 30, 2021. This amount is impacted by the changes in the fair value of the Ordinary share.

As of September 30, 2021, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to the date was $5, which is expected to be recognized over a weighted average period of approximately 0.52 years.

F-83

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	As part of the Share Purchase Agreement from May 2017 it was agreed that in the event of “Qualified Event” as described in the SPA, the Company shall grant a one-time cash bonus of up to $5,000 to certain employees based on the recommendation of the CEO to the board of directors. The one-time cash bonus is subject to vesting period as stipulated in the agreement. The cash bonus amount will be determined based on Company’s value.

b.	Furthermore, in the event of an IPO or Deemed liquidation event, as defined in the Company’s Article of Association (“Qualified event”), the Company shall grant to the founders up to 55,852 warrants convertible into Preferred C-1 shares. The amount of warrants will be determined based on the Company’s value upon the Qualified event.

c.	In April 2020, the U.S. Subsidiary received a loan in the amount of $343 from the U.S. Small and Medium Business Agency (the “SBA”) under the paycheck protection program (“PPP”) which is a part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES act”). The loan is forgivable, subject to meeting the conditions set out in the program. At December 31, 2020 the loan was included within accrued expenses and other liabilities. The loan was forgiven by the SBA in 2021.

d.	During August 2020, the Company was approved for a grant in the amount of up to approximately $485 sponsored by the Israeli Government through the Israeli Innovation Authority (“IIA”) for the support of certain of the Company’s research and development projects. The Company accepted such grant according to which it will be obligated to pay royalties to the Government of Israel, at the rates of 3% on sales proceeds from products developed through the grants received from the IIA. The maximum amount of royalties payable to the Government is limited to 100% of the grants received, including interest at the Libor rate. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required. As of December 31, 2020, the Company received grants totaling to $246 which were recorded as a reduction of the Company’s research and development expenses.

e.	The Company has been carefully monitoring the COVID-19 pandemic and its impact on its business. In that regard, while the Company has continued to sell its products and grow its business it did experience certain disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6:- SELECTED STATEMENTS OF OPERATIONS DATA

Financial expenses, net:

	For the Nine Months Ended
	September 30,
	2021	2020

Bank charges	$8	$8
Change in fair value of convertible bridge loans reported in statement of operations	2,589	3,315
Interest related to shareholder’s loan	353	385
Interest paid in cash on convertible bridge loans	30	97
Foreign Currency adjustments, net	(63)	(78)
Other finance expenses	2	5

Total financial expenses, net	$2,919	$3,732

- - - - - - - - - - - - - - - - - - - - - - -

F-85

16,400,001 Shares

Common Stock

PROSPECTUS

January ___, 2022

Until ______, 2022, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,584.48
Legal fees and expenses	50,000.00
Total	$52,584.48

Item 14. Indemnification of Directors and Officers.

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us since our fiscal year end not registered under the Securities Act of 1933, (the “Securities Act”).

On April 11, 2021, the Company issued 272,332 shares of its common stock for the conversion and full satisfaction of the Company’s obligations of a $1,000,000 promissory note.

On April 11, 2021 and on April 13, 2021, the Company issued 18,750 and 5,000 shares of its common stock to two vendors as compensation for marketing and advisory services.

On May 26, 2021, the Company issued 1,636,843 shares of its common stock for the conversion and full satisfaction of the Company’s $6,220,0000 in notes payable to its related party lender.

On June 23, 2021, the Company issued 540,000 shares of its common stock in satisfaction of the first tranche related to the Company’s purchase of Foundation Sports Systems, LLC.

During the three months ended July 31, 2021, the Company issued 68,965 shares of its common stock to one vendor and two employees as compensation for marketing and other services rendered.

During the three months ended July 31, 2021, the Company granted an aggregate total of 90,937 shares of its common stock to six brand ambassadors as compensation for services.

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On August 6, 2021, the Company consummated an offering between the Company and certain accredited investors (“Purchasers”) whereby the Company sold to the Purchasers (i) 8% Senior Convertible Notes in an aggregate principal amount of $11,000,000 and (ii) warrants to purchase up to 7,333,334 shares of common stock of the Company (“Offering”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions. The shares sold in the Offering are the subject of this resale registration statement.

On August 6, 2021, the Note payable holder exercised its right to convert its 2,200,000 outstanding warrants into shares of common stock of the Company.

On August 6, 2021, the Company’s related party lender exercised its right to convert its 2,750,000 outstanding warrants and 6,921,299 common shares issuable into 9,671,299 shares of common stock of the Company.

On October 11, 2021, the Company issued 18,750 shares of its common stock to a vendor as compensation for marketing and other services rendered.

Item 16. Exhibits and Financial Statements.

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

3.1	Articles of Incorporation	S-1	11/07/2016	3.1
3.2	Bylaws	S-1	11/07/2016	3.2
4.1	Form of 8% Senior Convertible Note	8-K	08/10/2021	4.1
4.2	Form of Securities Purchase Agreement	8-K	08/10/2021	10.1
4.3	Form of Warrant	8-K	08/10/2021	10.2
4.4	Registration Rights Agreement	8-K	08/10/2021	10.4
5.1	Opinion of Lucosky Brookman, LLP				X
10.1	2020 Global Share Incentive Plan*	8-K	11/30/2020	10.2
10.2	Employment Agreement by and between the Company and Jason Seifert*				X
10.3	Form of Convertible Redeemable Note issued on November 20, 2019	10-Q	03/12/2020	10.1
10.4	Form of Convertible Redeemable Note issued on February 11, 2020	10-Q	03/12/2020	10.2
10.5	Midcity 12% Promissory Note dated March 16, 2020	8-K	04/01/2020	10.1
10.6	Midcity 12% Securities Purchase Agreement dated March 16, 2020	8-K	04/01/2020	10.2
10.7	Midcity 12% Warrant Agreement dated March 16, 2020	8-K	04/01/2020	10.3
10.8	Distribution Agreement with Globeride Inc. dated March 26, 2020	8-K	04/01/2020	10.4
10.9	Distribution Agreement with Planet Sport Sarl dated August 24, 2020	8-K	09/09/2020	10.1
10.10	Distribution Agreement with Sporting Goods Specialist Ltd dated August 25, 2020	8-K	09/09/2020	10.2
10.11	Distribution Agreement with Sports Warehouse Australia Pty Ltd dated September 2, 2020	8-K	09/09/2020	10.3
10.12	Service Agreement with Yonah Kalfa dated September 7, 2020*	8-K	09/09/2020	10.4
10.13	Distribution Agreement with Dunlop	8-K	09/29/2020	10.1
10.14	Dawson City Trademark Assignment Agreement dated November 10, 2020	8-K	11/30/2020	10.1
10.15	Service Agreement with Mike Ballardie dated November 1, 2020*	8-K	01/20/2021	10.1
10.16	Membership Interest Purchase Agreement dated June 21, 2021	8-K	06/23/2021	10.1
10.17	Charles Ruddy Service Agreement dated June 21, 2021*	8-K	06/23/2021	10.2
10.18	Jaana Gilbert Service Agreement dated June 21, 2021*	8-K	06/23/2021	10.3
10.19	George Kustas Consulting Agreement dated June 21, 2021*	8-K	06/23/2021	10.4
10.20	Omnibus Amendment Agreement dated December 31, 2021	8-K	01/05/2022	10.1
10.21	8% Senior Convertible Note dated December 31, 2021	8-K	01/05/2022	10.2
10.22	Loan Agreement dated January 14, 2022, by and between Yonah Kalfa and the Company	8-K	01/18/2022	10.1
10.23	Loan Agreement dated January 14, 2022, by and between Naftali Kalfa and the Company	8-K	01/18/2022	10.2
22.1	Subsidiary Guarantee	8-K	08/10/2021	10.3
23.1	Consent of Mac Accounting Group, LLP				X
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				X
23.3	Consent of Kost Forer Gabbay & Kasierer				X
24.1	Power of Attorney (included on the signature page to the registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Definition

*	Management contract or compensatory plan or arrangement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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	(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

	(1)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(2)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor Mill, State of Maryland on January 18, 2022.

SLINGER BAG INC.

By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jason Seifert
Jason Seifert
Chief Financial Officer (Principal Financial Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mike Ballardie, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Ballardie
Mike Ballardie	Principal Executive Officer and Director	January 18, 2022

/s/ Tom Dye
Tom Dye	Chief Operating Officer and Director	January 18, 2022

/s/ Jason Seifert
Jason Seifert	Chief Financial Officer	January 18, 2022
(Principal Financial Officer)

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